Exhibit 10.1

Execution Version

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

FRANKLIN MOUNTAIN ENERGY HOLDINGS, LP, FRANKLIN MOUNTAIN
ENERGY HOLDINGS 2, LP, AND FRANKLIN MOUNTAIN GP2, LLC,

AS SELLERS,

CIMAREX ENERGY CO.,

AS PURCHASER,

COTERRA ENERGY INC.,

AS PURCHASER PARENT,

AND

FRANKLIN MOUNTAIN ENERGY HOLDINGS, LP,

AS SELLER REPRESENTATIVE

DATED AS OF

November 12, 2024

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TABLE OF CONTENTS

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EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Mineral Interests
Exhibit A-4	Surface Rights and Rights of Way
Exhibit A-5	Gathering Systems
Exhibit B	Form of Assignment Agreement
Exhibit C	Form of Excluded Asset Assignment
Exhibit D	R&W Policy and Binder Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Form of Registration Rights Agreement

SCHEDULES:

Schedule A	Permitted Leakage
Schedule 3.1	Sellers Knowledge Individuals
Schedule 3.5	No Conflicts
Schedule 4.1	Company Group Knowledge Individuals
Schedule 4.3(a)	Company Group Interests
Schedule 4.4	No Conflicts
Schedule 4.5(a)	Company Financial Statements
Schedule 4.5(b)	No Liabilities
Schedule 4.5(d)	Indebtedness for Borrowed Money
Schedule 4.6	Brokers’ Fees
Schedule 4.7	Pending Litigation
Schedule 4.8	Taxes
Schedule 4.9	Compliance with Laws
Schedule 4.10	Material Permits
Schedule 4.12(a)	Material Contracts
Schedule 4.12(b)	Material Contract Matters
Schedule 4.13	Capital Commitments
Schedule 4.14	Imbalances
Schedule 4.16(a)	Consents
Schedule 4.16(b)	Preferential Purchase Rights
Schedule 4.17	Royalties and Working Interest Payments
Schedule 4.18	Wells
Schedule 4.20	Credit Support
Schedule 4.21	Intellectual Property Registrations
Schedule 4.22	Insurance
Schedule 4.23	Environmental Matters
Schedule 4.24(f)	Company Group Benefits
Schedule 4.24(g)	Available Employees
Schedule 4.25	Suspense Funds
Schedule 4.27	Bank Accounts; Powers of Attorney
Schedule 4.32	Leases
Schedule 4.33	Non-Consent Operations
Schedule 4.34	Payout Balances
Schedule 4.35	Drilling Obligations
Schedule 4.38	No Transfers

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Schedule 4.39	No Affiliate Ownership
Schedule 4.40	Prepayments for Production
Schedule 4.41	No Other Business or Assets
Schedule 4.42	Affiliate Transactions
Schedule 5.1	Purchaser Knowledge Individuals
Schedule 5.5(b)	Purchaser Interests
Schedule 6.1(a)	Environmental Consultants
Schedule 6.4	Operation of Business
Schedule 6.6	Conduct of Purchaser Parent
Schedule 6.10	Seismic Licenses
Schedule 6.14	Support Obligations
Schedule 6.17	Specified Matters
Schedule 6.18	Related Party Agreements
Schedule 12.4	Allocated Values
Schedule EA	Excluded Assets
Schedule TD	Title Defects
Schedule PE	Permitted Encumbrances
Schedule WC	Example Effective Time Working Capital Calculation

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is dated as of November 12, 2024 (the “Execution Date”), by and among Franklin Mountain Energy Holdings, LP, a Delaware limited partnership (“FMEH”), Franklin Mountain Energy Holdings 2, LP, a Delaware limited partnership (“FMEH2”), and Franklin Mountain GP2, LLC, a Texas limited liability company (“FMGP2”, and together with FMEH and FMEH2, “Sellers” and each individually, a “Seller”), Coterra Energy Inc., a Delaware corporation (“Purchaser Parent”), Cimarex Energy Co., a Delaware corporation (“Purchaser”), and, solely in its capacity as Seller Representative hereunder, FMEH. Sellers and Purchaser are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, FMEH owns (a) 100% of the issued and outstanding Interests of Franklin Mountain Energy, LLC, a Delaware limited liability company (“FME”), and (b) 100% of the issued and outstanding Interests of Franklin Mountain Energy 2, LLC, a Delaware limited liability company (“FME2”);

WHEREAS, FMEH2 owns 100% of the issued and outstanding Interests of Franklin Mountain Energy 3, LLC, a Delaware limited liability company (“FME3”);

WHEREAS, the issued and outstanding Interests of Franklin Mountain Royalty Investments, LLC, a Delaware limited liability company (“FMRI”), are owned (a) 99% by FMEH and (b) 1% by FMGP2;

WHEREAS, the issued and outstanding Interests of Franklin Mountain Royalty Investments 3, LLC, a Delaware limited liability company (“FMRI3”), are owned (a) 99.9% by FMEH2 and (b) 0.1% by FMGP2 (FME, FME2, FME3, FMRI and FMRI3 are referred to herein individually as a “Company” and all of the issued and outstanding Interests of each Company, collectively, are referred to herein as the “Subject Interests”); and

WHEREAS, the Parties desire that, at the Closing, Sellers shall sell and transfer to Purchaser, and Purchaser shall purchase from Sellers, the Subject Interests, upon the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

Article I
Definitions and Interpretation

Section 1.1            Defined Terms. In addition to the terms defined in the Preamble and the Recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A. A defined term has its defined meaning throughout this Agreement regardless of whether it appears before or after the place where it is defined, and its other grammatical forms have corresponding meanings.

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Section 1.2            References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses, and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses, and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. All references to “$” shall be deemed references to U.S. Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date, and, as applicable, as consistently applied in the oil and gas industry. Unless the context requires otherwise, the word “or” is not exclusive. As used herein, the word (a) “day” means calendar day; (b) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (c) “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause, or other subdivision unless expressly so limited; (d) “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection, and clause hereof in which such words occur; and (e) “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices, Exhibits, and Schedules referred to herein are attached to this Agreement and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall also be deemed to refer to such Laws as in effect as of the Execution Date or as hereafter amended. Examples are not to be construed to limit, expressly or by implication, the matter they illustrate. References to a specific time shall refer to prevailing Houston, Texas time, unless otherwise indicated. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day. Except as otherwise specifically provided in this Agreement, any agreement, instrument, or writing defined or referred to herein means such agreement, instrument, or writing, as from time to time amended, supplemented, or modified prior to the Execution Date. The use of the phrase “ordinary course of business” or other derivations thereof shall mean “ordinary course of business in substantially the same manner as conducted in the one (1) year period prior to the Execution Date”. Any reference in this Agreement to “made available” to (x) Purchaser or its Representatives means a document or other item of information that was provided or made available to Purchaser or its Representatives in the VDR at least one (1) Business Day prior to the Execution Date or (y) Sellers or their Representatives means a document or other item of information that is available on EDGAR as part of the SEC Documents at least one (1) Business Day prior to the Execution Date.

Article II
Purchase and Sale

Section 2.1            Purchase and Sale. At the Closing, upon the terms and subject to the conditions of this Agreement, Sellers shall sell, transfer, and convey to Purchaser, and Purchaser shall purchase and accept from Sellers, the Subject Interests, free and clear of any Encumbrances other than restrictions on transfers (i) arising under state or federal securities Laws, (ii) arising pursuant to the Organizational Documents of the Companies as in effect as of the Execution Date or (iii) imposed by Purchaser or any of its Affiliates (other than the Companies).

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Section 2.2            Purchase Price. The total consideration to be paid by Purchaser for the Subject Interests (the “Purchase Price”) shall consist of (a) $1,500,000,000 in cash (the “Cash Consideration”); and (b) 40,894,925 shares of Purchaser Parent Common Stock (the “Stock Consideration”). The Purchase Price shall be adjusted in accordance with Section 2.4. The Parties acknowledge that the payment of the Purchase Price is an integral part of the consideration to be received by Sellers under this Agreement.

Section 2.3            Deposit. No later than one (1) Business Day following the execution of this Agreement, Purchaser shall deposit $125,000,000 in cash by wire transfer of immediately available funds (such deposited amount, together with any interest and earnings thereon, the “Deposit”) with the Escrow Agent into an escrow account (the “Deposit Escrow Account”) established pursuant to the terms and conditions of the Escrow Agreement and to be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement and this Agreement. If the Closing occurs, then on the Closing Date, the Deposit shall be applied as a credit toward the Adjusted Purchase Price at Closing in accordance with Section 2.6 or utilized to fund the Defect Escrow Account or the Adjustment Deposit. If this Agreement is terminated in accordance with Section 9.1, then the Deposit shall be disbursed as provided in Section 9.2.

Section 2.4             Adjustments to Purchase Price.

(a)           All adjustments to the Purchase Price shall be made (i) in accordance with the terms of this Agreement and, to the extent not inconsistent with this Agreement and otherwise applicable, in accordance with GAAP and COPAS (provided, however, in the event of any conflict between GAAP and COPAS, GAAP shall control), as consistently applied by the Company Group prior to Closing in a manner consistent with Schedule WC (the “Accounting Principles”) and (ii) without duplication. For the avoidance of doubt, no item that is included in or taken into account in the determination of the calculation of Effective Time Working Capital or Effective Time Indebtedness shall be subject to any other adjustment to the Purchase Price. When available, actual figures will be used for the adjustments to the Purchase Price at Closing. To the extent actual figures are unavailable at Closing, Sellers’ good faith estimates will be used at Closing subject to final adjustments in accordance with the terms hereof. The Purchase Price shall be increased or decreased, without duplication, as follows (the aggregate value of such adjustments, the “Adjustment Amount”, and the Purchase Price as so adjusted, the “Adjusted Purchase Price”):

(i)            increased or decreased, as applicable, by the Agreed Adjustment;

(ii)           increased or decreased, as applicable, after Closing based on the result of any Defect Dispute under Section 12.10, if applicable;

(iii)           increased, by an amount equal to the aggregate amount, if any, of all Cash and Cash Equivalent capital contributions made after the Effective Time by Sellers to any Company;

(iv)          decreased by the aggregate amount of any Leakage;

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(v)           decreased by the absolute value of any Working Capital Shortfall;

(vi)           increased by the absolute value of any Working Capital Surplus;

(vii)          increased by the aggregate amount of any Effective Time Cash;

(viii)         decreased by the aggregate amount of any Effective Time Indebtedness;

(ix)           increased by the aggregate amount of Indebtedness to the extent incurred after the Effective Time and prior to the Closing;

(x)            if applicable, increased or decreased with respect to Excluded Assets as follows:

(A)           increased, by an amount equal to the aggregate amount of Cash and Cash Equivalents actually received by the Company Group to the extent attributable to or earned from any Excluded Assets during any period from and after the Effective Time;

(B)           decreased, by the amount of all Property Costs (other than Taxes) paid by the Company Group, including all prepaid costs and expenses that are incurred or paid by the Company Group from and after the Effective Time in connection with the ownership or operation of the Excluded Assets;

(xi)           increased or decreased with respect to certain Taxes as follows:

(A)           increased, by (1) the amount of all Post-Effective Time Company Taxes that are paid or otherwise economically borne by Sellers, their Affiliates (other than the Company Group) or Sellers’ direct or indirect owners, and (2) the amount of all Post-Effective Time Company Taxes that are paid or otherwise economically borne by the Company Group prior to the Effective Time;

(B)           decreased, by (1) the amount of all Pre-Effective Time Company Taxes that are paid or otherwise economically borne by Purchaser, any Affiliate of Purchaser (other than the Company Group), or Purchaser’s direct or indirect owners and (2) the amount of all Pre-Effective Time Company Taxes that are (i) paid or otherwise economically borne by the Company Group after the Effective Time but prior to the Closing Date or (ii) unpaid as of the Closing Date;

(xii)          decreased, by the amount of Company Transaction Expenses (A) paid by any Company after the Effective Time and prior to the Closing or (B) that remain outstanding and the obligation of any Company as of the Closing (to the extent not (x) paid in full at Closing from proceeds that would have otherwise been part of the Closing Payment in the absence of making such payments or (y) otherwise satisfied in full by Sellers or their Affiliates (other than the Company Group));

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(xiii)         increased, by an amount equal to $1,300,000 per month (prorated for any partial months) for each month between the Effective Time and the Closing Date; and

(xiv)         increased or decreased, by any other amount agreed upon in writing prior to Closing by Sellers and Purchaser.

(b)           Notwithstanding anything herein to the contrary, in determining any Working Capital Surplus or Working Capital Shortfall, the following shall apply with respect to the definitions of Working Capital Assets and Working Capital Liabilities, as applicable:

(i)            The following shall be deemed to be Working Capital Assets (without duplication and without limitation of other items that qualify as Working Capital Assets):

(A)           the amount of all pre-paid or deposited Property Costs (other than Taxes) paid by or on behalf of the Company Group prior to the Effective Time that are attributable to the ownership of the Assets after the Effective Time and have not been reimbursed or repaid to the Company Group prior to the Effective Time, including (1) bond and insurance premiums and deductibles paid or borne by or on behalf of the Company Group with respect to any period after the Effective Time (prorated as applicable), (2) Burdens, (3) cash calls to Third Party operators, (4) bonus, lease extensions, rentals and other lease maintenance payments not due or payable until after the Effective Time, and (5) annual registration fees or well registration fees attributable to any period after the Effective Time (prorated as applicable);

(B)           the Company Group’s entitlement to any merchantable Hydrocarbons in tanks or storage facilities produced from or credited to the Assets (excluding tank bottoms and linefill) associated with the Assets at the Effective Time based upon the quantities in tanks or storage facilities that are upstream of the pipeline connection or sales meter, as applicable, as of the Effective Time multiplied by the applicable Settlement Price, in each case, net of any Specified Hydrocarbon Deductions;

(C)           unpaid proceeds, receivables and amounts earned as of the Effective Time from the sale of Hydrocarbons produced from or attributable to the Oil and Gas Properties, in each case, net of any Specified Hydrocarbon Deductions, together with any other unpaid amounts receivables earned by or owed to the Company Group, in each case, during any period before the Effective Time to the extent reasonably likely to be received by the Company Group within the ninety (90) day period after the Closing Date;

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(D)           if any Company is the operator under an operating agreement or forced pooling order covering any of the Assets or assets then owned by the Company Group, an amount equal to the Property Costs and other costs and expenses paid before the Effective Time by the Company Group, Sellers or any of their respective Affiliates on behalf of the other joint interest owners without reimbursement prior to the Effective Time (including through netting of revenues paid to such joint interest owners) that are permitted to be charged to such joint interest owners under the applicable joint operating agreement, production sharing agreement, or similar Contract;

(E)           other income earned by the Company Group with respect to the Assets as of the Effective Time, including any interest earned on Cash and Cash Equivalents; and

(F)           with respect to any Imbalances where the Company Group is underproduced as to Hydrocarbons or has overdelivered Hydrocarbons, an amount equal to the aggregate amount owed by Third Parties to the Company Group for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such Contract, on the basis of the applicable Settlement Price.

(ii)           The following shall be deemed to be Working Capital Liabilities (without duplication and without limitation of other items that qualify as Working Capital Liabilities):

(A)           the amount of all Property Costs payable by the Company Group that are unpaid as of the Effective Time with respect to operations on the Assets that are attributable to periods prior to the Effective Time; and

(B)           with respect to any Imbalances where the Company Group is overproduced as to Hydrocarbons or has underdelivered Hydrocarbons, an amount equal to the aggregate amount owed by the Company Group to Third Parties for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such Contract, on the basis of the applicable Settlement Price.

(c)           All adjustments and payments made pursuant to this Section 2.4 shall be without duplication of any other amounts paid or received under this Agreement.

(d)           Notwithstanding anything to the contrary herein: (i) for purposes of any Adjustment Amount included in the Preliminary Settlement Statement, all adjustments shall be made (A) forty percent (40%) to the Stock Consideration based on a price of $24.45 per share and (B) sixty percent (60%) the Cash Consideration, the intent of the Parties to apply such adjustments to the Stock Consideration and the Cash Consideration pro rata; and (ii) for purposes of any Adjustment Amount included in the Final Settlement Statement, any positive or negative adjustment will be paid or settled by the Parties in cash. Once all adjustments have been made to the Stock Consideration, if the calculated number thereof includes a fractional share, such number shall be rounded up to the next whole share. The Stock Consideration, as adjusted pursuant to this Section 2.4, is referred to as the “Adjusted Stock Consideration” and the Cash Consideration, as adjusted pursuant to this Section 2.4, is referred to as the “Adjusted Cash Consideration”.

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(e)           Notwithstanding anything to the contrary herein and without limiting any other provisions of this Agreement, if, at any time on or after the Execution Date and prior to the Closing, Purchaser Parent makes (i) any dividend or distribution of Purchaser Parent Common Stock (in each case, that is declared by Purchaser Parent following the Execution Date), (ii) subdivision or split of any Purchaser Parent Common Stock, (iii) combination or reclassification of Purchaser Parent Common Stock into a smaller number of shares of Purchaser Parent Common Stock or (iv) issuance of any securities by reclassification of Purchaser Parent Common Stock, then the Reference Price and the number of shares of Purchaser Parent Common Stock to be issued to Sellers pursuant to this Agreement shall be equitably and proportionately adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action; provided, that this Section 2.4(e) shall in no event be construed to permit Purchaser Parent or its Affiliates to take any action with respect to the Purchaser Parent Common Stock that is prohibited by the terms of this Agreement. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification. Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Purchaser Parent Common Stock shall be issued as part of the Stock Consideration, no dividend or distribution with respect to the Purchaser Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Purchaser Parent. In lieu of the issuance of any such fractional share, at Closing, the Adjusted Stock Consideration shall be rounded up to the nearest whole share of Purchaser Parent Common Stock in accordance with Section 2.4(d).

(f)           For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), (1) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they are produced into the tank batteries related to each Well and (2) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. The Parties shall use reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings, gauging or strapping data are not available.

(g)           Surface use or damage fees and other Property Costs that are paid periodically (including deficiency or shortfall payments pertaining to minimum volume commitments or similar requirements that accrue on a periodic basis (e.g., quarterly or annually)) shall be allocated based on the date upon which the applicable portion of the damage fees or other Property Costs are accrued.

(h)           In determining the amount of the Working Capital Assets, oil country tubular goods, spare parts, backup tangible inventory and other inventory that are booked under GAAP as property, plant and equipment, materials and supplies, other assets and current assets associated with discontinued operations shall be valued, in each case, based on the applicable fair market value of such assets and property as of the Effective Time.

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(i)            For purposes of this Section 2.4, “earned” and “incurred,” shall be interpreted in accordance with accounting recognition guidance under the Accounting Principles.

Section 2.5            Tax Treatment. For U.S. federal and applicable state or local Income Tax purposes, the Parties intend (a) the acquisition of each of FME, FME2 and FME3 to be treated as a purchase by Purchaser of the assets of FME, FME2 and FME3 (and any other Company that is disregarded as an entity separate from FME, FME2 or FME3), and (b) the acquisition of each of FMRI and FMRI3 to be treated in a manner consistent with Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 2), such that (i) Purchaser is treated as acquiring the assets of each of FMRI and FMRI3 (and any other Company that is disregarded as an entity separate from FMRI or FMRI3) and (ii) Sellers (or their respective regarded owners for U.S. federal Income Tax purposes) are treated as selling interests in a partnership (such treatment, the “Agreed Tax Treatment”). Purchaser and Sellers shall, and shall cause their respective Affiliates to, report consistently with the foregoing for all Income Tax purposes unless otherwise required by a “determination” as defined in Section 1313(a) of the Code (or any corresponding or similar provision of applicable state or local Tax Law).

Section 2.6            Preliminary Settlement Statement; Closing Payment. Not later than five (5) Business Days prior to the Target Closing Date, Sellers shall prepare and deliver to Purchaser, based upon the books and records of the Company Group, a preliminary settlement statement (the “Preliminary Settlement Statement”) setting forth in reasonable detail Sellers’ good faith estimate of the Adjusted Purchase Price (except with respect to those adjustments described in Section 2.4(a)(ii), which shall be excluded from such estimate), the Adjusted Stock Consideration, Adjusted Cash Consideration and the Closing Payment (as defined below), in each case, prepared in accordance with the Accounting Principles and reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement, the calculation of the adjustments used to determine such amount, and reasonable backup data and information supporting such calculations, together with a list of the names, amounts and wire instructions for Sellers and the payees with respect to Company Transaction Expenses at Closing as required by Section 8.3 (it being understood, for the avoidance of doubt, that Purchaser shall be entitled to rely on such list of names, amounts and wire instructions for such Sellers and such payees without any obligation or liability to the Company Group or Sellers with respect to actions taken in reliance on such information). Following delivery of the Preliminary Settlement Statement, Purchaser and its advisors shall have reasonable access, during normal business hours, to the books and records and personnel of the Company Group to the extent that they relate to the Preliminary Settlement Statement; provided, that such access shall be in a manner that does not interfere with the normal business operations of the Company Group. As promptly as practicable, but not later than three (3) Business Days after receipt of the Preliminary Settlement Statement, Purchaser may deliver to Sellers a written report containing all changes that Purchaser proposes in good faith to be made to the Preliminary Settlement Statement together with the explanation therefor and, to the extent in Purchaser’s possession or control, reasonably supporting documents thereof, and Sellers shall consider all such changes in good faith. The Parties shall attempt in good faith to agree upon the Preliminary Settlement Statement, and the Preliminary Settlement Statement, as agreed upon in writing by Sellers and Purchaser, will be used to adjust the Purchase Price and the corresponding Adjusted Stock Consideration and Adjusted Cash Consideration payable to Sellers (or their designees) at Closing; provided, however, in the event of a disagreement between the Parties, Company’s good faith estimate set forth in the Preliminary Settlement Statement shall control for purposes of determining the Closing Payment.

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Section 2.7            Post-Closing Purchase Price Adjustments; Dispute Resolution.

(a)           As soon as reasonably practicable after the Closing but no earlier than ninety (90) days after the Closing Date and no later than one hundred twenty (120) days after the Closing Date, Purchaser shall prepare and deliver to Seller Representative, based upon the books and records of the Company Group, a draft statement (the “Final Settlement Statement”) setting forth in reasonable detail Purchaser’s good faith calculation of the Adjusted Purchase Price prepared in accordance with the Accounting Principles and showing the calculation of each adjustment to the Purchase Price under Section 2.4 based on the most recent actual figures for each adjustment. Immediately following delivery of the Final Settlement Statement, Seller Representative and its advisors shall have reasonable access to the books and records and personnel of the Company Group and Purchaser to the extent that they relate to the Final Settlement Statement; provided, that such access shall be in a manner that does not interfere with the normal business operations of the Purchaser.

(b)           Seller Representative shall have thirty (30) days after the receipt of the Final Settlement Statement (the “Review Period”) within which to review Purchaser’s calculation of the Adjusted Purchase Price. If Seller Representative disputes any component of the proposed Adjusted Purchase Price set forth in the Final Settlement Statement delivered under Section 2.7(a) (the “Final Purchase Price”), Seller Representative shall notify Purchaser in writing of its objection to the Final Purchase Price prior to the expiration of the Review Period, together with a description of the basis for and dollar amount of such disputed components, together with reasonable documentation, to the extent in the possession or control of Sellers supporting such disputed components (a “Dispute Notice”). Any Dispute Notice may reference disagreements based on (i) mathematical errors or (ii) amounts of the Adjusted Purchase Price as reflected on the Final Settlement Statement not being calculated in accordance with this Agreement. The Final Purchase Price shall become final, conclusive and binding on the Parties, and be considered the Final Purchase Price for all purposes of this Agreement, unless Seller Representative delivers to Purchaser a Dispute Notice prior to the expiration of the Review Period. If Seller Representative timely delivers a Dispute Notice, (i) any amounts in the Final Purchase Price not objected to by Seller Representative in the Dispute Notice shall be final, conclusive and binding on the Parties and enforceable against the Parties in any court of competent jurisdiction, without right of appeal, and (ii) Seller Representative and Purchaser shall, within fifteen (15) days following Purchaser’s receipt of such Dispute Notice (the “Resolution Period”), use commercially reasonable efforts to attempt to mutually resolve in writing their differences with respect to any remaining items set forth in the Dispute Notice and any such mutual resolution (as evidenced in writing) shall be final, conclusive and binding on the Parties and enforceable against the Parties in any court of competent jurisdiction, without right of appeal. All such discussions during such 15-day period (unless otherwise agreed by the Parties) shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule.

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(c)           If, at the conclusion of the Resolution Period, any items set forth in the Dispute Notice remain in dispute (the “Remaining Disputes”), then each of Purchaser and Seller Representative shall submit all such Remaining Disputes to Deloitte & Touche LLP (or such other nationally recognized accounting firm the Parties may mutually select), for resolution; provided, however, if such Person has not confirmed that it will arbitrate such disputes and the Parties do not agree on another accounting firm within ten (10) days following the request from the Parties for the Accounting Referee to arbitrate such disputes, the Houston, Texas office of the American Arbitration Association shall select a nationally-recognized accounting firm not materially affiliated with Sellers or Purchaser to arbitrate such disputes. The appointed accounting firm shall be the “Accounting Referee”, and within ten (10) Business Days after appointment of the Accounting Referee, the Parties shall deliver to the Accounting Referee their written position with respect to such Remaining Disputes. The Accounting Referee, once appointed, shall have no ex parte communications with the Parties concerning the expert determination or the items of adjustment which are in dispute. The Accounting Referee shall act as an expert and not as an arbitrator, shall determine the Remaining Disputes based on the materials submitted to the Accounting Referee as described above and based on the terms of this Agreement, and shall only choose either Seller Representative’s position or Purchaser’s position (and no other amount) with respect to each matter addressed in a Dispute Notice. The Accounting Referee may not award damages, interest or penalties to any Party with respect to any matter. The Parties shall request that the Accounting Referee make a decision with respect to all Remaining Disputes within forty-five (45) days after the submission of the Remaining Disputes to the Accounting Referee, as provided above, and in any event as promptly as practicable. The final determination with respect to all Remaining Disputes, including the Final Purchase Price calculated after giving effect to such final determination, shall be set forth in a written statement by the Accounting Referee delivered simultaneously to Sellers and Purchaser and shall, absent manifest error, be final, conclusive and binding on the Parties and enforceable against the Parties in any court of competent jurisdiction, without right of appeal. Purchaser and Seller Representative shall promptly execute any reasonable engagement letter requested by the Accounting Referee and shall each reasonably cooperate with the Accounting Referee, including, by providing the information, data and work papers used by each Party to prepare or calculate the Final Purchase Price, making its personnel and accountants reasonably available to explain any such information, data or work papers (subject to the execution and delivery of customary work paper access letters if requested), so as to enable the Accounting Referee to make such determination as quickly and as accurately as practicable. Each of Seller Representative (on behalf of Sellers) and Purchaser shall be responsible for fifty percent (50%) of any fees or expenses owed to the Accounting Referee.

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(d)           Within five (5) Business Days after the earlier of (x) the expiration of the Review Period without delivery of a Dispute Notice by Seller Representative or (y) if Seller Representative delivers a Dispute Notice, the date on which the Parties or the Accounting Referee finally determine in writing the Final Purchase Price (but excluding any adjustments with respect to Defect Disputes, which will be resolved exclusively pursuant to Section 12.10, if applicable):

(i)            if the Final Purchase Price, as finally determined pursuant to this Section 2.7, equals or exceeds the Adjusted Purchase Price determined at Closing and specified in the agreed Preliminary Settlement Statement (in each case, excluding any adjustments with respect to Defect Disputes), then (A) Purchaser shall pay to the Persons as directed in writing by Seller Representative by wire transfer of immediately available funds to an account(s) designated by Seller Representative in writing an amount in cash equal to such excess, if any, and (B) Seller Representative and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the entirety of the Adjustment Deposit to the Person(s) and to the accounts designated by Seller Representative; provided, however, that, notwithstanding anything herein to the contrary, Purchaser shall have no liability for any amounts due to Seller Representative (on behalf of Sellers) pursuant to this Section 2.7(d) in excess of an amount equal to the Adjustment Deposit; or

(ii)           if the Final Purchase Price, as finally determined pursuant to this Section 2.7, is less than the Adjusted Purchase Price determined at Closing and specified in the agreed Preliminary Settlement Statement (in each case, excluding any adjustments with respect to Defect Disputes), then promptly (and in any event within five (5) Business Days following the final determination of the Final Purchase Price), Seller Representative and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse from the Adjustment Deposit (A) to Purchaser an amount in cash equal to the amount of such excess and (B) to the Person(s) and to the accounts designated by Seller Representative, the remainder of the Adjustment Deposit (including any interest accrued thereon), if any, after such payment to the Purchaser. Notwithstanding anything herein to the contrary, any amounts payable to Purchaser pursuant to this Section 2.7(d) shall be satisfied exclusively out of the Adjustment Deposit.

(e)           All payments made or to be made in accordance with this Section 2.7 to Seller Representative (on behalf of Sellers) or Purchaser shall be by electronic transfer of immediately available funds to a bank account specified in writing by such Party to the other Party.

(f)           The Parties acknowledge and agree that the foregoing provisions of this Section 2.7 shall not apply to any Defect Disputes or amounts that are funded into the Defect Escrow Amount at Closing, which matters shall be exclusively resolved pursuant to Section 12.10.

Section 2.8            Distribution Cooperation. In connection with Closing, if Sellers effectuate or seek to effectuate a distribution of all or part of the Stock Consideration to their respective direct or indirect members, partners, incentive interest holders or other equityholders (collectively, “Equityholders”), Purchaser Parent will use its commercially reasonable efforts to assist Sellers (or the Seller Representative) and such Equityholders to facilitate such distribution in the manner and to the Persons requested by Sellers (or the Seller Representative) which for avoidance of doubt may include one or more distributions to be effected substantially concurrently with Closing or as soon as feasible thereafter (but in any event no later than the Closing Date), including using commercially reasonable efforts to deliver instruction letters, legal opinions and other documentation by Purchaser Parent or its counsel to the Transfer Agent or otherwise as may be required or requested to effect such distribution of the Stock Consideration; provided, that, each of Purchaser Parent, legal counsel and the Transfer Agent has received all information and documentation (including certifications of accredited investor status) from Sellers (or the Seller Representative) and the applicable Equityholders that is reasonably necessary or requested to effectuate such distribution a reasonable period of time prior to such distribution.

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Section 2.9            Closing Distribution. At or immediately prior to Closing, Sellers may cause all, or any portion, of the Cash and Cash Equivalents in the Bank Accounts (as of the Business Day immediately prior to the Closing Date), less any amounts required to account for outstanding checks, drafts and wires issued by the Company Group, including overdrafts, net of all checks on hand, drafts and wires received or deposited but not yet credited to the accounts of the Company Group (including deposits in transit) to be transferred or otherwise distributed to account(s) of Sellers or their designee, which transfer or other distribution shall, for the avoidance of doubt, (a) constitute Leakage and (b) not violate any provision of Section 6.4.

Section 2.10          Adjustment Deposit. If the Closing occurs, the Parties shall direct the Escrow Agent to retain a portion of the Deposit in escrow equal to $18,750,000 (such amount, together with any interest and earnings thereon, the “Adjustment Deposit”), as support of Sellers’ obligations under Section 2.7(d). The Adjustment Deposit shall be released as and when provided in Section 2.7(d).

Section 2.11          Withholding. Notwithstanding anything to the contrary stated elsewhere in this Agreement, Purchaser and any other applicable withholding agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment pursuant to applicable Tax Law; provided, however, that except with respect to any deduction or withholding required as a result of any Seller’s failure to comply with Section 8.2(c), Purchaser shall provide at least five (5) Business Days’ written notice to Seller Representative if Purchaser intends to deduct or withhold any amounts under this Section 2.11, and the Parties shall use commercially reasonable efforts to minimize, to the extent permissible under applicable Law, the amount of any such deduction or withholding. To the extent such amounts are so withheld and paid over to or deposited with the relevant Governmental Authority in accordance with applicable Law, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III
Representations and Warranties of Sellers

Subject to the provisions of this Article III, the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, Sellers represent and warrant to Purchaser as of the Execution Date and at Closing (except in instances when a representation is made as of a specific date, and then such representation shall be made as of such date only) the following matters set out in this Article III:

Section 3.1            Generally. Any representation or warranty qualified by the “knowledge of Sellers” or “to Sellers’ knowledge” or with any similar knowledge qualification is limited to matters within the Knowledge of the individuals designated on Schedule 3.1 for Sellers.

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Section 3.2            Title. Sellers are the direct owner, holder of record and beneficial owner of the Subject Interests free and clear of all Encumbrances, restrictions on transfer or other encumbrances other than those Encumbrances, restrictions or other encumbrances arising pursuant to or described in this Agreement, the Organizational Documents of the Companies as in effect as of the Execution Date or applicable securities Laws. Without limiting the generality of the foregoing, the Subject Interests owned by Sellers are not subject to any voting trust, member agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Subject Interests, other than the Organizational Documents of the Companies in effect as of the Execution Date. At the Closing, the delivery by Sellers to Purchaser of the Assignment Agreement will vest Purchaser with good and valid title to all of the Subject Interests held by Sellers free and clear of all Encumbrances, other than restrictions on transfer that may be imposed by the Organizational Documents of the Companies as in effect as of the Execution Date or applicable securities Laws and Encumbrances arising by, through or under Purchaser or its Affiliates (other than the Companies) from and after Closing.

Section 3.3            Existence and Qualification; Organizational Power.

(a)           Sellers are duly organized, validly existing and in good standing under the Laws of the State of Delaware or Texas, as applicable. Sellers are duly qualified to do business as a foreign entity and are in good standing (to the extent applicable) under the Laws of each state or other jurisdiction where the actions to be performed by Sellers hereunder makes such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation by Sellers of the transactions contemplated by this Agreement or any other Transaction Documents or materially impair the ability of the Company Group, taken as a whole, to operate their respective businesses in the ordinary course of business.

(b)           Sellers have all requisite limited partnership power or limited liability company power, as applicable, to enter into and perform this Agreement and each Transaction Document to which they are or will be a party and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.4            Authorization and Enforceability. The execution, delivery, and performance of this Agreement, all documents required to be executed and delivered by Sellers at Closing and all other Transaction Documents to which Sellers are or will be a party, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited partnership action or limited liability company action, as applicable, on the part of Sellers. This Agreement has been duly executed and delivered by Sellers (and all documents required hereunder to be executed and delivered by Sellers at Closing and all other Transaction Documents will be duly executed and delivered by Sellers) and this Agreement constitutes, and at the Closing such documents will constitute, the legal, valid and binding obligations of Sellers, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

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Section 3.5            No Conflicts. Except as set forth in Schedule 3.5, subject to compliance with the HSR Act, the execution, delivery, and performance of this Agreement and the other Transaction Documents by Sellers, and the transactions contemplated hereby and thereby, will not (a) violate any provision of the Organizational Documents of Sellers; (b) conflict with, result in a material default or breach (with or without due notice or lapse of time or both) under, or the creation of any Encumbrance or give rise to any right of termination, cancellation, modification or acceleration of any obligation, right of payment, or the loss of any benefit under, or require any consent of any Person pursuant to, any Material Contract, note, bond, mortgage, indenture, or other financing instrument to which Sellers are a party or to which any of their assets are subject; or (c) violate any Laws in any material respect applicable to Sellers or their assets.

Section 3.6            Litigation. As of the Execution Date, there are no material Proceedings against Sellers or its Affiliates, including any of the Companies, pending before any Governmental Authority, or, to Sellers’ knowledge, threatened in writing that (a) questions the validity or enforceability of any Seller’s obligations under this Agreement or the ability of Sellers to consummate the transactions contemplated by this Agreement or the other Transaction Documents or (b) seeks to or would materially impair, hinder, or delay Sellers’ ability to perform their obligations under this Agreement or any Transaction Document.

Section 3.7            Liability for Brokers’ Fees. None of Purchaser or its Affiliates (including after the Closing, any Company) shall, directly or indirectly, have any responsibility, liability or expense, as a result of undertakings or agreements of Sellers or their respective Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 3.8            Consents. Except in connection with the HSR Act, no consent, approval, order, waiver or authorization of, or declaration, filing, or registration with, any Governmental Authority or other Third Party is required to be obtained or made by Sellers in connection with the execution, delivery or performance by Sellers of this Agreement or the other Transaction Documents to which it is, or will be, a party or the consummation by Sellers of the transactions contemplated hereby and thereby.

Section 3.9            Bankruptcy. There are no bankruptcy, insolvency, reorganization, receivership or similar Proceedings pending against, being contemplated by or, to Sellers’ knowledge, threatened against any Seller.

Section 3.10          Investment Intent. Each Seller is an “accredited investor,” as such term is defined in Regulation D of the Securities Act and will acquire the Stock Consideration for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state blue sky Laws or any other applicable securities Laws. Each Seller understands that any book-entry notations representing the Stock Consideration shall indicate in customary fashion that such shares are subject to a legend in substantially the following form: “These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or in a private transaction pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

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Section 3.11            Certain Disclaimers. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS Article III OR Article IV, OR IN THE CERTIFICATE TO BE DELIVERED BY SELLERS PURSUANT TO SECTION 8.2(D), (A) SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED WITH RESPECT TO SELLERS AND (B) SELLERS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY SELLERS). NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS Section 3.11 IS INTENDED TO OR SHALL BE DEEMED TO HAVE THE EFFECT OF ELIMINATING, LIMITING OR RESTRICTING IN ANY WAY ANY PERSON’S RIGHTS OR REMEDIES IN THE EVENT OF FRAUD.

Article IV
Representations and Warranties of Sellers Regarding the Company Group

Subject to the provisions of this Article IV, the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, Sellers represent and warrant to Purchaser as of the Execution Date and at Closing (except in instances when a representation is made as of a specific date, and then such representation shall be made as of such date only), the matters set out in this Article IV:

Section 4.1            Generally. Any representation or warranty qualified by the “knowledge of the Company Group” or “to the Company Group’s knowledge” or with any similar knowledge qualification is limited to matters within the Knowledge of the individuals listed in Schedule 4.1, with respect to the applicable Company.

Section 4.2            Existence and Qualification; Organizational Power.

(a)           Each Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state in which it is organized and is duly qualified to do business in all jurisdictions in which its ownership of property or conduct of business requires such Company to be qualified except where the failure to be so qualified or in good standing, individually or in the aggregate, has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group.

(b)           Each Company has all requisite limited liability company power to (i) enter into and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby and (ii) own, lease, and operate its properties and to carry on its business as now being conducted.

Section 4.3            Capitalization.

(a)           Schedule 4.3(a) sets forth, for each Company, a true and complete list that accurately reflects all of the issued and outstanding Interests of each Company (collectively, the “Company Group Interests”) and the record and beneficial owners thereof. Such Company Group Interests constitute all of the issued and outstanding Interests in the Companies.

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(b)           Except as set forth on Schedule 4.3(a), no Company has issued or agreed to issue any: (i) Interests; (ii) option, warrant, subscription, call or option, or any right or privilege capable of becoming an agreement or option, for the purchase, subscription, allotment or issue of any Interests of any Company; (iii) stock appreciation right, profit interest, phantom stock, interest in the ownership or earnings of any Company (including any “profits interest”) or other equity equivalent or equity-based award or right of any kind or character; or (iv) bond, debenture or other Indebtedness or Interests having the right to vote any Interests of any Company or convertible or exchangeable for Interests of any Company; (v) preemptive rights or other outstanding rights with respect to any Company; or (vi) other appreciation rights, redemption rights, repurchase rights, rights of first offer, rights of first refusal, tag-along rights, drag-along rights or any other rights, in each case, entitling any Person to purchase or otherwise acquire any Interests in any Company or requiring any Company to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Interests of any Company.

(c)           Without limiting the generality of the foregoing, none of the Company Group Interests are subject to any voting trust, proxy, member or partnership agreement or voting agreement or other agreement, arrangement, commitment, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Company Group Interests other than this Agreement. The Company Group Interests are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of (i) Law or (ii) any preemptive rights, rights of first refusal, right of first offer, purchase option, call option or other similar rights under any provision of such entity’s Organizational Documents or any other Contract to which such entity is a party or is otherwise bound.

(d)           True, correct, and complete copies of the Organizational Documents of each Company have been provided to Purchaser and reflect all amendments and modifications made thereto at any time prior to the Execution Date. No Company is in material violation of its Organizational Documents.

(e)           Except for the entities set forth on Schedule 4.3(a), which Schedule includes their respective jurisdiction of formation, no Company directly or indirectly owns, of record or beneficially, any Interest in, or any interest convertible into, exercisable for the purchase of, or exchangeable for any such Interest, or is under any current or prospective obligation to form or make any loan, capital contribution or other investment in, or assume any material liability of, any other Person.

(f)           No Company is an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 4.4            No Conflicts. Subject to compliance with the HSR Act, except (a) as set forth on Schedule 4.4, (b) for Customary Post-Closing Consents and (c) for the Consents and the Preferential Rights set forth on Schedule 4.16, the execution, delivery, and performance of this Agreement and the other Transaction Documents by Sellers, and the transactions contemplated hereby and thereby, will not (i) violate or conflict with any provision of the Organizational Documents of any Company; (ii) conflict with, result in a material default or breach (with or without due notice or lapse of time or both) under, or the creation of any Encumbrance or give rise to any right of termination, cancellation, modification or acceleration of any obligation, right of payment, or the loss of any benefit under, or require any consent of any Person pursuant to, any Contract or note, bond, mortgage, indenture, or other financing instrument to which any Company is a party or to which any of its assets are subject; (iii) violate any judgment, order, writ, injunction, ruling, or decree, in any material respect, applicable to any Company or any of the Assets; or (iv) violate any Laws, in any material respect, applicable to any Company or any of the Assets, except in the case of clauses (ii), (iii), and (iv), as would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation by the Sellers of the transactions contemplated by this Agreement or any other Transaction Documents or materially impair the ability of the Company Group, taken as a whole, to operate their respective businesses in the ordinary course of business.

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Section 4.5            Financial Statements; No Liabilities.

(a)           True and complete copies of (i) the audited balance sheet, income statement, statement of cash flows and statement of members’ equity of FMEH and FMEH2, respectively, as of and for the fiscal year ended December 31, 2023, together with all related notes thereto and accompanied by reports thereon of FMEH’s and FMEH2’s independent auditor, and (ii) the unaudited balance sheet, income statement, statement of cash flows and statement of members’ equity of FMEH and FMEH2, respectively, as of September 30, 2024, together with all related notes thereto (collectively, the “Company Financial Statements”), are attached as Schedule 4.5(a). Each of the Company Financial Statements (x) has been prepared in accordance with the Accounting Principles consistently applied by FMEH and FMEH2, respectively, (y) was derived from the books and records of FMEH and FMEH2, as applicable, which books and records accurate and complete in all material respects and (z) presents fairly, in all material respects, the financial position, results of operations and cash flows of FMEH and FMEH2, respectively, as of the indicated dates and for the periods indicated therein.

(b)           There are no debts, liabilities or obligations of any kind whatsoever, whether accrued or fixed, absolute or contingent, or mature or unmatured, of or with respect to the Company Group, whether or not required by GAAP to be reserved, reflected, or otherwise disclosed on a consolidated balance sheet of the Company Group other than (i) as set forth in Schedule 4.5(b), (ii) liabilities to the extent accrued, reserved, reflected, or otherwise disclosed in the Company Financial Statements (and for which adequate accruals or reserves have been established on the Company Financial Statements in accordance with GAAP), (iii) liabilities incurred in the ordinary course of business since the date of the most recent Company Financial Statements (none of which is a liability for breach of Contract, breach of warranty, tort or infringement, violation of Law, breach of a Permit, environmental liability or relating a Proceeding), (iv) liabilities reflected in or taken into account in connection with the calculation of Working Capital Liabilities or the Adjusted Purchase Price, (v) liabilities under this Agreement and the other Transaction Documents or incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents or (vi) liabilities that are not, individually or in the aggregate, material to the Company Group, taken as a whole.

(c)           The Company Group maintains systems of internal accounting controls sufficient to provide reasonable assurances that, in all material respects, (A) all transactions are executed in accordance with management’s general or specific authorization, (B) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, consistently applied, and to maintain proper accountability for items, and (C) recorded accruals for items is compared with actual levels at reasonable intervals and appropriate action is taken with respect to differences.

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(d)           Other than as set forth on Schedule 4.5(d) or the Company Financial Statements, the Company Group does not have any indebtedness for borrowed money as of the Execution Date.

Section 4.6            Liability for Brokers’ Fees. Except as set forth on Schedule 4.6, none of Purchaser, its Affiliates, or any Company shall directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Sellers, the Company or their respective Affiliates for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 4.7            Litigation. Except as set forth on Schedule 4.7 and for any Proceeding after the Execution Date related to or arising out of the HSR Act, (a) there are no, and during the two (2) year period ending on the Execution Date there has not been any, material Proceedings (i) against any Company or its Assets pending with any Governmental Authority, or threatened in writing against any Company or its Assets or (ii) pending with any Governmental Authority or threatened in writing against any directors or officers of any Company (in their capacity as such); (b) no Company is, and none of the Assets are, subject to any unsatisfied order, injunction, judgment or decree of a Governmental Authority; (c) no Company or any of its Affiliates or any of the Companies’ Assets is subject to any order that in any manner challenges or seeks to prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement or any Transaction Document; and (d) there are no Proceedings currently pending or, to the knowledge of the Company Group, threatened in writing by or against any Third Party operator of the Assets that are materially adverse to the Company Group’s ownership or use of the Assets after the Effective Time. No Company or any of its Affiliates is in material default under any order, writ, injunction, judgement or decree of a Governmental Authority related to any of the Assets, the Company Group Interests or the Subject Interests.

Section 4.8            Taxes. Except as set forth on Schedule 4.8:

(a)           Each Company timely has filed with the appropriate Governmental Authority all Tax Returns required to be filed by it (including with respect to its property or assets). All such Tax Returns are true, correct, and complete in all material respects. No Company is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions automatically available (that do not result in the imposition of a penalty).

(b)           All material amounts of Taxes due and owing by a Company (whether or not shown on any Tax Return), including with respect to any Company’s property or assets, timely have been paid to the proper Governmental Authority in accordance with applicable Laws, and each Company adequately has reserved in the Company Financial Statements in accordance with GAAP for all material amounts of Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable as of the dates thereof. Since the end of the most recent period covered by the Company Financial Statements, no Company has incurred any liability for a material amount of Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

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(c)           All material amounts of Taxes required to be withheld by a Company have been withheld and have been paid duly and timely to the proper Governmental Authority. Each Company has complied in all material respects with all information reporting and record keeping requirements under all applicable Tax Laws.

(d)           There are no currently pending or, to the Knowledge of any Company or Sellers, threatened (in writing) disputes, audits, investigations, examinations, proceedings, demands, causes of action, suits, arbitrations, inquiries, hearings, proposed adjustments, assessments or other actions or proceedings (whether administrative, regulatory or judicial) by any Governmental Authority concerning any material Tax liability of any Company that have not been settled, resolved or withdrawn. All deficiencies for material amounts of Taxes claimed, proposed or asserted or assessments made (in each case, in writing) against a Company by any Governmental Authority have been fully paid (or will be timely paid prior to the Closing (if the Closing occurs)) or have otherwise been resolved.

(e)           Within the three (3)-year period ending on the date hereof, no claim that remains outstanding has been made by a Governmental Authority in a jurisdiction in which a particular Company does not file a Tax Return that such Company is required to file a Tax Return in that jurisdiction.

(f)           Each Company has not waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to the assessment or collection of a material amount of Taxes, nor has any request been made for any such extension or waiver other than extensions automatically available by statute. There are no powers of attorney in effect with respect to Taxes of any Company.

(g)           There are no Encumbrances for Taxes upon any property or asset of any Company (other than Permitted Encumbrances).

(h)           No Company has ever claimed or received any Employee Retention Credit.

(i)            No Company ever has been a party to or bound by any Tax Sharing Agreement (other than any such agreement entered into in the ordinary course of business the principal purpose of which does not pertain to Taxes), and no Company is, or has been, a party to or bound by any offer in compromise, closing agreement or other similar agreement with any Governmental Authority with respect to Taxes pursuant to which any Company would be required to pay any Taxes after the Effective Time. No Tax ruling has been applied for or received by any Company, which ruling remains in effect.

(j)           For U.S. federal income tax purposes, (i) each of FME, FME2 and FME3 has been classified as a disregarded entity, as defined in Treasury Regulation Section 301.7701-3(b)(1), at all times since its formation, and (ii) each of FMRI and FMRI3 has been classified as a partnership at all times since its formation.

(k)           No Person holds interests in a Company that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

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(l)           There is no joint venture, co-tenancy, contract, or other similar arrangement involving the assets or property of a Company (excluding, for the avoidance of doubt, FMRI and FMRI3) for which an election is in effect under Section 761(a) of the Code or that could be treated as a partnership under Subchapter K of Chapter 1 of Subtitle A of the Code if no such election has been made.

Section 4.9            Compliance with Laws.

(a)           During the two (2) year period ending on the Execution Date, except as set forth on Schedule 4.9 or for matters that have been resolved in accordance with appliable Laws, (i) each Company (including with respect to its ownership and operation of the Assets) has been, in material compliance with all applicable Laws, (ii) neither Sellers nor any Company has received any written notice from any Governmental Authority regarding any actual or alleged violation by any Company of, or failure of any Company to comply with, any Law, and (iii) neither Sellers nor any Company has received any written notice that it is under investigation by any Governmental Authority regarding any actual or alleged violation by any Company of, or failure of any Company to comply with, any Law.

(b)           No Company, nor to the to the knowledge of the Company Group, any director, officer, other employee, agent or other Person acting on behalf of any Company, has, in the past two (2) years, directly or indirectly, violated any provision of any applicable federal, state or foreign anti-bribery or anti-corruption Laws, including, but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, “Anti-Corruption Laws”) in any material respect. During the past two (2) years, no Proceeding or notice has been filed or commenced against any Company alleging any failure to comply with any Anti-Corruption Laws.

(c)           No Company, nor to the to the knowledge of the Company Group, any director, officer, other employee, agent or any other Representative of such member, has, in the past two (2) years, directly or indirectly, violated any applicable Anti-Corruption Laws. Within the past two (2) years, none of any Company or, to the to the knowledge of the Company Group or any director, officer, employee thereof has received any written notice that alleges that any member of them may have violated any applicable Anti-Corruption Laws.

(d)           This Section 4.9 does not include any matters with respect to Environmental Laws, which are exclusively addressed in Section 4.23, or Taxes which are exclusively addressed in Section 4.8.

Section 4.10          Permits. Except as set forth on Schedule 4.10, each Company validly holds all material Permits that are required to be obtained to permit the ownership and operation of the Assets owned by each Company (each, a “Material Permit”). Except as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Company Group, taken as a whole, to operate their respective businesses in the ordinary course of business, (a) each of the Material Permits is valid, binding and in full force and effect as of the Execution Date and (b) the Company Group is in compliance with each such Material Permit and no Proceeding is pending or threatened in writing, and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the termination, revocation, suspension, withdrawal or restriction of any such Material Permit or the imposition of any fine, penalty or other sanctions for violation of any requirements relating to any such Material Permit. All applications required to have been filed for the renewal of each Material Permit have been duly filed, and all other filings required to have been made with respect to such Material Permits have been duly made, in each case, on a timely basis with the appropriate Governmental Authority and there is no fact or circumstance that is reasonably likely to prevent any such Material Permit from being obtained or to impose material conditions on the issuance thereof. No Material Permit is held in the name of any employee, officer, director, unitholder, agent or otherwise on behalf of any Company. This Section 4.10 does not include any matters with respect to Environmental Laws, which are exclusively addressed in Section 4.23.

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Section 4.11          Absence of Changes. Since January 1, 2024, (a) until the Execution Date, there has not been any Company Material Adverse Effect, (b) until the Closing Date, the Companies have, in all material respects, conducted their respective businesses in the ordinary course of business and (c) no Company has undertaken (or failed to make) an action that, if proposed to be taken (or failed to be taken) after the Execution Date would require Purchaser’s consent under Section 6.4 subsections (a), (e), (f), (i), (k), (l), (m), (o), (p), (r), (w), (x), or (y).

Section 4.12          Material Contracts.

(a)           Schedule 4.12(a) sets forth a true and complete list of Contracts (including any amendments, modifications, supplements or extensions thereof) as of the Execution Date, of the type described below, to which any Company is a party or by which any Company or any of the Assets is bound (the “Material Contracts”):

(i)            the Organizational Documents of the Companies;

(ii)           any Contract (other than joint operating agreements, unit operating agreements, pooling agreements, pooling participation agreements or similar contracts) that can reasonably be expected to result in payments by, or revenues to, the Company Group of more than $250,000 (net to the interest of the Company Group) during the current or any subsequent calendar year (based solely on the terms thereof and contracted volumes (or, if none, current volumes)) or $1,000,000 in the aggregate over the term of the Contract;

(iii)          any Related Party Agreement;

(iv)          any Contract for the sale, purchase, exchange, gathering, treatment, processing, storage, marketing, gathering, treatment, separation, compression, balancing, fractionation, handling, disposal, transportation or other disposition of Hydrocarbons or produced or fresh water produced from the Oil and Gas Properties that (A) are not cancelable (without penalty) by a member of the Company Group, their Affiliates, or their permitted successors and assigns, on ninety (90) days (or less) prior notice, (B) obligate any Company by virtue of any material call options, options to purchase, take or pay payment, advance payment, production payment, or other similar material payment (other than Burdens established in any Leases or any such obligations reflected on Exhibit A-1) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Sellers’ interest in the Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery of such Hydrocarbons or (C) contain guaranteed or minimum throughput, minimum volume, acreage dedication, volume dedication or similar requirements;

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(v)           to the extent currently pending, Contracts of any Seller to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets after Closing, but excluding right of reassignment upon intent to abandon any such Asset;

(vi)          any Contract that constitutes a lease (other than Leases) under which any Company is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by such party without penalty or other payment upon ninety (90) days or less notice and (B) involves an annual base rental of more than $250,000;

(vii)         any indenture, mortgage, deed of trust, loan, credit or note purchase agreements, or sale-leaseback agreements, bonds, or similar financial agreements or instruments evidencing Indebtedness for borrowed money of any member of the Company Group, other than agreements solely between or among members of the Company Group;

(viii)        any Contract that constitutes a farmout agreement, farmin agreement, joint development agreement, joint operating agreement, participation agreement, partnership agreement, joint venture agreement, carried interest agreement, purchase and sale agreement, exchange agreement, acreage contribution agreement, drilling agreement, any other Contract providing for the exchange, farmin, or earning by any Company of any oil and gas lease or mineral rights (other than joint operating agreements, unit agreements and pooling agreements), or any Contract that is a net profits interest agreement or production sharing agreement or that contains any obligatory drilling commitment, in each case, for which the applicable term has not expired or terminated, or for which the primary obligations thereunder have not been fully performed or similar agreement;

(ix)           any Contract that (A) contains or constitutes an existing area of mutual interest agreement, mutual interest agreements, or similar agreement, (B) includes non-competition restrictions, non-solicitation obligations or no hire restrictions or similar restrictions on doing business or (C) includes any exclusivity, minimum quantity, or “most favored nation” provision;

(x)            any Contract regarding any partnership, joint venture, strategic alliance or similar arrangement or that sets forth any option, put or call, drag-along right, tag-along right, right of first offer or right of first refusal with respect to the Assets, any Company Group Interests (excluding, however, preferential purchase right provisions in favor of co-working interest owners arising under joint operating agreements) that would be trigged by the transactions contemplated by this Agreement;

(xi)          any Contract that contains any take-or-pay payment, advance payment, or other similar pre-payment (other than royalties, overriding royalties, and similar arrangements reflected in the Leases included in the Assets) to deliver Hydrocarbons, or proceeds from the sale thereof, at some future time without receiving payment therefor at or after the time of delivery;

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(xii)         any Contract to sell, lease, exchange, transfer, or otherwise dispose of all or any material part of the Assets (other than with respect to the purchase, sale or other disposition of Hydrocarbons in the ordinary course of business) from and after the Execution Date, but excluding rights of reassignment upon intent to abandon or release a Well or a Lease;

(xiii)        any Contract that contains “earn out” or other contingent payment obligations or remaining material indemnity obligations;

(xiv)        any Contract relating to (a) a swap, basis swap, option, forward contract, collar, three-way collar, or similar transaction entered into “over-the-counter,” (b) involving, or settled by reference to, one or more commodities and (c) intended to hedge the risks associated with the production of Hydrocarbons;

(xv)         any Contract that constitutes a pipeline interconnect, transportation or facility operating agreement;

(xvi)        to the extent Sellers are a party thereto (or bound thereby), any Contract that is a settlement, conciliation or similar agreement with any Person or Governmental Authority or pursuant to which any Seller or any Affiliate of such Seller will have any material outstanding obligation after the Execution Date or that otherwise limit the operations of any Company or their Assets;

(xvii)       any Contract that relates to the prior acquisition or disposition of any Assets with respect to which Sellers have any material outstanding rights or obligations (other than indemnity rights or obligations that customarily survive closing, unless there is a pending or unresolved claim under any such indemnity);

(xviii)       any Contract that contains any calls on, or options to purchase, quantities of Hydrocarbon production;

(xix)         any Contract that is a seismic, geological or other geophysical licensing or acquisition agreement pertaining to the Assets;

(xx)          any Contract that commits any Company to make capital expenditures in excess of $500,000 (net to the Company’s interest, individually or in the aggregate), in any calendar year;

(xxi)         any Contract that would obligate Purchaser (if Closing were to occur) to drill additional wells or conduct material operations on the Assets after Closing;

(xxii)        any Contract relating to the voting or control of the Interests of the Companies or the election of directors, managers or members of the Companies;

(xxiii)       any Contract (A) for which the primary purpose is to indemnify another Person or (B) guaranteeing any payment or performance of any obligation of any Third Party for which the guaranteed obligations have not been fully paid or performed;

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(xxiv)       any Contract that provides for an irrevocable power of attorney issued by a Company that will remain in effect after Closing;

(xxv)       any collective bargaining or similar labor agreements;

(xxvi)      any employment severance, retention, change in control, bonus or other agreements or arrangements with any current or former director, officer, employee or other service provider of any Company with respect to which any Company has or could reasonably be expected to have material liability or obligation; and

(xxvii)      any Contract to enter into any of the foregoing.

(b)           Other than as set forth on Schedule 4.12(b), (i) the Material Contracts are in full force and effect and constitute the legal, valid and binding obligations of each applicable Company and to the Company Group’s knowledge, the counterparties thereto in accordance with their terms; (ii) no Company is in material breach or default under any Material Contract, and to the Company Group’s knowledge, no other Person that is a party thereto is in material breach or default under any Material Contract; (iii) no event has occurred, which after notice or lapse of time, or both, would constitute a default under any Material Contract by any Company or, to the Company Group’s knowledge, any other Person; (iv) no written notice of default or material breach has been received by or delivered to Sellers or any Company under any Material Contract, the resolution of which is outstanding as of the Execution Date; and (v) no notices have been received or delivered by Sellers or any Company of the exercise of any premature termination, cancellation, default, breach, price redetermination, renegotiation, market-out, curtailment, acceleration or delay in maturity of any such Material Contract, the resolution of which is outstanding as of the Execution Date. Prior to the Execution Date, true, complete and accurate copies of all Material Contracts have been made available to Purchaser, including all amendments, exhibits, schedules, supplements, annexes, and modifications thereto.

(c)           None of Sellers, the Company Group, or their Affiliates have received monetary consideration with respect to the last two Material Contracts set forth on Schedule 4.12(a), each of which has a contract date of November 8, 2024.

Section 4.13          Capital Commitments. Except (i) as set forth on Schedule 4.13 and (ii) any AFEs delivered or received by Sellers or a Company in connection with an initial pooling proposal, there are no outstanding AFEs or other capital commitments that are binding on the Assets or any Company that could reasonably be expected to require, after the Effective Time, expenditures in excess of $500,000 individually, net to the Company Group’s interest.

Section 4.14          Imbalances. Except as set forth on Schedule 4.14, (a) with respect to those Wells operated by any Company, there are no Imbalances attributable to such Wells, and (b) with respect to any Wells operated by any Person other than a Company, to the Company Group’s knowledge there are no Imbalances attributable to such Wells.

Section 4.15          Special Warranty of Title. Each Company represents and warrants Defensible Title to each of the Wells and Leases unto Purchaser against every Person whomsoever lawfully claims the same or any part thereof by, through or under a Company or its Affiliates (including Sellers), but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”).

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Section 4.16          Consents and Preferential Purchase Rights. Subject to compliance with the HSR Act, except for Customary Post-Closing Consents or as set forth on Schedule 4.16, (a) no Consent, approval, authorization, or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery by Sellers of this Agreement and the other Transaction Documents, or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby and (b) there are no Preferential Rights or other similar rights that are applicable to the sale or transfer (directly or indirectly) of the Assets or Subject Interests to Purchaser in connection with the transactions contemplated hereby.

Section 4.17          Royalties and Working Interest Payments. Other than as set forth on Schedule 4.17, except for such items that are being held in suspense, the Company Group has properly and timely paid, in accordance with applicable Leases, Contracts, and Laws, all material Burdens and other material interest owners’ revenues or proceeds attributable to sales of Hydrocarbons produced from or attributable to the Assets and due by the Company Group with respect to the Assets, or if not paid, is contesting such Burdens in good faith in the normal course of business.

Section 4.18         Wells. As of the Execution Date and except as described on Schedule 4.18:

(a)           there are no Wells operated by the Company Group on the Assets, (i) with respect to which there is an order from a Governmental Authority requiring that such well be plugged and abandoned or (ii) that is neither in use for purposes of production or injection, nor suspended or temporarily abandoned in accordance with applicable Law, Contracts and the Leases, that has not been plugged and abandoned in accordance in all material respects with such applicable Law, Contracts and Leases;

(b)           all Wells operated by the Company Group on the Assets have been drilled and completed, or are being drilled and completed, in a manner that is within the limits permitted by applicable Law, Contracts and Leases;

(c)           there are no Wells included in the Assets and operated by the Company Group that have been plugged, dismantled or abandoned by any Company in a manner that does not comply in all material respects with applicable Law, Contracts, Permits and Leases;

(d)           no Well included in the Assets and operated by the Company Group is subject to penalties after the Effective Time on allowables under applicable Laws because of any overproduction occurring prior to the Effective Time; and

(e)           Each member of the Company Group is the duly authorized and designated operator of the Wells described as operated by such member on Exhibit A-2 and has all approvals required by Law to operate such Wells as currently operated.

Section 4.19         Surface Rights and Rights of Way. Except as set forth on Schedule 4.19, (a) no member of the Company Group is in material breach of the terms, provisions or conditions of the Surface Rights and Rights of Way, and (b) subject to the Permitted Encumbrances, the Company Group collectively has good and defensible title to the Surface Rights and Rights of Way.

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Section 4.20         Credit Support. Schedule 4.20 sets forth a complete and accurate list of all bonds, letters of credit, guarantees and other credit support posted or entered into by Sellers, the Company Group, or any of their respective Affiliates with Governmental Authorities or any other Person with respect to the ownership or operation of the Assets.

Section 4.21          Intellectual Property; Privacy.

(a)           Schedule 4.21 sets forth a true and complete list of all material registrations or applications for registration included in any Intellectual Property Rights owned by the Company Group. The Company Group owns, licenses or otherwise has a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property Rights used in or necessary to conduct the businesses of the Company Group as currently conducted, except where the failure to own, license or have the right to use such Intellectual Property Rights has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           To the knowledge of the Company Group, the conduct of the business of the Company Group as currently conducted are not infringing or misappropriating any Intellectual Property Right of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the two (2) year period ending on the Execution Date, no written claim has been asserted or, to the knowledge of the Company Group, threatened against the Company Group (i) alleging that the operation of the Company Group’s business infringes, misappropriates or otherwise violates any Intellectual Property Rights or (ii) challenging the ownership, validity or enforceability of the Intellectual Property Rights held by the Company Group.

(c)           Reasonable and appropriate (based on the nature of the information) steps have been used to protect and preserve the confidentiality of the material non-public information (i) included in the Intellectual Property Rights held by the Company Group, (ii) used or held for use in the conduct of the business of the Company Group or (iii) disclosed or made available to the Company Group by a Third Party.

(d)           The Company Group has taken reasonable steps to monitor, and protect against any unauthorized use, access, interruption, modification or corruption of the confidentiality, integrity and security of, the information technology systems, including software and hardware, owned or used or held for use in the conduct of the businesses of the Company Group (the “Business IT Systems”) and the data and other information (including information regulated or protected as personal information under applicable Law) stored therein or processed thereon and implement, operate and maintain backup, data recovery, disaster recovery and business continuity plans, and procedures for such businesses.

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(e)           The Business IT Systems (i) are sufficient for the operation of the business of the Company Group, (ii) have not suffered any failures, security breaches or cybersecurity incidents that have resulted in a material disruption or loss or the compromise of any personal information and (iii) to the knowledge of the Company Group, do not contain any “back door,” “drop dead device,” “time bomb,” virus, Trojan horse, worm, malware or any other similar malicious code designed or intended to have, or capable of, disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed, or damaging or destroying any data or file without the user’s consent.

Section 4.22          Insurance. Schedule 4.22 sets forth a complete and accurate list of all material insurance policies and contracts of insurance in force as of the Execution Date with respect to the Assets and maintained by the Company Group or any of their respective Affiliates, including for each policy, the coverage line, policyholder, insurer, policy number, policy period, limits, deductible and premium, other than insurance policies or contracts relating to group health or welfare benefits. Complete copies of such insurance policies have been made available to Purchaser as of the Execution Date. The Companies maintain, or are entitled to the benefits of, insurance provided by Third Parties in such amounts and against such risks substantially as are customary for the industries in which the Companies operate and as are sufficient to comply with applicable Law and all Material Contracts. Except for any insurance policies that are not material to the Companies or as set forth on Schedule 4.22, (a) all insurance policies maintained by or on behalf of the Companies are in full force and effect and are not subject to any lapse in coverage and all premiums with respect thereto have been paid to the extent due, (b) the Companies have not received notice of, nor to the knowledge of the Company Group is there threatened, any cancellation, termination, material reduction of coverage or material premium increases with respect to any such policy that remains outstanding, (c) there is no claim outstanding under any such insurance policy, (d) none of the Companies have received any written notice from any insurer or reinsurer of any denial of claim or reservation of rights with respect to any material pending or paid claims and (e) no Company is in material default or breach in any respect under the terms of such insurance policies, including with respect to giving of timely and otherwise valid notice of any material claim, occurrence or other matter under any such insurance policy in accordance with the terms thereof.

Section 4.23          Environmental Matters. Except as set forth on Schedule 4.23:

(a)           As of the Execution Date, there are no Proceedings arising under Environmental Laws against any Company pending with any Governmental Authority or arbitrator, or, to the Company Group’s knowledge, threatened in writing against any Company.

(b)           As of the Execution Date, neither Sellers nor any Company (and, to the Company Group’s knowledge, no Third-Party operator of the Assets) have received written notice from a Governmental Authority that remains unresolved of any condition on or with respect to any Asset which, if true, would constitute a material violation of, or would require material remediation under, any Environmental Laws, in each case, by any Company.

(c)           To the Company Group’s knowledge, as of the Execution Date, and for one (1) year prior to the Execution Date, the Companies and the Assets (i) have been operated in compliance with, and are in compliance with, all Environmental Laws in all material respects; and (ii) have all material Environmental Permits presently required for ownership or operation of the Assets and the Companies.

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(d)           To the Company Group’s knowledge, Sellers have made available to Purchaser copies of all material final environmental reports, audits and assessments pertaining to the Assets that have been prepared in the past year and are in the possession or reasonable control of Sellers, the Company Group, or any of their respective Affiliates.

The representations and warranties set forth in this Section 4.23 represent the sole and exclusive representations and warranties in this Agreement with respect to environmental matters, including any matters arising under Environmental Laws or with respect to Hazardous Substances.

Section 4.24          Labor and Employee Benefits

(a)           No Company employs or engages (nor has ever employed or engaged) any officer, employee or other individual service provider. No officer, director, employee or other individual primarily providing services to any Company or the Assets (each, a “Company Service Provider”) is or has been in the past three (3) years covered by, and no Company is or has been in the past three (3) years a party to or bound by, any collective bargaining agreement or other similar labor or trade union Contract, nor is any such Contract being negotiated by or on behalf of any Company. There are no ongoing or, to the knowledge of the Company Group, threatened union organizing activities, nor have there been any such activities during the past three (3) years by any current or former Company Service Provider. There are no, and during the past three (3) years there have not been any, pending nor, to the knowledge of the Company Group, threatened against any Company, (i) material labor disputes or controversies, labor strikes, concerted work stoppages, lockout or slowdowns or (ii) unfair labor practices charge or material complaint before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority, in each case, related to or involving any Company Service Provider.

(b)           Each Company is, and during the past three (3) years has been, in compliance in all material respects with all applicable Laws regarding labor and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, occupational health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, employee privacy, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law the “WARN Act”)), labor relations, employee leave issues, affirmative action and unemployment insurance. No Company or Affiliate thereof has taken any action that would reasonably be expected to cause Purchaser or any of its Affiliates to have any liability or other obligation following the Closing Date under the WARN Act.

(c)           In the last three (3) years, there has not been any Proceeding filed with any Governmental Entity relating to, or to the knowledge of the Company Group, any allegation of, any sex-based discrimination, sexual harassment or similar sexual misconduct, in each case involving any current or former Company Service Provider and related to such Company Service Provider’s provision of services to the Company Group, nor has any member of the Company Group participated in a settlement or similar out-of-court or pre-litigation arrangement relating to any such matters, nor to the knowledge of the Company Group has any such Proceeding been threatened.

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(d)           No Company (or Affiliate thereof in respect of any current or former Company Service Provider) has in the last three (3) years been the subject of any pending or, to the knowledge of the Company Group, threatened Proceeding from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other Governmental Authority, concerning compliance with any law concerning immigration.

(e)           No Company sponsors, maintains, participates in or contributes to, or is required to contribute to, or has any liability to or in respect of (including, in each case, on account of any ERISA Affiliate), any Employee Benefit Plan, including any Employee Benefit Plan subject to Title IV of ERISA, “multiemployer plan”, as defined in Section 3(37) or ERISA, “multiple employer welfare benefit arrangement” as described in Section 3(40)(A) of ERISA, or “multiple employer plan”, within the meaning of Section 4063 or Section 4064 of ERISA or Section 413(c) of the Code. No Company has incurred any current or projected liability in respect of providing any health or life insurance benefits for any person upon or following retirement or termination of employment, service or ownership (other than as required by applicable Law).

(f)           Except as expressly contemplated by the terms of this Agreement or set forth in Schedule 4.24(f), neither the execution and delivery of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated hereby or thereby (either alone or together with any other event) will (i) result in any payment or benefit becoming due to any current or former Company Service Provider (other than as a direct or indirect equity holder of Seller); (ii) increase any compensation or benefits otherwise payable by the Company Group; (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding, of any such compensation or benefits; or (iv) result in the payment of any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(g)           Schedule 4.24(g) sets forth, as of the most recent practicable date prior to the date hereof, a true and complete list of all current Available Employees (the “Available Employee List”), including, for each such employee, as applicable, name, position, employing entity, primary location, hire date, whether classified as exempt or non-exempt from the Fair Labor Standards Act, whether active or on leave (and if on leave, the nature of the leave and expected return date), annual base salary or hourly wage, and most recent annual bonus received and current annual bonus opportunity.

Section 4.25          Suspense Funds. Except as set forth on Schedule 4.25 and as of the dates set forth therein, (a) no Company holds any amounts of any Third-Party funds in suspense with respect to production of Hydrocarbons from any of the Assets, and (b) all material proceeds from the sale of Hydrocarbons produced from the Assets are being received by the Company Group in a timely manner consistent with historical practices and are not being held in suspense.

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Section 4.26         Bankruptcy. There are no bankruptcy, insolvency, reorganization, receivership or similar Proceedings pending against, being contemplated by or, to the Company Group’s knowledge, threatened in writing against any Company.

Section 4.27         Bank Accounts; Powers of Attorney. Schedule 4.27 sets forth a true, complete, and correct list of (a) all bank accounts or safe deposit boxes under the control or for the benefit of any Company (including the type and account number of each such account, as applicable, names of the financial institutions maintaining each such account, and the purpose for which such account is established), and (b) the names of all persons authorized to draw on or have access to such accounts and safe deposit boxes. Schedule 4.27 sets forth an accurate and complete list of all officers, directors and managers of the Company Group and a complete list of all Persons holding powers of attorney by the Company Group that will remain in effect as of the Closing Date.

Section 4.28          Books and Records. Each Company maintains, in all material respects, all books of account and other business records required by applicable Law and as necessary to conduct the business of such Company in accordance with its past practices, consistently applied.

Section 4.29          Gathering System.

(a)           Set forth on Exhibit A-5 is a list of all material real property interests (the “Gathering System”) owned by a Company and used in connection with the ownership and operation of the Gathering System as of the Execution Date.

(b)           The Gathering System constitutes, in all material respects and subject to Permitted Encumbrances, all of the assets, properties and rights necessary to conduct the operations of the business related to the Gathering System as the same operations are conducted by the Company Group as of the Execution Date.

(c)           No material part of the assets comprising the Gathering System is located on lands that are not subject to an agreement, easement, Lease, or other surface right held by a member of the Company Group permitting the location of such assets on the lands covered by such agreement, easement, Lease, or surface rights.

(d)           The Gathering System is in an operable state of repair adequate to maintain normal operations as currently conducted by the Company Group in all material respects, ordinary wear and tear excepted.

(e)           As of the Execution Date, no member of the Company Group has received from any counterparty to any agreement, easement or other surface right used or held for use in connection with the Gathering System any unresolved written notice regarding a grantor of any such agreement, easement or other surface right seeking to terminate or materially amend any such agreement, easement or other surface right.

(f)           The Company Group has good and valid title to the Gathering System, free and clear of all Encumbrances, except for Permitted Encumbrances and would not reasonably be expected to be material to the ownership, use or operation of the Gathering System (as owned, operated and used as of the Execution Date).

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Section 4.30            Casualty Event. As of the Execution Date, there is no pending or threatened in writing, Casualty Event with respect to the Assets.

Section 4.31            Equipment. All of the Equipment is, in all material respects, in an operable state of repair adequate to maintain normal operations as currently conducted by any member of the Company Group, ordinary wear and tear excepted.

Section 4.32            Leases. Except as set forth on Schedule 4.32:

(a)           As of the Execution Date, (i) all material bonuses, rentals, shut-in and other similar payments due under the Leases operated by any Company have been properly and timely paid in accordance with the terms of such Leases, and (ii) to the Company Group’s Knowledge, all material bonuses, rentals and other similar payments due under the Leases included in the Assets operated by Third Party operators have been properly and timely paid in accordance with the terms of such Leases;

(b)           As of the Execution Date, (i) no Company has received any unresolved written notices alleging any material default or breach under any Lease included in the Assets by any Company, and (ii) no Company is and, to the Company Group’s knowledge, no other party to any Lease included in the Assets, is in material default or breach of the terms, provisions or conditions of such Lease;

(c)           As of the Execution Date, no Company has received any (i) written notice from a lessor of a Lease of any requirements or demands to drill additional wells on any of the Leases included in the Assets, which requirements or demands have not been resolved or (ii) unresolved written notice seeking to terminate any of the Leases included in the Assets;

(d)           none of the Leases included in the Assets contain express provisions obligating any Company to drill any well on the Assets (other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing Lease and other than customary offset drilling provisions);

(e)           As of the Execution Date, (i) no Lease operated by any Company is being maintained in full force and effect by the payment of shut-in royalties or other payments in lieu of operations or production, and (ii) to the Company’s Knowledge, no Lease included in the Assets operated by a Third Party operator is being maintained in full force and effect by the payment of shut-in royalties or other payments in lieu of operations or production; and

(f)           As of the Execution Date, no Lease that is not currently held by production (i) has a primary term that will expire on or before November 1, 2025, or (ii) contains provisions that expressly require the drilling of wells or material development operations to occur on or before November 1, 2025, in order to maintain all or a portion of such Lease as to the applicable Target Formation(s) (other than provisions regarding optional drilling as a condition of maintaining or earning all or a portion of a Lease and other than customary offset drilling provisions).

Section 4.33            Non-Consent Operations. Except as set forth in Schedule 4.33, as of the Execution Date, no current operations are being conducted or have been conducted with respect to the Assets as to which any Company has elected to be a non-consenting party under the terms of the applicable operating agreement and with respect to which such Company has not yet recovered its full participation.

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Section 4.34            Payout Balances. Schedule 4.34 contains an accurate list as of the date set forth therein of the status of any payout balances for each Well included within the Assets which is subject to a reversion or other adjustment at any level of cost recovery or Hydrocarbon production from or attributable to such Asset, as of the dates shown on such Schedule 4.34 with respect to each Asset.

Section 4.35            Drilling Obligations. Except as set forth on Schedule 4.35, there are no unfulfilled drilling obligations of any member of the Company Group affecting the Leases by virtue of any Material Contract (excluding, for the avoidance of doubt, customary optional drilling obligations required or permitted to perpetuate, maintain or earn a Lease beyond the primary term thereof as to any or all depths or any customary spud-date provisions under joint operating agreements or any pugh clause, retained acreage clause, or similar provision under any Lease).

Section 4.36            Operatorship. As the of Execution Date, no member of the Company Group nor any of its Affiliates have received written notice of any pending vote to have such member of the Company Group or any of its Affiliates removed as “operator” under the applicable joint operating agreement, unit agreement or pipeline agreement or operator of record (as registered with the applicable regulatory agency) of any of the Assets for which such member of the Company Group or any of its Affiliates is currently designated as the “operator” under the applicable joint operating agreement, unit agreement or pipeline agreement or operator of record (as registered with the applicable regulatory agency).

Section 4.37            Regulatory. No Company Group Member (a) is engaged in the transportation of natural gas in interstate commerce under the Natural Gas Act of 1938, 15 U.S.C. § 717, et seq., as amended, or uses any of the Assets owned by any Company Group Member in each case in a manner that subjects it to the jurisdiction of, or regulation by, the Federal Energy Regulatory Commission (i) as a natural gas company under the Natural Gas Act of 1938 (other than pursuant to the blanket certificate described below), (ii) as a common carrier pipeline under the Interstate Commerce Act, 49 U.S.C. app. § 1 et seq., as amended (1988), (iii) as a public utility regulated under the Federal Power Act, 16 U.S.C. 791a et seq., as amended, or (iv) as a public utility company or holding company under the Public Utility Holding Company Act of 2005, 42 U.S.C. § 16451 et seq., as amended; (b) holds any general or limited jurisdiction certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission other than a blanket sale for resale certificate issued by operation of Law or a blanket certificate issued to permit participation in capacity release transactions; or (c) is subject to regulation as a public utility, public service corporation, gas utility, local gas distribution company, or other entity furnishing or transporting natural gas or other commodity to the public at retail under state or local Laws.

Section 4.38            No Transfers. Except as set forth on Schedule 4.38, since January 1, 2024, no Company has intentionally transferred or sold any material portion of the Assets with respect to depths other than the Target Formation(s) within such periods prior to the Execution Date.

Section 4.39            No Affiliate Ownership. Except as set forth on Schedule 4.39, no Seller or any Affiliate of any Seller (other than any member of the Company Group) owns an interest in any Asset or Oil and Gas Property in which a member of the Company Group of the applicable Company Group also owns an interest.

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Section 4.40            Prepayments for Production. Except (a) as set forth in Schedule 4.40, and (b) any throughput deficiencies attributable to or arising out of any Imbalances, no Company is obligated by virtue of any material take-or-pay payment, advance payment, or other similar payment under any Contract (other than royalties, overriding royalties, or other arrangements, including “free gas” arrangements, established by the Leases) to deliver material Hydrocarbons, or proceeds from the sale thereof, attributable to such Company’s interest in the Assets at some future time without receiving payment therefor at or after the time of delivery.

Section 4.41            No Other Business or Assets. Except (a) as set forth in Schedule 4.41 and (b) for the Excluded Assets, (i) no real property, right or interest material to the continued ownership and operation of the business of the Company Group (if any) or the Assets owned by them as owned and conducted as of the Execution Date is being retained by Seller or any Affiliate of Seller (other than the Company Group) and (ii) the Assets constitute and include all of the rights, assets and properties necessary for the conduct of such Company Group’s business, as currently conducted, with respect to the ownership and operation of the Assets owned by such Company Group. No entity comprising such Company Group is engaged in or has engaged in any material respect, in any business other than the oil and gas business conducted with respect to the Assets, and no entity comprising such Company Group owns any material assets other than the Assets.

Section 4.42            Affiliate Transactions. Schedule 4.42 sets forth a true and complete list of Related Party Agreements. No Related Party otherwise owns, directly or indirectly, any real property or any tangible or intangible assets currently used in the conduct of the business of the Company Group, or any interest in, the Company Group. There are no outstanding notes payable to, accounts receivable from or advances by the Company Group to, and the Company Group is not otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of the Company Group.

Section 4.43            No Hedges. Neither the Assets nor any Company Group Member is subject to or is bound by any swap, forward, future, derivatives transaction or option or other similar hedge Contract that will be binding upon the Assets from and after Closing.

Article V
Representations and Warranties of Purchaser

Subject to the provisions of this Article V and the other terms and conditions of this Agreement, and except for the exceptions and matters set forth in the Disclosure Schedules, Purchaser represents and warrants to Sellers as of the Execution Date and at Closing (except in instances when a representation is made as of a specific date, and then such representation shall be made as of such date only) the matters set out in this Article V:

Section 5.1            Generally. Any representation or warranty qualified by the “knowledge of Purchaser” or “to Purchaser’s knowledge” or with any similar knowledge qualification is limited to matters within the Knowledge of the individuals listed in Schedule 5.1.

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Section 5.2            Existence and Qualification; Organizational Power.

(a)           Purchaser is an entity duly organized, validly existing, and in good standing under the Laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not been and would not reasonably be expected to, individually or in the aggregate, result in a Purchaser Material Adverse Effect.

(b)           Purchaser has the requisite organizational power to enter into and perform this Agreement and each Transaction Document to which it is or will be a party and to consummate the transactions contemplated by this Agreement and the other Transaction Documents except, where the failure to have such power, individually or in the aggregate, has not been and would not reasonably be expected to, individually or in the aggregate, result in a Purchaser Material Adverse Effect.

Section 5.3            Authorization and Enforceability. The execution, delivery and performance of this Agreement, all documents required to be executed and delivered by Purchaser at Closing and all other Transaction Documents to which Purchaser is or will be a party, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary organizational action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing and all other Transaction Documents will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

Section 5.4            No Conflicts. Subject to compliance with the HSR Act, the execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser, and the transactions contemplated hereby and thereby, will not (a) violate any provision of the Organizational Documents of Purchaser; (b) conflict with, result in a material default or breach (with or without due notice or lapse of time or both) under, or the creation of any Encumbrance or give rise to any right of termination, cancellation, modification or acceleration of any obligation, right of payment, or the loss of any benefit under, or require any consent of any Person pursuant to, any material contract, note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or to which any of its assets are subject; or (c) violate any Laws in any material respect applicable to Purchaser or its assets.

Section 5.5            Capitalization.

(a)           The authorized Interests of Purchaser Parent consists only of (i) 1,800,000,000 shares of Purchaser Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share (“Purchaser Parent Preferred Stock”). As of November 8, 2024, (x) 736,444,901 shares of Purchaser Parent Common Stock were outstanding and (y) no shares of Purchaser Parent Preferred Stock were outstanding. Purchaser Parent has, and at the Closing will have, sufficient authorized but unissued shares of Purchaser Parent Common Stock to enable it to issue the Stock Consideration.

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(b)           Except as set forth on Schedule 5.5(b), Purchaser Parent has not issued or agreed to issue any: (i) Interests; (ii) option, warrant, subscription, call or option, or any right or privilege capable of becoming an agreement or option, for the purchase, subscription, allotment or issue of any Interests of Purchaser Parent; (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of Purchaser Parent or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other Indebtedness having the right to vote or convertible or exchangeable for Interests having the right to vote.

(c)           Without limiting the generality of the foregoing, none of the Purchaser Parent Common Stock is subject to any voting trust, member or partnership agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Purchaser Parent Common Stock. The issued and outstanding shares of the Purchaser Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights, rights of first refusal, right of first offer, purchase option, call option or other similar rights of any Person.

(d)           True, correct and complete copies of the Organizational Documents of Purchaser Parent have been made available to the Seller Representative and reflect all amendments and modifications made thereto at any time prior to the Execution Date.

(e)           Purchaser Parent is not, and immediately after the issuance and sale of the Purchaser Parent Common Stock comprising the Stock Consideration will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 5.6            Liability for Brokers’ Fees. Neither Sellers nor their respective Affiliates (other than after the Closing, any Company) shall directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 5.7            Litigation. As of the Execution Date, there are no Proceedings against Purchaser pending with any Governmental Authority, or, to Purchaser’s knowledge, threatened in writing with respect to or affecting the assets of Purchaser or any of its Subsidiaries other than any Proceedings that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Purchaser Material Adverse Effect.

Section 5.8            Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Proceedings pending against, being contemplated by, or threatened in writing against Purchaser or any of its Affiliates. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the payment of the Closing Payment, and all other amounts payable by Purchaser, at Closing), Purchaser will be Solvent.

Section 5.9            Financing. Purchaser has, and will have as of the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds (in Dollars) to enable Purchaser to pay the Closing Payment, and all other amounts payable by Purchaser, at Closing and otherwise fulfill all of its payment obligations under this Agreement. Purchaser acknowledges and agrees that its obligations under this Agreement and the other agreements contemplated hereby are not in any way contingent upon or otherwise subject to Purchaser’s consummation of any financing arrangement or obtaining any financing or the availability, grant, provision or extension of any financing to Purchaser.

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Section 5.10          Parent SEC Documents; Financial Statements.

(a)           Purchaser Parent has timely filed or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2023 under the Securities Act or the Exchange Act (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, as they may have been supplemented, modified or amended since the date of filing, the “SEC Documents”). (i) The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished SEC Document filed or furnished prior to the Execution Date) pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading; and (ii) the SEC Documents at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished SEC Document filed or furnished prior to the Execution Date) (w) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable; (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (y) in the case of the Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and subject, in the case of interim financial statements, to normal and recurring year-end audit adjustments; and (z) in the case of the Financial Statements, fairly present in all material respects the consolidated financial position of Purchaser Parent and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). The books and records of Purchaser Parent have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(b)           There are no liabilities of or with respect to Purchaser Parent that would be required by GAAP to be reserved, reflected, or otherwise disclosed on a consolidated balance sheet of Purchaser Parent other than (i) liabilities accrued, reserved, reflected, or otherwise disclosed in the consolidated balance sheet of Purchaser Parent as of the date of the most recent Financial Statements (including the notes thereto) included in the Financial Statements; (ii) liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements; (iii) liabilities under this Agreement and the other Transaction Documents or incurred in connection with the transactions contemplated hereby or thereby; or (iv) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

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Section 5.11         Absence of Certain Changes. Since the date of Purchaser Parent’s most recent publicly filed financial statements, there has not been any Purchaser Material Adverse Effect.

Section 5.12          State Takeover Statutes. The restrictions applicable to business combinations contained in Section 203 of the General Corporation Law of the State of Delaware are inapplicable to the execution, deliver and performance of this Agreement and the consummation of the transactions contemplated hereby. No “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law or any similar anti-takeover provision in Purchaser Parent’s Organizational Documents is, or at the Closing will be, applicable to this Agreement, or any of the transactions contemplated hereby.

Section 5.13          Valid Issuance. The shares of Purchaser Parent Common Stock comprising the Stock Consideration when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Purchaser Parent’s amended and restated certificate of incorporation, as amended, will be free of any Encumbrances and will not be issued in violation of any preemptive or similar purchase rights, other than (i) restrictions on transfer under applicable state and federal securities Laws, (ii) those as are created by or related to Sellers or its Affiliates and (iii) those arising under this Agreement and the other Transaction Documents.

Section 5.14          Internal Controls; Listing Exchange.

(a)           Purchaser Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act and including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Purchaser Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Purchaser Parent’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure) as required by Rule 13a-15 of the Exchange Act, which such disclosure controls and procedures are designed to ensure that information required to be disclosed by Purchaser Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and Purchaser Parent has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of Purchaser Parent’s most recently completed fiscal quarter. Purchaser Parent has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) designed by, or under the supervision of, Purchaser Parent’s principal executive and principal financial officers, or persons performing similar functions, and effected by Purchaser Parent’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and that includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Purchaser Parent; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Purchaser Parent are being made only in accordance with authorizations of management and directors of Purchaser Parent; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Purchaser Parent’s assets that could have a material effect on the financial statements.

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(b)           Since January 1, 2023, Purchaser Parent has not become aware of, or been advised by its independent auditors of, any significant deficiency or material weakness (each as defined in Rule 12b-2 of the Exchange Act) in the design or operation of internal controls that has been required to be disclosed in Purchaser Parent’s filings with the SEC that has not been so disclosed. Since January 1, 2023, (i) Purchaser Parent has not been advised by its independent auditors of any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Purchaser Parent’s internal controls; (ii) Purchaser has no Knowledge of any fraud that involves management or other employees who have a significant role in Purchaser Parent’s internal controls; and (iii) there have been no changes in internal controls or, to the Knowledge of Purchaser, in other factors that could reasonably be expected to materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness.

(c)           The Purchaser Parent Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and Purchaser Parent has not received any notice of delisting. No judgment, order, ruling, regulation, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any Purchaser Parent Common Stock has been issued, and no proceedings for such purpose are, to the Knowledge of Purchaser, pending, contemplated or threatened.

Section 5.15          Form S-3ASR. As of the Execution Date, Purchaser Parent is eligible to register all of the Purchaser Parent Common Stock issued to Sellers pursuant to the terms of this Agreement for resale by Sellers under a registration statement on Form S-3ASR promulgated under the Securities Act.

Section 5.16          No Stockholder Approval. The transactions contemplated hereby do not require any vote of the equityholders of Purchaser Parent under applicable Law, the rules and regulations of the NYSE or the Organizational Documents of Purchaser Parent.

Section 5.17          Independent Evaluation.

(a)           Purchaser is knowledgeable of the oil and gas business and of the usual and customary practices of oil and gas producers and midstream companies, has retained and taken advice concerning the Assets and transactions herein from advisors and consultants which are knowledgeable about the oil and gas business and the midstream business, and is aware of the risks inherent in the oil and gas business and the midstream business.

(b)           Purchaser is capable of making such investigation, inspection, review and evaluation of the Company Group and the Assets as a prudent purchaser would deem appropriate under the circumstances including with respect to all matters relating to the Assets, their value, operation and suitability.

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(c)           In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent due diligence investigation of the Company Group and the Assets and the terms and conditions of this Agreement, and Purchaser has not relied on any representation or warranty, express, statutory or implied, oral or written, or any other statement, oral or written, other than the representations and warranties contained in Article III and Article IV, the certificates delivered by Sellers at Closing or in the Transaction Documents.

Section 5.18         Consents, Approvals or Waivers. (a) Except for (i) any filings that have been made, or will be made, pursuant to the rules and regulations of the NYSE in order to cause the shares of Purchaser Parent Common Stock to be listed thereon and (ii) any post-Closing filings pursuant to the Registration Rights Agreement or applicable federal and state securities laws which Purchaser Parent or Purchaser undertakes to file or obtain within the applicable time period, in each case to the extent required, and (b) subject to compliance with the HSR Act, Purchaser’s execution, delivery, and performance of this Agreement (and the other Transaction Documents to be executed and delivered by Purchaser, and the transactions contemplated hereby and thereby) is not and will not be subject to any consent, approval, or waiver from any Governmental Authority or other Third Party, except for Customary Post-Closing Consents.

Section 5.19          Investment Intent. Purchaser is an “accredited investor,” as such term is defined in Regulation D of the Securities Act and will acquire the Subject Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state blue sky Laws or any other applicable securities Laws.

Section 5.20         Certain Disclaimers. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS Article V, OR IN THE CERTIFICATE TO BE DELIVERED BY PURCHASER PURSUANT TO SECTION 8.3(F), (A) PURCHASER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED WITH RESPECT TO PURCHASER AND (B) PURCHASER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED OR MADE AVAILABLE TO SELLERS BY ANY MEMBER OF THE PURCHASER GROUP).

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Article VI
Covenants of the Parties

Section 6.1            Access.

(a)           Between the Execution Date and the Defect Claim Date (or earlier termination of this Agreement), subject to the receipt of consent from any applicable Third-Party operators of the Assets (which consent Sellers shall use their, and shall cause the Company Group to use their, commercially reasonable efforts to obtain, but shall not be required to pay any monies or incur any obligations or liabilities to do so), Sellers will, and will cause their Affiliates (including the Company Group) to, at Purchaser’s sole cost, risk, and expense, give Purchaser and its Representatives reasonable access, to the Assets, each Seller’s, Company’s and their respective Affiliates’ personnel knowledgeable about the Assets and the Company Group, and access to the books and records of the Company Group in any Seller’s, Company’s or their respective Affiliates’ possession, in each case, for the purpose of conducting a reasonable due diligence review of the Assets, except to the extent that (i) any Company may not do so due to the requirements of any Law or any obligations to any Third Party after identifying the applicable restriction to Purchaser and using commercially reasonable efforts to have such obligations waived (but no Company shall be required to pay any monies or incur any obligations or liabilities to do so unless Purchaser has agreed in writing to pay or reimburse such amounts and indemnify such Company for such obligations and liabilities), and (ii) any such books and records are subject to any legal privilege (other than title opinions and reports and Third Party environmental reports). Subject to the receipt of consent from any applicable Third-Party operators of the Assets (which consent Sellers shall cause the Company Group to use their commercially reasonable efforts to obtain, but shall not be required to pay any monies or incur any obligations or liabilities to do so unless Purchaser has agreed in writing to pay or reimburse such amounts and indemnify such Company for such obligations and liabilities) and to the requirements of any Law, Purchaser shall be entitled to conduct or cause a reputable environmental consulting or engineering firm approved in advance by Sellers as set forth on Schedule 6.1(a) or otherwise agreed by the Parties (the “Environmental Consultant”) to conduct, a Phase I Environmental Site Assessment of the Assets and may conduct visual inspections (including, for the avoidance of doubt, by land or air, including a visual thermal, laser, light detection and ranging, FLIR camera, or drone survey of the Assets to the extent consistent with a “OOOOa” review under Environmental Laws (the “Imaging Review”)) and record reviews (including air quality permitting and compliance-related records) relating to the Assets, including their condition and compliance with Environmental Laws; provided, that Purchaser (and its Representatives, including the Environmental Consultant) shall not operate any equipment or conduct any testing or sampling of any environmental media, including soil, groundwater, or other materials (including any testing or sampling for Hazardous Substances, Hydrocarbons or NORM) (collectively, a “Phase II Environmental Site Assessment”) on or with respect to the Assets without the prior written consent of Sellers, which consent may not be unreasonably withheld, conditioned, or delayed. Purchaser shall give Sellers prior written notice at least two (2) Business Days before gaining physical access to any of, or conducting the Imaging Review of, the Assets and Sellers shall have the right to have one or more Representatives accompany Purchaser and the Environmental Consultant at all times during the environmental review (including any Imaging Review), and, with respect to any Imaging Review, Sellers shall have the right to conduct any required repairs or Remediation during such Imaging Review. If (x) a Phase I Environmental Site Assessment conducted by or on behalf of Purchaser has identified a Recognized Environmental Condition (as determined under ASTM Publication Designation: E1527-21) or (y) the Environmental Consultant reasonably recommends a Phase II Environmental Site Assessment as necessary to prove the existence or magnitude of an Environmental Defect or the Environmental Defect Amount, Purchaser may by delivering written notice to Seller Representative at least five (5) Business Days prior to such anticipated access, request an authorization to conduct such Phase II Environmental Site Assessment, subject to Sellers’ and any applicable Third Party operator’s consent, which consent from Sellers may not be unreasonably withheld, conditioned, or delayed; provided that such request by Purchaser shall include a written description of all locations to be visited and activities to be conducted by Purchaser or its Representatives during such period of access and the scope of such access shall be subject to Sellers’ prior written consent, which consent from Sellers may not be unreasonably withheld, conditioned, or delayed. Notwithstanding any rejection of Purchaser’s ability to conduct a Phase I Environmental Site Assessment or Phase II Environmental Site Assessment as described above on or with respect to the Assets, in whole or in part, including any failure to obtain permission from the applicable Third Party, Purchaser may still deliver an Environmental Defect Notice for any Environmental Defect identified with respect to such Assets pursuant to Section 12.6(c) based on information available to Purchaser and Purchaser’s reasonable assumptions, and the lack of such Phase I Environmental Site Assessment or Phase II Environmental Site Assessment shall not, in and of itself, invalidate such Environmental Defect Notice with respect to Section 12.6(c).

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(b)           Purchaser’s investigation shall be conducted in a safe and workmanlike manner that minimizes interference with the operation of the Assets and the operations of the Company Group and all applicable Third-Party operators of the Assets. Purchaser shall coordinate its access rights with Sellers and applicable Third-Party operators of the Assets to reasonably minimize any inconvenience to or interruption of the conduct of business by the Company Group and such Third-Party operators of the Assets, and Sellers shall have the right (at Seller’s sole cost) to accompany Purchaser (and any Representative of Purchaser) in connection with any physical inspection of the Assets.

(c)           Purchaser acknowledges that, pursuant to its right of access to the Assets, Purchaser will become privy to confidential and other information of the Company and its Affiliates and that such confidential information (which includes Purchaser’s conclusions with respect to its evaluations) shall be held confidential by Purchaser in accordance with the terms of the Confidentiality Agreement and any applicable privacy Laws regarding personal information.

(d)           In connection with the rights of access, examination and inspection granted to Purchaser under this SECTION 6.1, PURCHASER WAIVES AND RELEASES ALL CLAIMS AGAINST, AND HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS, SELLERS, THE COMPANY GROUP, THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND OTHER REPRESENTATIVES FROM AND AGAINST ANY AND ALL DAMAGES ATTRIBUTABLE TO PURCHASER’S RIGHTS OF ACCESS, EXAMINATION AND INSPECTION GRANTED TO PURCHASER UNDER THIS SECTION 6.1, PERSONAL INJURY, DEATH OR PHYSICAL PROPERTY DAMAGE, VIOLATION OF APPLICABLE LAWS, OR VIOLATION OF ANY OF THE FOREGOING PERSON’S RULES, REGULATIONS, OR OPERATING POLICIES (PROVIDED THAT SUCH RULES, REGULATIONS, OR OPERATING POLICIES ARE MADE AVAILABLE TO PURCHASER IN ADVANCE OF OR DURING PURCHASER’S DUE DILIGENCE EVALUATION), ARISING OUT OF, RESULTING FROM OR RELATING TO ANY FIELD VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY PURCHASER OR ITS REPRESENTATIVES WITH RESPECT TO THE ASSETS, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW BY SELLERS, THE COMPANY GROUP, THEIR RESPECTIVE AFFILIATES, ANY OF THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES OR THIRD PARTY OPERATORS EXCEPT (i) TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF any COMPANY or ANY OF THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES OR (ii) ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS MERELY DISCOVERED OR UNCOVERED AS A RESULT OF SUCH EXAMINATION OR INSPECTION TO THE EXTENT ANY SUCH ENVIRONMENTAL CONDITIONS WERE NOT EXACERBATED BY SUCH EXAMINATION OR INSPECTION.

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(e)           Upon Sellers’ request, Purchaser agrees to provide Sellers, no later than the Defect Claim Date, with copies of all final environmental reports and sampling or test results prepared by Purchaser or any of Purchaser’s Representatives (including the Environmental Consultant) that contain data collected or generated from Purchaser’s and Purchaser’s Representatives’ due diligence with respect to the Company Group or the Assets, to the extent such environmental reports or sampling or test results are relied upon by Purchaser in asserting an Environmental Defect Notice pursuant to Section 12.6(c) or, in the event this Agreement is terminated, within five (5) Business Days following such termination. Sellers will not be deemed by their receipt of such documents or otherwise to have made any representation or warranty, expressed, implied or statutory as to the condition of any of the assets or properties of the Company Group (including the Oil and Gas Properties and the Gathering System) or to the accuracy of said documents or the information contained in them. Until Closing, all information, reports (whether interim, draft, final, or otherwise), data, work product, and other matters obtained or generated from or attributable to the environmental review (the “Environmental Information”) shall be treated as, and deemed to be, confidential information subject to the Confidentiality Agreement. Without limiting the foregoing, if this Agreement is terminated prior to the Closing, Purchaser shall, at Sellers’ option, either (i) destroy, and certify the destruction of, the Environmental Information or (ii) deliver all Environmental Information to Sellers, which Environmental Information shall become the sole property of the Company, in each case in accordance with, and subject to the terms of, Section 7 of the Confidentiality Agreement. Purchaser shall be responsible for the compliance of its Affiliates, and its and their respective officers, directors, employees, contractors, consultants (including the Environmental Consultant), and other advisors with the immediately preceding sentence.

(f)           As soon as reasonably practicable, but in any event promptly upon completion of Purchaser’s due diligence, Purchaser shall at its sole cost and expense and without any cost or expense to the Company Group or their respective Affiliates: (i) repair all damage done to the Company Group’s assets (including the Oil and Gas Properties and the Gathering System) to the extent such damage is caused by Purchaser’s and Purchaser’s Representatives’ (including the Environmental Consultant’s) due diligence; (ii) restore such assets to the same condition as they were in prior to commencement of Purchaser’s and Purchaser’s Representatives’ (including the Environmental Consultant’s) due diligence to the extent Purchaser’s or Purchaser’s Representatives’ due diligence caused any change to the condition of such assets; and (iii) remove all equipment, tools or other property brought onto such assets in connection with Purchaser’s and Purchaser’s Representatives’ (including the Environmental Consultant’s) due diligence; provided that if Closing occurs, the obligations of Purchaser in this Section 6.1(f) shall terminate effective as of the Closing Date (except with respect to any Excluded Assets, if applicable).

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(g)           During all periods that Purchaser or any of Purchaser’s Representatives are on the Assets (including Oil and Gas Properties or the Gathering System) or are in the Company Group’s offices, Purchaser and Purchaser’s Representatives shall maintain, as applicable, at their sole cost and expense, policies of insurance of the types and in the amounts that are sufficient to cover the liabilities of Purchaser set forth in this Section 6.1 and customary in the industry for the due diligence review (including the environmental due diligence review) of the Assets. Upon request by Sellers, Purchaser shall provide evidence of such insurance to Sellers prior to entering the Assets (including Oil and Gas Properties or the Gathering System) or the Company Group’s offices.

(h)           Purchaser understands that one or more members of the Seller Group (and the Company Group) have had discussions regarding other bids for the Company Group or the Assets (or any portion thereof) and the preparation and negotiation of this Agreement, the Disclosure Schedules hereto and the other documents contemplated herein, and that, excluding information related to this Agreement (including the representations and warranties and covenants set forth herein and the Disclosure Schedules and Exhibits attached hereto), (i) Purchaser and the Company Group shall not be entitled to use in connection with any disputes against any Seller or any Company (before or after Closing), Sellers’ or any Company’s internal drafts of this Agreement, copies of (or other information regarding) other bids for any Company, or emails or other written information (including in electronic form) relating to any of the foregoing or to the sales process (whether or not related to Purchaser’s bid or other bids for any Company), and (ii) Purchaser hereby agrees that, except as reasonably necessary to defend any Third Party claim, after Closing (1) it shall not have any rights to any such information and (2) it shall not request or subpoena any member of the Seller Group or any of their Representatives, management or employees to provide any such information.

Section 6.2            Government Reviews

(a)           Subject to the terms of this Agreement, including the remaining provisions of this Section 6.2, each Party shall, and shall cause its Affiliates to, take or cause to be taken, all commercially reasonable actions and do, or cause to be done, all commercially reasonable things necessary, proper or advisable, so as to (i) obtain from Governmental Authorities all consents, clearances, approvals and authorizations required to be obtained by any Party or any of its respective Affiliates; (ii) enable the Parties to consummate and make effective the transactions contemplated hereby as soon as possible, and in any event, prior to the Outside Date; and (iii) avoid or eliminate any action, litigation or Proceeding by any Governmental Authority in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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(b)           Within ten (10) Business Days following the Execution Date, Purchaser and Sellers shall each prepare and file (or cause to be prepared and filed) the notification and report form required for the transactions contemplated hereby by the HSR Act. The Parties shall, and shall cause their Affiliates to, respond promptly to any inquiries or requests from any Governmental Authority concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. The Parties shall, and shall cause their Affiliates to, use their reasonable best efforts to cooperate with each other and shall promptly furnish all information to the other Party that is necessary for compliance with the HSR Act. Purchaser shall pay all filing fees pursuant to the HSR Act in connection with the transactions contemplated hereby.

(c)           Notwithstanding anything to the contrary in this Section 6.2 or otherwise, Sellers and Purchaser shall use their respective reasonable best efforts to take, or cause to be taken (including by their respective Affiliates), any and all steps and to make, or cause to be made (including by their respective Affiliates), any and all appropriate undertakings necessary to resolve such objections, if any, that a Governmental Authority may assert under the HSR Act with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, in each case, so as to enable the Closing to occur as promptly as practicable, including (i) proposing, negotiating, committing to and effecting (by consent decree, hold separate order or otherwise) the sale, divestiture or disposition of any businesses, assets, Interests, product lines or properties of Purchaser (or its Affiliates) or any Company or any Interests in any joint venture held by Purchaser (or its Affiliates) or any Company, (ii) creating, terminating or divesting relationships, ventures, contractual rights or obligations of Purchaser (or its Affiliates) or any Company and (iii) otherwise taking or committing to take any action that would limit Purchaser’s (or its Affiliates’) freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, Interests, product lines or properties of Purchaser (or its Affiliates) or any Company or any Interests in any joint venture held by Purchaser (or its Affiliates) or any Company. Notwithstanding the foregoing, in no event shall any Party be required to take any action contemplated by this Section 6.2(c) that would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of Purchaser Parent and its Subsidiaries, taken as a whole, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that for this purposes, Purchaser Parent and its Subsidiaries, taken as a whole, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company Group, taken as a whole, as of the Execution Date.

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(d)           In furtherance and not in limitation of the foregoing, Sellers and Purchaser shall (i) furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated hereby; (ii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or by any other Governmental Authority in respect of such applications and filings or such transactions; (iii) promptly notify the other Party of any communication between that Party and the FTC, the DOJ or any other Governmental Authority in respect of such applications and filings or any regulatory Law or any investigation or other Proceeding pursuant to any regulatory Law in connection with such transactions; (iv) discuss with and permit the other Party (and its counsel) to review in advance, and consider in good faith the other Party’s comments in connection with, any proposed filing or communication to the FTC, the DOJ, or any other Governmental Authority or, in connection with any Proceeding by a private party to any other Person, relating to any regulatory Law or any investigation or Proceeding pursuant to any regulatory Law in connection with the transactions contemplated hereby; (v) not participate or agree to participate in any meeting, telephone call or discussion with the FTC, the DOJ or any other Governmental Authority in respect of any filings, investigation or inquiry relating to any regulatory Law or any investigation or other Proceeding pursuant to any regulatory Law in connection with this Agreement or the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate in such meeting, telephone call or discussion; (vi) furnish the other Party promptly with copies of all correspondence and communications relating to any regulatory Law or any investigation or Proceeding pursuant to any regulatory Law between them and their Affiliates and their respective Representatives on the one hand, and the FTC, the DOJ or any other Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby; and (vii) cooperate in good faith with the other Party in connection with any such applications and filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under the HSR Act or any other regulatory Law with respect to any such application and filing or any such transaction; provided, however, that, notwithstanding the foregoing, Purchaser shall control the strategy for obtaining any necessary approval of, or responding to any request from, inquiry by, or investigation (including directing the timing, nature and substance of all such responses, subject to the terms of this Section 6.2(d)) of, any Governmental Authority in connection with this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents after considering in good faith all comments and advice of the Sellers (and their counsel), and Purchaser shall take the lead in all meetings and communications with any Governmental Authority in connection with the foregoing. Anything to the contrary in this Section 6.2(d) notwithstanding, (i) materials provided to the other Party or its outside counsel may be redacted or withheld to remove references concerning the valuation of Purchaser and its Subsidiaries or any Company or as necessary to address reasonable privilege or confidentiality concerns, and (ii) Purchaser shall not, and shall cause its Affiliates not to, without the prior written consent of Sellers (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any binding commitment or agreement, including any timing agreement, with any Governmental Authority to delay the consummation of the transactions contemplated hereby.

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Section 6.3            Public Announcements; Confidentiality.

(a)           From and after the Execution Date and through the Closing Date, no Party shall make (or cause or allow any Affiliate or any Company to make) any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party (collectively, the “Public Announcement Restrictions”). The Public Announcement Restrictions shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosures to Governmental Authorities or Third Parties holding Preferential Rights, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents, any payoff letters or similar documentation); (ii) required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates; (iii) made to a Party’s Representatives as necessary in connection with the ordinary conduct of such Party’s business; (iv) that such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and such other Party grants written consent in its sole discretion; or (v) consistent with prior press releases or other public announcements made in compliance with this Section 6.3(a) or any communication plan or strategy previously agreed to by the other Party. In the case of the disclosures described under clauses (i) and (ii) of this Section 6.3(a), each Party shall use its commercially reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(b)           The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing, at which time the Confidentiality Agreement shall terminate. In the event a provision contained in the Confidentiality Agreement conflicts with a provision contained in this Agreement, the provision contained in this Agreement shall control.

(c)           For a period of two (2) years from the Closing Date, each Seller shall not, and shall cause their respective Affiliates (collectively with Sellers, the “Seller Restricted Parties”) not to, disclose, divulge or convey to any Third Party, any Company Confidential Information; provided, however, that the Seller Restricted Parties may furnish such portion (and only such portion) of the Company Confidential Information (i) as the applicable Seller Restricted Party reasonably determines it is legally obligated to disclose if: (A) it receives a request to disclose all or any part of the Company Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority; (B) to the extent not inconsistent with such request, it notifies Purchaser of the existence, terms and circumstances surrounding such request and consults with Purchaser on the advisability of taking steps available under applicable Law to resist or narrow such request; and (C) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Company Confidential Information; (ii) to the extent necessary to comply with, or enforce any Seller Restricted Party’s rights under, this Agreement or any of the other Transaction Documents, but only on a confidential basis pursuant to customary confidentiality arrangements; (iii) in connection with any financial reporting or Tax Returns filed by Seller or any of its Affiliates and (iv) to officers, directors, managers, employees, attorneys, agents, advisors and other Representatives of such Seller and its Affiliates solely to the extent such Persons have a need to know in connection with any of the foregoing.

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Section 6.4            Operation of Business. Except (i) in the ordinary course of business to complete the development plan as set forth in Schedule 6.4 (including making any payments in connection therewith, and with such adjustments as Sellers deem necessary in their reasonable discretion up to 110% of the gross budget for the development plan in Schedule 6.4), (ii) for the operations described in the AFEs set forth on Schedule 4.13; (iii) as required in the event of an emergency to protect life, property or the environment; (iv) as may be required by Law, (v) as expressly contemplated by this Agreement; or (vi) as otherwise approved in writing by Purchaser (unless otherwise expressly provided, such approval not to be unreasonably withheld, conditioned or delayed), from the Execution Date until the Closing, Sellers shall (and shall cause each Company to):

(a)           own, operate (where applicable) and conduct their respective business related to the Assets as a reasonably prudent operator and in accordance with their ordinary course of business;

(b)           with respect to Oil and Gas Properties operated by any Company, not authorize, propose, or commit to any operation reasonably anticipated by Sellers to require future capital expenditures by the Company Group in excess of $5,000,000 (net to the Company Group’s interest);

(c)           with respect to operations proposed after the Execution Date by Third Parties under joint operating agreements, joint development agreements and other similar agreements or pursuant to pooling proceedings with respect to Oil and Gas Properties, (i) not elect to participate in such operations in excess of $5,000,000 for any individual operation, net to the Company Group’s interest, (ii) not sell, farmout or trade such Oil and Gas Properties in a manner that is inconsistent with the prior practice of the Company Group, (iii) not elect to not participate in operations in a manner that is inconsistent with the prior practice of the Company Group; and (iv) shall make elections with respect to such operation in a manner that is consistent with prior practice of the Company Group;

(d)           not (i) take any affirmative action to terminate or materially amend any Leases, or (ii) terminate, materially amend, waive any rights under (or grant any material consents with respect to), modify, or extend any Material Contracts or enter into any new contract which would constitute a Material Contract if executed prior to the Execution Date in each case, excluding (x) such actions which (A) are contemplated in connection with operations set forth on Schedule 4.13 or Schedule 6.4, or (B) would not be materially prejudicial to a Company under such Lease or Material Contract and (y) contracts related to the Gathering System that are terminable upon notice of ninety (90) days or less;

(e)           maintain all material insurance policies held by the Company Group in the amounts and of the types presently in force with respect to the Assets and the operations and activities of the Company Group;

(f)           maintain the books, accounts and records of each Company in the ordinary course of business and in material compliance with all applicable Laws and contractual obligations;

(g)           promptly, but in any event within three (3) Business Days of becoming aware of such emergency, notify Purchaser of any emergency affecting the Company Group’s business or the Assets;

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(h)           promptly, but in any event within three (3) Business Days of receipt of the relevant listing or writing, notify Purchaser of any (i) Proceedings filed with any Governmental Authority, or threatened in writing against any Company or relating to the Assets, any Company, or the transactions contemplated by this Agreement, (ii) notices received from any Governmental Authority pertaining to the Assets or any Company, or (iii) any actual or threatened Casualty Event;

(i)           use commercially reasonable efforts to maintain all Permits, approvals, bonds and guaranties affecting the Assets, and make all filings that the Company and its Affiliates are required to make under applicable Law with respect to the Assets;

(j)           except as permitted by Section 6.4(c), not transfer, sell, hypothecate, encumber or otherwise dispose of any Assets except for (i) sales and dispositions of Hydrocarbons or equipment and materials made in the ordinary course of business, which in the case of equipment and materials, are replaced with equipment and materials of comparable or better value and utility in connection with the maintenance, repair, and operation of the Assets, (ii) Permitted Encumbrances or (iii) the Excluded Assets;

(k)           not amend or otherwise change the Organizational Documents of any Company;

(l)           not issue, sell, pledge, transfer, deliver, dispose of or otherwise subject to any Encumbrance (other than a Permitted Encumbrance), directly or indirectly, any Subject Interests or Interests of any Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, voting rights, or any other Interest in any Company;

(m)           not reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Company Group Interests, or make any other change with respect to the Company Group’s capital structure;

(n)           not acquire any Interests of any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets or properties, or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement other than (i) transactions solely among the Company Group, (ii) acquisitions as to which the aggregate amount of the consideration paid, incurred or transferred by or on behalf of the Company Group in connection with all such acquisitions would not exceed $1,000,000 individually or $10,000,000 in the aggregate or (iii) leasehold or surface interest acquisitions in connection with the operations set forth on Schedule 6.4;

(o)           not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization or otherwise effect any transaction that would alter any Company’s corporate structure or adopt resolutions related thereto;

(p)           not make any material change in any method of accounting or accounting practice or policy, except as required by GAAP;

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(q)           not elect to be a non-consenting party as to any material operation proposed by any Third Party with respect to the Assets;

(r)           not (i) make (in a manner inconsistent with past practice), change or revoke any material Tax election (including any election to change the tax classification of any Company for U.S. federal Income Tax purposes), (ii) change any annual Tax accounting period, (iii) change any material method of accounting for Tax purposes, (iv) file any amendment to a material Tax Return, (v) settle, concede, or compromise any material liability related to Taxes, (vi) enter into any “closing agreement” (as defined in Section 7121 of the Code) or any other similar material agreement relating to Taxes, (vii) enter into any voluntary disclosure agreement or program with any Governmental Authority, (viii) surrender any right to claim a refund of material Taxes, or (ix) consent to any extension or waiver of the limitation period applicable to any material Tax, Tax claim, or Tax assessment (other than an automatic extension granted in the ordinary course of business that does not give rise to the imposition of a penalty);

(s)           not intentionally resign as operator of any Assets (if applicable) for which a member of the Company Group serves as operator as of the Execution Date;

(t)            not incur any Indebtedness for borrowed money, other than any Indebtedness incurred under the Existing Credit Agreement or otherwise to the extent necessary in order to conduct the business of the Company Group in the ordinary course and consistent with the development operations provided for in Schedule 6.4 or otherwise permitted in accordance with this Section 6.4, except if the same will be discharged, terminated or released at Sellers’ sole cost and expense as of the Closing;

(u)           other than Preferential Rights arising under customary A.A.P.L. form joint operating agreements, not grant or create any Preferential Right with respect to the Assets;

(v)           not  institute any Proceeding, or enter into, or offer to enter into, any compromise, release or settlement of any Proceeding pertaining to the Assets, the business of the Company Group, or waive or release any material right of any Company, for which the amount(s) in controversy are reasonably expected to be in excess of $2,500,000, net to the Company Group’s interest, in the aggregate, for all such matters, in each case, other than to the extent related to Taxes and not prohibited by Section 6.4(v);

(w)           not cause any Company to hire or engage any director, officer, employee, or individual independent contractor;

(x)           not cause any Company to establish, adopt, commence participation in, or enter into any Employee Benefit Plan; and

(y)           not enter into an agreement or commitment that would cause any Company or Affiliate to violate any of the foregoing covenants.

Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of any Company prior to the consummation of the transactions contemplated hereby. Prior thereto, the Company Group shall have the right to exercise, consistent with the terms and conditions of this Agreement, control and supervision over their business operations.

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Purchaser’s approval of any action included in this Section 6.4 shall be considered granted within four (4) Business Days (unless a lesser amount of time is required), in each case, after Sellers’ notice to Purchaser requesting such consent in accordance with this Section 6.4 unless Purchaser notifies Sellers to the contrary or requests additional time during that period. In the event of an emergency, the applicable Company may take such action as a prudent owner or operator would take and shall notify Purchaser of such action promptly thereafter, but in any event within two (2) Business Days of the taking of such action. In cases in which no Seller, Company, or any of their respective Affiliates is the operator of any portion of the Assets, to the extent that the actions described in this Section 6.4 may only be taken by (or are the primary responsibility of) the operator of such Assets, the provisions of this Section 6.4 shall be construed to require only that Sellers use, or cause the applicable Company to use, commercially reasonable efforts to cause the operator(s) of such Assets to take such actions within the constraints of the applicable operating agreements, other applicable agreements and forced pooling orders (including by voting their respective interest in the Assets in a manner consistent with the provisions of this Section 6.4). Sellers will provide, or will cause the Company Group to (i) provide Purchaser copies of any AFEs and any Preferential Right election notices (or similar notices) received by Sellers or a Company, with respect to the Assets promptly after (but in any event within three (3) Business Days of) receipt thereof by Sellers or a Company, and (ii) use commercially reasonable efforts to keep Purchaser apprised of any drilling, re-drilling or completion operations proposed or conducted with respect to the Assets.

Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall (1) prohibit or restrict the Company Group’s ability to make withdrawals, borrow funds or make payments or prepayments under any Contract related to Indebtedness (including, any revolving line of credit or similar facility provided for under any Contract related to Indebtedness) except as set forth in clause (t) above or (2) prohibit or restrict the Company Group from making cash distributions to Sellers.

Section 6.5            Further Assurances. After Closing, the Parties agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or any other Transaction Document.

Section 6.6            Conduct of Purchaser Parent. Except (i) as set forth on Schedule 6.6, (ii) as may be required by Law (including as may be requested or compelled by any Governmental Authority), (iii) as expressly contemplated by this Agreement or (iv) as otherwise approved in writing by Sellers (such consent not to be unreasonably withheld, conditioned or delayed), from the Execution Date until the earlier of the Closing and termination of this Agreement pursuant to Article IX, Purchaser Parent shall and shall cause Purchaser to:

(a)           not amend or otherwise change the Organizational Documents of Purchaser Parent or Purchaser (other than de minimis amendments for administrative purposes);

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(b)           not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(c)           not make any material change in any method of accounting or accounting practice or policy, except as required by GAAP or applicable Laws (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)); and

(d)           not enter into an agreement or commitment that would cause Purchaser Parent or Purchaser to violate any of the foregoing covenants in this Section 6.6.

Nothing contained in this Agreement shall give Sellers, directly or indirectly, the right to control or direct the operations of Purchaser or any of its Subsidiaries prior to the consummation of the transactions contemplated hereby. Prior thereto, Purchaser and its Subsidiaries shall have the right to exercise, consistent with the terms and conditions of this Agreement, control and supervision over their business operations.

Sellers’ approval of any action included in this Section 6.6 shall be considered granted within forty-eight (48) hours after Purchaser’s notice to Sellers requesting such consent in accordance with this Section 6.6 unless Sellers notify Purchaser to the contrary or requests additional time during that period. In the event of an emergency, Purchaser Parent or its applicable Subsidiary may take such action as a prudent owner or operator would take and shall notify Sellers of such action promptly thereafter, but in any event within three (3) Business Days of the taking of such action.

Section 6.7            Officers & Directors.

(a)           From and after the Closing until the six (6) year anniversary thereof, Purchaser shall, and shall cause each Company to, indemnify and hold harmless (and advance funds in respect of each), in the same manner as provided by the Company Group immediately prior to the Execution Date, each present and former director, manager and officer of each Company and present and former members of any Company (in all of their capacities) (collectively, the “D&O Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, Damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such D&O Indemnified Party is or was a director, manager or officer of any Company or a member of any Company, whether asserted or claimed prior to, at or after the Closing (including with respect to acts or omissions by directors or officers of any Company or members of any Company Group in their capacities as such arising in connection with the transactions contemplated hereby), and shall provide advancement of expenses to D&O Indemnified Parties, in all such cases to the same extent (and only to the extent) that such persons are indemnified or have the right to advancement of expenses as of the Execution Date by the Company Group pursuant to the Organizational Documents of each Company and indemnification agreements, if any, in existence on (and provided to Purchaser prior to) the Execution Date.

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(b)           Purchaser and Sellers agree that, until the six (6) year anniversary date of the Closing Date, the Organizational Documents of each Company shall contain provisions no less favorable in the aggregate with respect to indemnification of D&O Indemnified Parties than are provided in the Organizational Documents of the applicable Company in existence on the Execution Date, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable Law.

(c)           Prior to the Closing, the Company Group shall obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from the Closing with at least the same coverage and amount and containing terms and conditions that are not less advantageous in the aggregate to the D&O Indemnified Parties as the Company Group’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Closing Date (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). Sellers shall bear one-half and Purchaser shall bear one-half of the cost of the D&O Tail Policy; provided, that no Party shall be required to pay the cost of the D&O Tail Policy in excess of $150,000 (it being understood, for purposes of this proviso, that such amount shall apply to Sellers in the aggregate). During the term of the D&O Tail Policy, Purchaser shall not (and shall cause the Company Group not to) take any action to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

(d)           The Parties hereby acknowledge and agree that a D&O Indemnified Party may have certain rights to indemnification, advancement of expenses or insurance provided pursuant to the D&O Tail Policy or by Persons other than the Company Group (collectively, the “Other Indemnitors”). Notwithstanding the foregoing, following the Closing and subject to each D&O Indemnified Party first using commercially reasonable efforts to assert claims for such coverage under the D&O Tail Policy as is available under its terms (which efforts, for the avoidance of doubt, will not require the initiation of any Proceedings), Purchaser agrees on its behalf and on behalf of the Company Group that the Company Group (i) shall be the indemnitors of first resort (i.e., their respective obligations to any D&O Indemnified Party hereunder are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any D&O Indemnified Party shall be secondary to Purchaser and the Company Group) with regard to matters arising from the affairs of the Company Group; (ii) shall be required to advance the full amount of expenses incurred by such D&O Indemnified Party in accordance with the applicable Organizational Documents of any Company as in effect as of the Closing and to the extent permitted under applicable Law; and (iii) irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Parties further agree that no advancement or payment by the Other Indemnitors on behalf of any D&O Indemnified Party with respect to any claim for which such D&O Indemnified Party has sought indemnification from the Company Group shall affect the foregoing and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such D&O Indemnified Party against the Company Group. The Other Indemnitors are express third-party beneficiaries of the terms of this Section 6.7. The provisions of this Section 6.7 are intended to be for the benefit of each D&O Indemnified Party, his or her heirs and his or her representatives.

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(e)           The provisions of this Section 6.7 are (i) intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. Purchaser shall pay all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing the indemnity obligations provided in this Section 6.7 unless it is ultimately determined that such D&O Indemnified Party is not entitled to such indemnity.

(f)           In the event that the Purchaser, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Purchaser and the Company shall assume all of the obligations thereof set forth in this Section 6.7.

Section 6.8            Purchaser Financing. Purchaser acknowledges and agrees that obtaining financing is not a condition to any of its obligations under this Agreement. For the avoidance of doubt, if any financing (including the Debt Financing) is not obtained for any reason and the conditions set forth in Section 7.2 are satisfied (or waived by Purchaser), Purchaser shall continue to be obligated to consummate the transactions contemplated by this Agreement, subject to and on the terms contemplated by this Agreement.

Section 6.9            Records. At and after the Closing, Sellers may retain, at their sole cost and expense, copies of any and all records of any Company. At and after the Closing, Purchaser shall, and shall cause each Company to, preserve and keep a copy of all records pertaining to the Assets or the business of the Company Group with respect to periods prior to Closing, in each case, that are in any Company’s and Purchaser’s possession (the “Records”) for a period of at least seven (7) years after the Closing Date; provided that Purchaser may destroy books, records or documents from time to time and prior to the end of such period in accordance with its normal document retention policy so long as Purchaser uses commercially reasonable efforts to provide Seller Representative with 90-days written notice prior to such termination and gave Seller Representative a reasonable opportunity to make copies of such Records. After such seven (7) year period, before Purchaser or any Company may dispose of any such Records, and Sellers may, at Sellers’ cost and expense, remove and retain all or any part of such Records as Sellers may select. From and after Closing, Purchaser shall provide to Sellers, at no cost or expense to Sellers, reasonable access to such Records as remain in Purchaser’s or each Company’s possession or control (solely for the purpose of examining and copying at Seller’s sole expense) at reasonable times and upon reasonable advance notice to Purchaser, and then only to the extent such books and records relate to occurrences prior to or on the Closing Date in connection with a Proceeding or any regulatory, tax, or financial reporting matter.

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Section 6.10         Seismic Licenses. Purchaser acknowledges that one or more Company may hold the data and geophysical licenses and permits described on Schedule 6.10 (each, a “Seismic License”). Pursuant to the terms of such Seismic Licenses, the consummation of the transactions contemplated hereunder may require the consent of the applicable licensor, or the payment of one or more transfer, assignment or change of control fees or payments unless the applicable Company cancels or terminates such Seismic License. With respect to those Seismic Licenses described on Schedule 6.10, subject to the applicable licensor’s consent, Purchaser has elected that at or after the Closing (a) the applicable Company shall pay to the applicable Third Party under such Seismic License any and all transfer, assignment or change of control fees or payments required under such Seismic Licenses in connection with the consummation of the transactions contemplated hereunder, (b) in no event shall such payment of fees or payments result in any downward reduction to the Purchase Price and (c) Purchaser and the Company Group shall, after the Closing, indemnify, defend and hold harmless each member of the Seller Group from any and all Damages arising out of the payment, mispayment or failure to pay such fees and payments; provided that with respect to any Seismic Licenses for which the applicable licensor does not consent to the transfer of such Seismic License, Sellers shall cause the Company Group to cancel and terminate such Seismic Licenses and destroy or return to the applicable counterparties under such Seismic Licenses any and all data, information and records required to destroyed or returned under the terms thereof.

Section 6.11          Wrong Pockets. In the event that at any time after the Effective Time until the first anniversary of the date the Final Purchase Price is (or is deemed to be) final, if (a) Sellers or any of their Affiliates (other than any Company Group Member) receives any payment or any asset (including any funds, payments and insurance proceeds) related to any Assets that is attributable to the period after the Effective Time, Sellers agree to remit (or cause to be remitted) any such payment within five (5) Business Days of Sellers obtaining actual knowledge thereof, to Purchaser or the applicable Company Group Member or promptly transfer (or cause to be transferred) such asset to the Purchaser or the applicable Company Group Member or (b) Purchaser or any of its Affiliates (including any Company Group Member) receives (i) any payment or any asset (including any funds, payments and insurance proceeds) related to any Assets that is attributable to the period prior the Effective Time or (ii) any Excluded Asset then, in each case, Purchaser agrees to remit (or cause to be remitted) any such payment within five (5) Business Days of Purchaser or any of its Affiliates (including any Company Group Member) obtaining actual knowledge thereof to the applicable Seller (or its designee) or promptly transfer (or cause to be transferred) such Excluded Asset to the applicable Seller (or its designee).

Section 6.12          Seller Marks. Notwithstanding anything to the contrary contained herein, the Parties acknowledge that upon the Closing, Sellers shall retain the sole right to the use of the names “FME”, “Franklin Mountain Energy” and any variants thereof, together with any service marks, trademarks, trade names, identifying symbols, logos, emblems or signs containing, comprising or used in connection with such names, including any name or mark confusingly similar thereto and the goodwill associated therewith (collectively, the “Seller Marks”). At or prior to the Closing, the Parties shall cause all necessary trademark or other intellectual property assignments as may be necessary to effectuate the intent of this Section 6.12. Promptly following the Closing, but in any event no later than ninety (90) days following the Closing, Purchaser shall cause the Company Group to remove, strike over or otherwise obliterate, all Seller Marks from all materials owned by the Company Group and used or displayed publicly, including any displays, signs, promotional materials and other materials; provided, that, at the Closing, Purchaser shall take action, and provide evidence reasonably satisfactory to Sellers thereof, to cause the names of any Company containing Seller Marks to be changed such that it no longer contains any Seller Marks, including by filing all necessary name change certificates and other documents with the Secretary of State of the State of Delaware.

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Section 6.13          Employee Matters.

(a)           Ten (10) days prior to the Closing Date, Sellers shall provide Purchaser with a revised Available Employee List, updated as of such date. From and after the Execution Date, Purchaser and its Affiliates shall be permitted to meet with and interview each Available Employee in connection with prospective employment with Purchaser or an Affiliate of Purchaser and offer employment in accordance with this Section 6.13 to any such Available Employee for employment commencing as of the Closing Date. Purchaser is responsible for scheduling any meetings or interviews and Sellers and their applicable Affiliates shall reasonably assist Purchaser with respect to such scheduling. Any meeting or interviews between Purchaser and Available Employees shall be scheduled at times and places that are not unreasonably inconvenient or disruptive to Sellers or their respective Affiliates and during normal business hours, with reasonable advance notice of no less than three (3) Business Days being provided to Sellers. It is understood that Purchaser shall have no obligation to employ or offer employment to any Available Employee. Sellers shall (or shall cause their applicable Affiliate to) terminate the employment of each Available Employee who accepts an offer of employment with Purchaser made pursuant to this Section 6.13(a) effective as of 12:01 am local time on the Closing Date.

(b)           The provisions of this Section 6.13 are solely for the benefit of the respective Parties and nothing in this Section 6.13, express or implied, is intended to or shall confer upon any current or former service provider of Seller or any of its Affiliates (or any dependent or beneficiary thereof), any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement, including any right to continuance of employment or any other service relationship with Purchaser, any Company, any Seller or any of their respective Affiliates, or any right to compensation or benefits of any nature or kind whatsoever under this Agreement. For the avoidance of doubt, nothing in this Agreement will be construed as an establishment of or modification of amendment to any employee benefit plan or any other compensation and benefit plans, programs, policies, agreements or arrangements maintained for or provided to directors, officers, employees or other service providers of Sellers or any of their Affiliates prior to or following Closing.

Section 6.14          Support Obligations. Prior to Closing, Purchaser shall effect the full and unconditional release, effective as of the Closing, of Sellers and their Affiliates, as applicable, from each of the outstanding Support Obligations set forth on Schedule 6.14 (“Support Obligations”), including by providing replacement guaranties, indemnification agreements, letters of credit, and/or cash collateral, as needed, to effect the replacement of such Support Obligations by the Closing. To the extent any Support Obligations have not been released at Closing, from and after the Closing until all of the Support Obligations have been so released, Purchaser shall (a) indemnify Sellers and their Affiliates from and against any Damages incurred by any of them arising out of or with respect to any of the Support Obligations, and (b) cause each Company not to amend, modify, or renew any Contract then subject to, or guaranteed or otherwise supported by, a Support Obligations without the consent of Sellers.

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Section 6.15         R&W Policy. Purchaser has conditionally bound the R&W Policy on or before the Execution Date, and prior to Closing, Purchaser shall obtain and bind the R&W Policy. Purchaser shall cause the R&W Policy to not provide for any “seller retention” (as such phrase is commonly used in the representations and warranties insurance policy industry), and expressly provide that (i) the insurer(s) issuing such policy shall waive any right of and shall not pursue any claims by way of subrogation, contribution or otherwise against Sellers or their Affiliates or any direct or indirect past or present shareholder, member, partner, stockholder, employee, director or officer (or the functional equivalent of any such position) of Sellers or their Affiliates and/or any of their respective Representatives, except for claims by way of subrogation against any of the foregoing Persons in the case of Fraud by such Person, (ii) the foregoing Persons shall be express Third Party beneficiaries of and entitled to enforce the foregoing subrogation waiver and (iii) the foregoing subrogation waiver and Third-Party beneficiary provision may not be amended, modified, supplemented, or restated in any manner or respect adverse to such Persons without the prior written consent of Sellers. From and after the Execution Date, Purchaser shall not (and shall cause its Affiliates not to) amend, modify, terminate, or waive any term or condition of the R&W Policy with respect to the insurer’s subrogation rights against Sellers, their Affiliates or their respective Representatives. For the avoidance of doubt, the Parties acknowledge and agree that (A) the procurement by Purchaser of the R&W Policy is not a condition to Closing, (B) all costs, expenses, underwriters fees, premiums and fees with respect to obtaining the R&W Policy will be borne one hundred percent (100%) by Purchaser, and (C) the absence of coverage under the R&W Policy for any reason, including due to exclusions from coverage thereunder or the failure of the R&W Policy to be in full force and effect for any reason, shall not expand, alter, amend, change or otherwise affect the liability of Sellers or their Affiliates, Representatives, heirs, personal representatives, successors and assigns.

Section 6.16          Listing. Purchaser Parent shall, in accordance with the requirements of the NYSE, file with the NYSE a subsequent listing application covering the shares of Purchaser Parent Common Stock to be issued to Sellers (or their designees) pursuant to this Agreement, subject to official notice of issuance, prior to the Closing Date.

Section 6.17          Specified Matters. The terms of Schedule 6.17 are incorporated herein by reference.

Section 6.18          Termination of Related Party Agreements. Except for the agreements set forth on Schedule 6.18, immediately prior to the Closing, each Related Party Agreement shall be terminated and of no further force or effect and all obligations thereunder shall be fully satisfied and extinguished, notwithstanding any terms thereof to the contrary.

Section 6.19          Cooperation with Financing.

(a)           Prior to the Closing, the Sellers and the Companies shall use commercially reasonable efforts to, and shall cause their respective Subsidiaries to use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause their respective Affiliates and Representatives with appropriate seniority and expertise to, provide reasonable cooperation to Purchaser in connection with the arrangement of the Debt Financing as may be reasonably requested by Purchaser with reasonable prior notice to Sellers and the Company Group (provided, that, such requested cooperation does not (x) unreasonably interfere with the ongoing operations of Sellers and the Company Group, (y) cause any representation or warranty in this Agreement to be breached or (z) cause any condition in this Agreement to fail to be satisfied, and provided further that the scope and nature of financial and other information to be provided by the Company is addressed exclusively in the following clause (ii)), including using commercially reasonable efforts to:

(i)            cooperating with the customary due diligence efforts of Purchaser and the Debt Financing Sources;

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(ii)           furnishing (x) the Required Information (including, for the avoidance of doubt, the Company Financial Statements customarily and reasonably required for the Debt Financing), (y) other customary financial, reserves, and other pertinent information (including asset schedules, lease operating statements, production reports, title information, reserve reports and other similar information) regarding the Company Group as shall already exist at the time of such request, be readily available or obtainable by the Company Group and not already be publicly available to Purchaser and be reasonably requested by Purchaser for use in connection with any marketing of the Debt Financing; provided that, for the avoidance of doubt, the Company shall not be required to provide, and Purchaser shall be solely responsible for, (A) the preparation of pro forma financial statements, (B) all marketing materials and other documents used in connection with any proposed Debt Financing and (C) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”; in each case, for the avoidance of doubt, other than any customary financial, reserve or other pertinent information reasonably necessary for the Purchaser to prepare such pro forma financial statements or descriptions and (z) customary authorization letters to the Debt Financing Sources, authorizing the distribution of information to prospective lenders or investors and other financing sources;

(iii)          causing, and take all reasonably requested actions to permit (including delivering customary authorization and representation letters), the present and former, as applicable, independent accountants and reserve engineers for Sellers and the Company Group to provide reasonable assistance to Purchaser in connection with the Debt Financing consistent with their customary practice (including providing accountants’ and reserve engineers’ comfort letters and consents from such independent accountants and reserve engineers to the extent required for the Debt Financing and participating in customary due diligence calls in connection therewith) at the Purchaser’s sole expense;

(iv)          furnishing Purchaser and its lenders or other Debt Financing Sources promptly (and in any event at least five (5) Business Days prior to the Closing Date) with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, and requested by the Debt Financing Sources in writing at least ten (10) Business Days prior to the Closing Date;

provided, in each case, that (1) neither Sellers, the Companies nor any of their respective Affiliates shall be required to incur or satisfy any liability, cost or expense (including the payment of any fees) in connection with this Section 6.19 and Purchaser shall reimburse Sellers, the Companies and any of their respective Affiliates for any liability, cost or expense incurred in connection therewith, (2)  the Company Group shall not be required to become subject to any obligations or liabilities with respect to such agreements or documents prior to the Closing Date or to take any action prior to the Closing Date to approve the Debt Financing and the pre-Closing board of directors or similar governing body of Sellers and the Companies shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, (3) nothing shall obligate the Company Group to obtain any legal opinions or provide a solvency certificate or the like to the extent such certificate is effective prior to the Closing Date or any information that would violate any obligations of confidentiality or result in a violation of Law or loss of any privilege and (4) except as expressly provided above, no Affiliate of the Company Group shall have any obligations under this Section 6.19.

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(b)           Notwithstanding anything contained in this Agreement to the contrary, Purchaser expressly acknowledges and agrees that Purchaser’s obligations to consummate the transactions contemplated by this Agreement are not conditioned in any manner whatsoever upon Purchaser obtaining any financing (including any Debt Financing). Except for the representations and warranties of the Company set forth in Article IV of this Agreement, neither the Companies nor any of their respective Subsidiaries shall have any liability to Purchaser in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 6.19. Notwithstanding anything to the contrary in this Agreement, none of Sellers’, the Companies’ or their respective Affiliates’ performance under this Section 6.19 shall be taken into account with respect to whether any condition set forth in Section 7.2(b) shall be deemed satisfied, except to the extent that Sellers or the Companies have knowingly and intentionally materially breached their obligations in Section 6.19(a) and such knowing and intentional breach otherwise results in a failure of the condition set forth in Section 7.2(b); provided, that for purposes of this Section 6.19(b), “knowingly and intentionally” shall require the Knowledge of any of the individuals identified in the definition of “knowledge of Sellers” or “knowledge of the Companies”.

(c)           Purchaser shall promptly reimburse the Company Group and their respective Affiliates and representatives for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorney’s fees of one counsel) incurred by such Persons in connection with their performance obligations under this Section 6.19.

(d)           Purchaser shall indemnify and hold harmless the Company Group and their respective Affiliates and representatives from and against any and all losses and other liabilities suffered or incurred by any of them in connection with the arrangement and preparation of the Debt Financing and any information used in connection therewith, in each case, other than as a result of fraud, bad faith or willful misconduct by or on behalf of the Company Group, their Affiliates and/or their respective Subsidiaries and representatives.

(e)           At Purchaser’s reasonable request, after the date of this Agreement for up to twelve (12) months after the Closing Date (the “Records Period”), Sellers agree (provided, that, the requested cooperation in this clause (e) does not (x) unreasonably interfere with the ongoing operations of Sellers and the Company Group, (y) cause any representation or warranty in this Agreement to be breached or (z) cause any condition in this Agreement to fail to be satisfied):

(i)            To use commercially reasonable efforts to make available to Purchaser and its Affiliates and their Representatives any and all records to the extent in Sellers’ or their respective Affiliates’ possession or control and to which Sellers and their respective Affiliates’ personnel have reasonable access, in each case as reasonably required by Purchaser, its Affiliates and their Representatives in order to prepare financial statements in connection with Purchaser’s or its Affiliates’ debt or equity securities offerings or filings, if any, that are required by the SEC, under securities Laws applicable to Purchaser and its Affiliates, or financial statements meeting the requirements of Regulation S-X of the SEC in connection with the transaction contemplated by this Agreement (the “Purchaser Financial Statements”).

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(ii)           To use commercially reasonable efforts to cause their respective accountants, consultants, reserve engineers, agents and other Representatives to, reasonably cooperate with Purchaser and its Representatives in connection with the preparation by Purchaser of the Purchaser Financial Statements that are required to be included in any filing by Purchaser or its Affiliates with the SEC, or customarily included in offering documentation for debt or equity securities offerings, including to use their commercially reasonable efforts to cause the external audit firm that audits Sellers’ audited financial statements (the “Audit Firm”) or applicable reserve engineer to provide customary “comfort letters” to any underwriter or initial purchaser in connection with any debt or equity securities offering during the Records Period; provided, however, that without prior written consent of Sellers, neither Sellers, their Affiliates nor any of Sellers’ Representatives, including the Audit Firm and the applicable reserve engineers, shall be named in (i) any SEC filings or (ii) any prospectus, offering memorandum or other offering document, unless required by any SEC rule or regulation. If reasonably requested, Sellers shall use commercially reasonable efforts to execute and deliver, or shall use commercially reasonable efforts to cause their respective Affiliates to execute and deliver, to the Audit Firm such representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of an audit, as may be reasonably requested by the Audit Firm, with respect to the Purchaser Financial Statements, including, as requested, representations regarding internal accounting controls and disclosure controls.

Section 6.20            Exclusivity. Except to the extent expressly permitted, without Purchaser’s prior written consent, Sellers agree that between the Execution Date and the earlier of the Closing and the valid termination of this Agreement, Sellers shall not, and shall cause the Company Group and its respective Affiliates and Representatives not to, directly or indirectly: (a) solicit, initiate, participate in, facilitate, knowingly encourage or accept any other proposals or offers from any Person (i) relating to any direct or indirect acquisition or purchase of all or any material portion of the (A) Interests or (B) the Assets (other than sales and dispositions of Hydrocarbons made in the ordinary course of business) or the issuance, sale or transfer to, or investment by, another Person in any newly issued or currently outstanding Interests in any Company or any of its Subsidiaries (including any initial public offering of such equity Interests) (a “Company Competing Transaction”), (ii) enter into any merger, consolidation or other business combination relating, directly or indirectly, to the Company Group, or (iii) enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company Group, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Sellers shall, and shall cause the Company Group and its respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Company Competing Transaction or potential Company Competing Transaction.

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Article VII
Conditions to Closing

Section 7.1            Sellers’ Conditions to Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Seller) on or prior to Closing of each of the following conditions precedent:

(a)           Representations. The (i) Purchaser Fundamental Representations (other than the representations set forth in Section 5.5(a)) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date), (ii) the representations set forth in Section 5.5(a) shall be true and correct in all but de minimis respects as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date) and (iii) representations and warranties of Purchaser set forth in Article V (other than Purchaser Fundamental Representations) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date), except for breaches, if any, of such representations and warranties (other than Purchaser Fundamental Representations) as would not individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect (without regard to whether such representation or warranty is qualified in terms of materiality, Purchaser Material Adverse Effect or other materiality qualifiers set forth therein);

(b)           Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c)           No Order or Law. No Law shall be in effect restraining, enjoining, or otherwise prohibiting or making unlawful the consummation of the transactions contemplated by this Agreement;

(d)           HSR Act. All waiting periods (and any extensions thereof) under the HSR Act applicable to the consummation of the transactions contemplated hereby, and any agreement (including any timing agreement) with any Governmental Authority not to consummate the transactions contemplated hereby, shall have expired or been terminated;

(e)           Deliveries. Purchaser shall deliver (or be ready, willing, and able to deliver at Closing) to Sellers duly executed counterparts of the documents and certificates to be delivered by Purchaser under Section 8.3; and

(f)           Aggregate Defects. The sum of (i) the Agreed Adjustment, plus (ii) the Defect Escrow Amount, plus (iii) the sum of all Damages resulting from Casualty Events arising between the Effective Time and the Closing, (iv) plus the Allocated Value of all Excluded Title Defect Properties shall be, in the aggregate, less than or equal to 15% of the Purchase Price; and

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(g)           Listing. The shares of Purchaser Parent Common Stock constituting the Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.2            Purchaser’s Conditions to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing, of each of the following conditions precedent:

(a)           Representations. The (i) Seller Fundamental Representations and Company Fundamental Representations shall be true and correct (other than, with respect to the representations set forth in Section 4.3(a), de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date) and (ii) the other representations and warranties of Sellers set forth in Article III and Article IV (other than (A) the Seller Fundamental Representations and (B) the Company Fundamental Representations) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date), except for breaches, if any, of such representations and warranties as would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or Company Material Adverse Effect, respectively (without regard to whether such representation or warranty is qualified in terms of materiality, Seller Material Adverse Effect, Company Material Adverse Effect or other materiality qualifiers set forth therein);

(b)           Performance. Sellers shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under this Agreement prior to or on the Closing Date;

(c)           No Order or Law. No Law shall be in effect restraining, enjoining, or otherwise prohibiting or making unlawful the consummation of the transactions contemplated by this Agreement;

(d)           HSR Act. All waiting periods (and any extensions thereof) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement, and any agreement (including any timing agreement) with any Governmental Authority not to consummate the transactions contemplated hereby, shall have expired or been terminated;

(e)           Deliveries. Sellers shall deliver (or be ready, willing, and able to deliver at Closing) to Purchaser duly executed counterparts of the documents and certificates to be delivered by Sellers and their Affiliates under Section 8.2; and

(f)           Aggregate Defects. The sum of (i) the Agreed Adjustment, plus (ii) the Defect Escrow Amount, plus (iii) the sum of all Damages resulting from Casualty Events arising between the Effective Time and the Closing, (iv) plus the Allocated Value of all Excluded Title Defect Properties shall be, in the aggregate, less than or equal to 15% of the Purchase Price; and

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(g)           Listing. The shares of Purchaser Parent Common Stock constituting the Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

Article VIII
Closing

Section 8.1            Time and Place of Closing. The consummation of the purchase and sale of the Subject Interests contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Sellers, take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Suite 4700, Houston, Texas 77002 at 10:00 a.m., Central Time, on January 27, 2025 (the “Target Closing Date”) provided, that if HSR Clearance has not occurred at least five (5) Business Days before the Target Closing Date, Closing shall occur five (5) Business Days after HSR Clearance, or if all conditions in Article VII to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article IX. The date on which the Closing occurs is referred to herein as the “Closing Date”. All actions to be taken and all documents and instruments to be executed and delivered at the Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 8.2            Obligations of Sellers at Closing. At the Closing (or earlier if indicated below), upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, Sellers shall deliver or cause to be delivered to Purchaser the following:

(a)           a counterpart of the Assignment Agreement transferring the Subject Interests to Purchaser, duly executed by Sellers;

(b)           a counterpart of a Transition Service Agreement, substantially in the form attached hereto as Exhibit E (the “Transition Services Agreement”), duly executed by Franklin Mountain Operating, LLC, a Delaware limited liability company;

(c)           a valid, properly completed, and duly executed IRS Form W-9 with respect to each Seller (or, if such Seller is an entity disregarded as separate from its regarded owner for U.S. federal Income Tax purposes, in respect of such Seller’s regarded owner for U.S. federal Income Tax purposes), in form and substance reasonably satisfactory to Purchaser;

(d)           a certificate duly executed by an authorized officer of each Seller, dated as of the Closing Date, certifying on behalf of such Seller that the conditions set forth in Section 7.2(a) and Section 7.2(b)  have been fulfilled;

(e)           joint written instruction executed by officers of Sellers to the Escrow Agent to transfer the Deposit, less the Defect Escrow Amount, less the Adjustment Deposit to Sellers;

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(f)           prior to the Closing, (x) customary debt payoff letters setting forth the total amounts payable pursuant to the Existing Credit Agreements of each Company Group Member to fully satisfy all principal, interest, fees, costs, expenses and any other amounts owed thereunder as of the anticipated Closing Date, together with appropriate wire instructions, and the agreement from the administrative agent under the Existing Credit Agreements of the applicable Company Group Member that upon payment in full of all such amounts owed, all such Indebtedness for borrowed money described in this clause (x) shall be discharged and satisfied in full, the “Loan Documents” (or applicable similar term in the Existing Credit Agreements of the applicable Company Group Member) shall be terminated and all liens on each Company Group Member and their respective assets and equity securing the Existing Credit Agreements of such Company Group Member shall be released and terminated (other than, in each case, any reimbursement, indemnity and contingent obligations for which no claim has been made as of the Closing Date that expressly survive the termination of the applicable Existing Credit Agreements (the “Payoff Letters”)), and (y) applicable release documents (including draft UCC-3 statements) necessary to evidence the release and termination of any deed of trust, mortgages, financing statements, pledges, fixture filings and security agreements securing obligations arising from Indebtedness for borrowed money under any credit agreement, debt instrument or other agreement of a Seller or any Company Group Member affecting or burdening any of the assets of such Company Group Member and their respective assets or equity, and any guarantees by the Company Group Members (including with respect to the Existing Credit Agreements), in each case, in sufficient counterparts for recordation in each of the counties in which the Assets are located or other applicable jurisdiction;

(g)           a counterpart of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit F duly executed by each transferee of Sellers to receive Stock Consideration and who elects (at its sole discretion) to become a party thereto (the “Registration Rights Agreement”);

(h)           duly executed resignations of the directors and officers of each Company;

(i)            a certificate duly executed from each Equityholder to receive Stock Consideration certifying that such Equityholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act, and as to such other matters with regards to compliance with the Securities Act as Purchaser may reasonably request; and

(j)           an Excluded Asset Assignment from any applicable Company to Sellers or one or more of their designees, duly executed by such Company and Sellers (or their designee).

Section 8.3            Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers of their obligations pursuant to Section 8.2, Purchaser shall deliver or cause to be delivered to Sellers (or the Escrow Agent, as applicable), among other things, the following:

(a)           payment by wire transfer of same-day funds in an amount equal to the Closing Cash Consideration to the accounts designated by Sellers prior to Closing;

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(b)           joint written instruction executed by an officer of Purchaser to the Escrow Agent to transfer the Deposit, less the Defect Escrow Amount, less the Adjustment Deposit to Sellers;

(c)           payment by wire transfer of same-day funds to the Escrow Agent in an amount equal to the remaining amount of the Defect Escrow Amount, if any;

(d)           payment of the Existing Credit Agreement Payoff Amounts, by wire transfer of same-day funds to the accounts designated in the Payoff Letters;

(e)           payment of the Company Transaction Expenses, by wire transfer of same-day funds to the accounts of the applicable payees designated by Sellers prior to Closing;

(f)           a certificate by an authorized officer of Purchaser, dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled;

(g)           a counterpart of the Assignment Agreement, duly executed by Purchaser;

(h)           a counterpart of the Transition Service Agreement, duly executed by Purchaser;

(i)           an acknowledgement duly executed by the Transfer Agent stating (i) the Transfer Agent has been instructed by Purchaser Parent to create a book-entry account for Sellers and credit Sellers’ account(s) with the number of shares of Purchaser Parent Common Stock equal to the Closing Stock Consideration as set forth in the Preliminary Settlement Statement, (ii) the Transfer Agent has been instructed by Purchaser Parent and Sellers to transfer all or a portion of such shares to Sellers’ designated transferees, subject to compliance by the Sellers and such transferees with Section 2.8, and (iii) Purchaser Parent has issued the shares of Purchaser Parent Common Stock equal to the Adjusted Stock Consideration as set forth in the Preliminary Settlement Statement to Sellers’ account;

(j)           evidence reasonably satisfactory to Sellers that Purchaser Parent shall have (i) filed a supplemental listing application with the NYSE with respect to the issuance of the Closing Stock Consideration and (ii) the shares of Purchaser Parent Common Stock have been approved and authorized for listing on the NYSE; and

(k)           the Registration Rights Agreement, duly executed by Purchaser Parent.

Article IX
Termination

Section 9.1            Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual prior written consent of Purchaser and Sellers;

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(b)           by either Purchaser or Sellers, by written notice to the other Party on or after the Outside Date, if the Closing has not occurred on or before the Outside Date; provided, however, that no Party shall be entitled to terminate this Agreement under this Section 9.1(b) if such Party is then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach, individually or in the aggregate, results in the failure of any of the non-terminating Party’s conditions to Closing set forth in Section 7.1 or Section 7.2, as applicable;

(c)           by either Purchaser or Sellers, by written notice to the other Party, if a Governmental Authority shall have issued, entered, promulgated or enacted any order or other Law or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits or makes unlawful the consummation of the transactions contemplated hereby; provided, however, that no Party shall be entitled to terminate this Agreement under this Section 9.1(c) if such Party is then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach is, individually or in the aggregate, the primary cause of such final and non-appealable order, other Law or other action;

(d)           by either Purchaser or Sellers, by written notice to the other Party, if such other Party breaches any of its representations or warranties contained in this Agreement or breaches or fails to perform any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to Purchaser’s or Sellers’ obligations, as applicable, to consummate the transactions contemplated hereby set forth in Section 7.1 or Section 7.2, as applicable, not capable of being satisfied by the Outside Date, and (ii) after the giving of written notice of such breach or failure to perform to such other Party, cannot be cured or has not been cured by the earlier of (A) within fifteen (15) Business Days after the delivery of such notice and (B) the Outside Date; provided, however, that no Party shall be entitled to terminate this Agreement under this Section 9.1(d) if such Party is then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach, individually or in the aggregate, results in the failure of any of the non-terminating Party’s conditions to Closing set forth in Section 7.1 or Section 7.2, as applicable; provided, further, that if (x) the non-terminating Party’s conditions to Closing have been satisfied or waived in full, (y) the terminating Party is not in material breach of the terms of this Agreement and (z) all of the terminating Party’s conditions to Closing have been satisfied or waived, then the failure by the non-terminating Party to timely close the contemplated transactions shall constitute a material breach of this Agreement giving rise to the termination right set forth in this Section 9.1(d); or

(e)           by Sellers, if Purchaser fails to fund the Deposit in accordance with Section 2.3.

Section 9.2            Effect of Termination.

(a)           If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no further force or effect (except for the Confidentiality Agreement and the provisions of Section 6.1(d), Section 6.3, Article IX, Article XIV, and Appendix A, which shall continue in full force and effect).

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(b)           If (i) all conditions precedent to the obligations of Sellers set forth in Section 7.1 have been satisfied or waived in writing by Sellers, and Purchaser is ready, willing and able to perform its obligations under Section 8.3 (or would have been ready, willing and able to perform such obligations but for the breach or failure of any of Sellers’ representations, warranties, or covenants hereunder and except for any such conditions that by their nature may only be satisfied at or in connection with the occurrence of Closing), and (ii) the Closing has not occurred as a result of the breach or failure of Sellers’ representations, warranties, or covenants hereunder, including, if and when required, Sellers’ obligations to consummate the transactions contemplated hereunder at Closing, such that Purchaser has the right to terminate this Agreement pursuant to Section 9.1(d), then Purchaser shall be entitled to (A) first, require Sellers’ specific performance of this Agreement or (B) if a court of competent jurisdiction renders a final, non-appealable judgment declining to enforce Sellers’ specific performance of the Closing of this Agreement, terminate this Agreement and receive a return of the Deposit, plus recover from Sellers (jointly and severally) a cash amount equal to $100,000,000 for the sole account and use of Purchaser as liquidated damages hereunder. If Purchaser elects the remedy of specific performance contemplated by clause (A) but such remedy is not awarded by a court of competent jurisdiction, (1) Purchaser shall be entitled to the remedy contemplated by clause (B), in accordance with the terms and conditions set forth herein, as its sole and exclusive remedy against any member of the Seller Group for the failure to consummate the transactions contemplated hereunder at Closing and (2) Purchaser and Sellers shall then jointly instruct the Escrow Agent to release the Deposit to Purchaser within three (3) Business Days after the date on which this Agreement is terminated.

(c)           If this Agreement is terminated by the mutual written consent of Purchaser and Sellers pursuant to Section 9.1(a), Purchaser and Sellers shall jointly instruct the Escrow Agent to return the Deposit to Purchaser within three (3) Business Days of the date on which this Agreement is terminated and such remedy shall be Purchaser’s sole and exclusive remedy against any member of the Seller Group for the failure to consummate the transactions contemplated by this Agreement.

(d)           If (i) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been satisfied or waived in writing by Purchaser, and Sellers are ready, willing and able to perform their obligations under Section 8.2 (or would have been ready, willing and able to perform such obligations but for the breach or failure of any of Purchaser’s representations, warranties, or covenants hereunder and except for any such conditions that by their nature may only be satisfied at or in connection with the occurrence of Closing), and (ii) the Closing has not occurred as a result of the breach or failure of any of Purchaser’s representations, warranties, or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, such that Sellers have the right to terminate this Agreement pursuant to Section 9.1(d), then Sellers shall be entitled to either (A) exercise any rights at law or in equity (including the right to require Purchaser’s specific performance of this Agreement and, in the event Sellers are successful in enforcing their rights under this clause (A), then Purchaser shall reimburse Sellers for all costs incurred in enforcing this clause (A) including any reasonable attorneys’ fees) or (B) terminate this Agreement and receive the entirety of the Deposit for the sole account and use of Sellers as liquidated damages hereunder. If Sellers elect the remedy of specific performance contemplated by clause (A) but such remedy is not awarded by a court of competent jurisdiction, (1) Sellers shall be entitled to the remedy contemplated by clause (B), in accordance with the terms and conditions set forth herein, as their sole and exclusive remedy against any member of the Purchaser Group for the failure to consummate the transactions contemplated hereunder at the Closing and (2) Purchaser and Sellers shall then jointly instruct the Escrow Agent to release the Deposit to Sellers within three (3) Business Days after the date on which this Agreement is terminated.

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(e)           EACH PARTY ACKNOWLEDGES AND AGREES THAT IF A PARTY RECEIVES LIQUIDATED DAMAGES IN ACCORDANCE WITH THIS SECTION 9.2, THEN (I) ACTUAL DAMAGES UPON THE EVENT OF A TERMINATION ARE DIFFICULT TO ASCERTAIN WITH ANY CERTAINTY, (II) SUCH LIQUIDATED DAMAGES AMOUNT IS A FAIR AND REASONABLE ESTIMATE BY THE PARTIES OF SUCH AGGREGATE ACTUAL DAMAGES, AND (III) SUCH LIQUIDATED DAMAGES DO NOT CONSTITUTE A PENALTY.

(f)           Subject to Section 9.2(b) and Section 9.2(c), upon the termination of this Agreement in accordance with the express terms of this Article IX, Sellers and the Company Group shall be free immediately to enjoy all rights of ownership of the Company Group and the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any Person without any restriction under this Agreement. Following termination of this Agreement in accordance with Article IX, Purchaser shall promptly (but in any event no more than ten (10) Business Days after the termination of this Agreement) return or destroy all agreements, Contracts, instruments, books, records, materials and other information regarding Sellers or their Affiliates (including the Company Group and the Assets) provided to Purchaser or any of its Affiliates or any of their respective Representatives in connection with the transactions contemplated by this Agreement in accordance with, and subject to the terms of, Section 7 of the Confidentiality Agreement.

(g)           Notwithstanding anything to the contrary in this Agreement, each Party acknowledges and agrees that if the Closing fails to occur for any reason, such Party’s sole and exclusive remedy against the other Party shall be to exercise an applicable remedy set forth in this Article IX.

Article X
Indemnification

Section 10.1            Indemnification.

(a)           From and after Closing, Purchaser and each Company shall be jointly and severally responsible for, shall pay, and shall jointly and severally indemnify, defend, and hold harmless the Seller Group from and against all obligations, liabilities, claims, causes of action, and Damages incurred by, suffered by, or asserted against such Persons caused by, arising out of, attributable to or resulting from:

(i)            Purchaser’s breach of any of Purchaser’s covenants or agreements contained in this Agreement or in any Transaction Document;

(ii)           The Company Group’s breach of any of the Company Group’s covenants or agreements contained in this Agreement or in any Transaction Document to be performed after Closing;

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(iii)           any breach of any of Purchaser’s representations and warranties set forth in Article V, or confirmed in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(f); and/or

(iv)           the conduct, ownership or operation of the Subject Interests, the Company Group, the business of the Company Group and/or the Assets (excluding any Taxes for which a Seller is responsible pursuant to the terms of this Agreement or under applicable Law);

EVEN IF ANY SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES.

(b)           Notwithstanding anything to the contrary contained in this Agreement, subject to Section 6.1(d), Section 6.5, Article IX, Article XII, and Section 14.17, from and after the Closing absent Fraud, this Article X contains the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including any breaches of the representations, warranties, covenants, and agreements of the Parties in this Agreement or any of the other Transaction Documents. Except for the remedies contained in this Article X, Section 6.1(d), Section 6.5, Article IX, Article XII, and Section 14.17, SELLERS (ON BEHALF OF ITSELF AND ON BEHALF OF THE SELLER GROUP), ON THE ONE HAND, AND PURCHASER (ON BEHALF OF ITSELF AND ON BEHALF OF THE PURCHASER GROUP), ON THE OTHER HAND, EACH RELEASE, REMISE, AND FOREVER DISCHARGE THE OTHER AND ITS AFFILIATES AND ALL SUCH PARTIES’ MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, AND OTHER REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF (i) THIS AGREEMENT, (ii) SELLERS’ (OR THEIR PREDECESSORS IN INTEREST’S) OWNERSHIP OF THE SUBJECT INTERESTS, (iii) THE COMPANY GROUP’S USE, OWNERSHIP OR OPERATION OF THE ASSETS, (iv) THE TAX ATTRIBUTES OF ANY ASSET OR THE SUBJECT INTERESTS OR (v) THE CONDITION, QUALITY, STATUS, OR NATURE OF THE ASSETS OF THE COMPANY GROUP, INCLUDING, IN EACH SUCH CASE, RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES AND COMMON LAW RIGHTS OF CONTRIBUTION, RIGHTS UNDER AGREEMENTS BETWEEN ANY COMPANY AND ANY PERSONS WHO ARE AFFILIATES OF ANY SUCH COMPANY, AND RIGHTS UNDER INSURANCE MAINTAINED BY ANY COMPANY OR ANY PERSON WHO IS AN AFFILIATE OF SUCH COMPANY, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY RELEASED PERSON.

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(c)           Any claim for indemnity under this Section 10.1 by any Third Party must be brought and administered by a Party to this Agreement. No Indemnified Person (including any Person within the Seller Group, the Company Group and the Purchaser Group) other than the Parties shall have any rights against Sellers or Purchaser under the terms of this Section 10.1 except as may be exercised on its behalf by Purchaser or Sellers, as applicable, pursuant to this Section 10.1(c). The Parties may elect to exercise or not exercise indemnification rights under this Section 10.1 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 10.1.

Section 10.2          Indemnification Actions. All claims for indemnification under Section 10.1 shall be asserted and resolved as follows:

(a)           For purposes hereof, (i) the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person or Persons having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article X and (ii) the term “Indemnified Person” when used in connection with particular Damages shall mean the Person or Persons having the right to be indemnified with respect to such Damages by another Person or Persons pursuant to this Article X.

(b)           To make a claim for indemnification under Section 10.1, an Indemnified Person shall notify the Indemnifying Person of its claim under this Section 10.2 including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). If the claim for indemnification is based upon a claim by a Third Party against the Indemnified Person (a “Third-Person Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third-Person Claim and shall enclose a copy of all papers (if any) served with respect to the Third-Person Claim; provided that the failure of any Indemnified Person to give notice of a Third-Person Claim as provided in this Section 10.2 shall not relieve the Indemnifying Person of its obligations under Section 10.1 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Third-Person Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Third-Person Claim. If the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached.

(c)           In the case of a claim for indemnification based upon a Third-Person Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Third-Person Claim under this Article X. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, then until such date as the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, the Indemnified Person is authorized to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

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(d)           If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third-Person Claim. If requested by the Indemnifying Person, the Indemnified Person agrees to reasonably cooperate in contesting any Third-Person Claim that the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may at its own expense participate in, but not control, any defense or settlement of any Third-Person Claim controlled by the Indemnifying Person pursuant to this Section 10.2(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Third-Person Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third-Person Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person), (ii) may adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity), (iii) requires a non-monetary commitment by the Indemnified Person, including compliance with an injunction or other equitable relief, (iv) includes any admission of guilt or culpability, or (v) relates to the payment or calculation of royalties or overriding royalties.

(e)           If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend or settle the Third-Person Claim, then the Indemnified Person shall have the right to defend against the Third-Person Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder) with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation and assume the defense of the Third-Person Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet admitted its obligation to provide indemnification with respect to a Third-Person Claim, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation to provide indemnification with respect to the Third-Person Claim and (ii) if its obligation is so admitted, assume the defense of the Third-Person Claim, including the power to reject, in its reasonable judgment, the proposed settlement. If the Indemnified Person settles any Third-Person Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation in writing and assumed the defense of a Third-Person Claim that the Indemnifying Person is entitled to control, the Indemnified Person shall be deemed to have waived any right to indemnity therefor.

(f)           In the case of a claim for indemnification not based upon a Third-Person Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages, or (iii) dispute the claim for such indemnification. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period that it has cured the Damages or that it disputes the claim for such indemnification, the Indemnifying Person shall be deemed to have disputed such claim for indemnification.

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Section 10.3          Survival; Limitations on Actions.

(a)           The representations and warranties of Sellers contained in this Agreement, including Article III and Article IV, the corresponding representations and warranties confirmed in the certificates delivered at Closing pursuant to Section 8.2(d) and any other rights arising out of any breach of such representations or warranties shall terminate and expire at the Closing. The covenants and agreements of the Parties in Article VI and Article XI that are to be performed after the Closing shall survive the Closing until fully performed in accordance with their terms. The remainder of this Agreement (including the disclaimers and acknowledgments in Section 13.1) shall survive the Closing without time limit except (i) as may otherwise be expressly provided herein and (ii) for covenants and agreements set forth in this Agreement that, by their terms, are to be completed prior to or at Closing, shall terminate and expire at the Closing. Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date. For purposes of clarification and avoidance of doubt, Purchaser’s sole recourse with respect to breaches of representations and warranties of Sellers contained in this Agreement, including Article III or Article IV, shall be against the R&W Policy.

(b)           The indemnities in Section 10.1(a) and Section 10.1(b) shall terminate as of the termination date of each respective representation, warranty, covenant, or agreement that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.

(c)           Notwithstanding anything in this Agreement to the contrary, (i) for any and all Damages arising out of any breaches of the representations and warranties of Sellers or the Company or any breaches of the covenants of Sellers or the Company, in each case, made in this Agreement or any Transaction Document, Purchaser shall be entitled to recovery solely and exclusively from the R&W Policy, (ii) in no event shall Sellers or the Company be liable for any indemnification or other payment to Purchaser under or in connection with this Agreement, and (iii) in no event shall Purchaser have any right to seek indemnification, payment or any other recourse of any type, under or in connection with, this Agreement from (x) Sellers or (y) any Person (including any past, present or future director, officer, employee, manager, member, partner, direct or indirect equityholder, Affiliate, agent, attorney or other Representative of any of the Company Group or Sellers) that is not expressly named as Party to this Agreement.

(d)           Subject to Section 10.3(c), from and after the Closing, the rights provided under the R&W Policy shall be the sole and exclusive remedy of Purchaser with respect to any and all claims arising out of or relating to Purchaser’s investigation of the Company Group, the Company Group Interests, this Agreement, the Transaction Documents, the negotiation, execution and delivery of this Agreement or any Transaction Document (except to the extent otherwise expressly set forth herein or therein) or the performance by the Parties of its or their terms, and subject to Section 10.3(c), no other remedy shall be had pursuant to any contract, misrepresentation, strict liability or tort theory or otherwise by Purchaser and its Representatives, all such remedies being hereby expressly waived to the fullest extent permitted under Law (including claims under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.) and any other Environmental Law. Purchaser shall not be entitled to a rescission of this Agreement or any Transaction Document or any further indemnification rights or claims of any nature whatsoever, all of which are hereby expressly waived by Purchaser to the fullest extent permitted under Law (except to the extent otherwise expressly set forth herein or therein).

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(e)           The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article X shall be reduced by the amount of insurance proceeds actually received by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates). If any Damages sustained by a member of the Purchaser Group are covered by an insurance policy, such member of the Purchaser Group shall use commercially reasonable efforts to make a claim under any applicable insurance coverage.

(f)           In no event shall any Indemnified Person be entitled to duplicate compensation with respect to the same Damage, liability, loss, cost, expense, claim, award, or judgment under more than one provision of this Agreement and the Transaction Documents.

Article XI
Tax Matters

Section 11.1          Proration of Taxes. For purposes of determining the Pre-Effective Time Company Taxes and Post-Effective Time Company Taxes, (a) Asset Taxes that are attributable to severance or production (other than such Asset Taxes described in clause (c)) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (b) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (a) or (c)) shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, (c) Asset Taxes that are ad valorem, property or other similar Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the Pre-Effective Time Tax Period and the Post-Effective Time Tax Period by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the day of the Effective Time, on the one hand, and the number of days in such Straddle Period that occur on or after the day of the Effective Time, on the other hand, and (d) any other Company Taxes shall be allocated between the Pre-Effective Time Tax Period and the Post-Effective Time Tax Period by determining (i) the amount of such Company Taxes that would be payable if the Straddle Period ended and the books of the applicable Company were closed on the date immediately preceding the date on which the Effective Time occurs, which amount shall be a Pre-Effective Time Company Tax, and (ii) the amount of such Company Taxes that would be payable if the Straddle Period began on the date on which the Effective Time occurs, which amount shall be a Post-Effective Time Company Tax; provided that, exemptions, allowances, or deductions that are calculated on an annual basis shall be allocated between the period ending on the day immediately prior to the Effective Time and the period beginning on the day on which the Effective Time occurs in proportion to the number of calendar days in each period.

Section 11.2          Taxes Included in Purchase Price Adjustments. To the extent the actual amount of a Company Tax is not known at the time an adjustment is to be made with respect to the Purchase Price pursuant to Section 2.4, Section 2.6 or Section 2.7, the Parties shall utilize the most recent information available in estimating the amount of such Company Tax for purposes of such adjustment.

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Section 11.3            Tax Returns. Sellers shall prepare and timely file or cause to be prepared and timely filed all Pass-Through Tax Returns that relate to taxable periods that end on or prior to the Closing Date that are required to be filed after the Closing Date. Purchaser shall prepare and timely file or cause to be prepared and timely filed all other Tax Returns required to be filed by or with respect to each Company or with respect to the Assets for taxable periods beginning on or before the Closing Date that are required to be filed after the Closing Date and shall timely pay, or cause to be timely paid, all Taxes due with respect to such Tax Returns. Purchaser shall prepare such Tax Returns by treating items thereon in a manner consistent with the past practices of each Company with respect to such items, except as required by applicable Law. To the extent any Seller reasonably would be expected to have any liability for Taxes set forth on such a Tax Return, Purchaser will deliver a copy of such Tax Return reasonably in advance of the due date (taking into account any applicable extensions) for filing such Tax Return, together with reasonably detailed supporting documentation and workpapers, to Sellers for Sellers’ review and comment and revise such Tax Return to incorporate all reasonable comments from Sellers relating to such Tax Return.

Section 11.4            Tax Cooperation. Purchaser and Sellers shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause their respective Affiliates to, reasonably cooperate as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns, obtaining and seeking Tax refunds, and any audit, litigation or other Proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company Group. Such cooperation shall include the retention and (upon the other Party’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Return, Tax refund, or audit, litigation, or other Proceeding with respect to Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the IRS makes any adjustment that would result in an “imputed underpayment” (as defined in Treasury Regulations Section 301.6241-1(a)(3)) with respect to any Company for any taxable period (or portion thereof) ending on or prior to the Closing Date, then the Parties and their respective Affiliates agree (x) that, to the extent permitted under applicable Law, the Parties and their respective Affiliates shall cause, and reasonably cooperate with the Companies to cause, such Company to make the election described in Section 6226(a) of the Code with respect to such “imputed underpayment” (i.e., an election to “push out” any such adjustments) and (y) that, in connection therewith, the Parties and their respective Affiliates shall take such other actions that reasonably may be necessary to effectuate such an election. Neither any Seller nor any of its Affiliates shall take any action on the Closing Date, but prior to the Closing, not otherwise contemplated by this Agreement (i) that is outside the ordinary course of business or (ii) that results in the Company or any of its Subsidiaries incurring a material Tax (that otherwise would not have been incurred had such action not been taken). All Tax Sharing Agreements between, or among, a Company, on the one hand, and any Seller or any of their respective Affiliates (other than a Company), on the other hand, shall be terminated as of the Closing and, subsequent to the Closing, none of any Seller, or any Affiliate of a Seller, on the one hand, or any Company or Purchaser, on the other hand, shall be bound thereby or have any further rights, liability, or obligation thereunder.

Section 11.5            Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, any sales, use, transfer, real property transfer, registration, documentary, stamp, value added, or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne 50% by Purchaser and 50% by Seller. Sellers and Purchaser shall, and shall cause their respective Affiliates to, cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes and timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes (in accordance with, and as required by, applicable Law), including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. The reasonable costs and expenses of preparing and filing Tax Returns in respect of Transfer Taxes shall be borne equally by Purchaser and Sellers.

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Section 11.6            Purchase Price Allocation. Purchaser and Sellers shall use commercially reasonable efforts to agree, no later than thirty (30) days after the final determination of the Final Purchase Price under Section 2.7, to an allocation for U.S. federal income tax purposes of the Final Purchase Price (and any other item included in computing consideration for applicable U.S. federal income tax purposes to the extent known at such time) among the assets of each Company and then among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) in accordance with Sections 751 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Tax Allocation”). If Sellers and Purchaser reach an agreement with respect to the Tax Allocation, (i) Purchaser and Sellers shall use commercially reasonable efforts to update the Tax Allocation following any subsequent adjustment to the Final Purchase Price pursuant to this Agreement, and (ii) Purchaser and Sellers shall, and shall cause their respective Affiliates to, report consistently with the Tax Allocation, as adjusted, on all Tax Returns, including IRS Form 8594 (Asset Acquisition Statement under Section 1060), and not take any position for Tax purposes (whether on any Tax Return, in any Proceeding with respect to Taxes or otherwise) that is inconsistent with the Tax Allocation, as adjusted, unless otherwise required by a “determination” as defined in Section 1313(a) of the Code (or any corresponding or similar provision of applicable state or local Tax Law); provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any audit, litigation or other Proceeding in connection with such Tax Allocation. If Sellers and Purchaser are unable to reach an agreement with respect to the Tax Allocation within thirty (30) days after the final determination of the Final Purchase Price under Section 2.7, then each Party shall be entitled to adopt its own position regarding the Tax Allocation.

Section 11.7            Tax Contests. Purchaser shall promptly notify Sellers in writing upon receipt of a written notice of any Tax audit, assessment or other Proceeding with respect to a Pass-Through Tax Return (a “Tax Proceeding”). Such notice shall include a copy of the relevant portion of any correspondence received from the relevant Governmental Authority and shall describe in reasonable detail the nature of such Tax Proceeding to the extent known by Purchaser. Purchaser and Sellers shall use commercially reasonable efforts to cooperate with each other in the conduct of any Tax Proceeding following the Closing. Sellers shall have the right to control the conduct of, manage and settle or compromise any Tax Proceeding and, at the cost and expense of Sellers, Purchaser shall, and shall cause its Affiliates to, take such actions that are reasonably requested by Sellers (including providing a power of attorney) to enable Sellers to exercise such rights with respect to any such Tax Proceeding; provided, that Sellers shall keep Purchaser reasonably informed regarding the progress and substantive aspects of any such Tax Proceeding and Purchaser shall be entitled at its expense to reasonably participate in any such Tax Proceeding; provided, further, that Sellers shall not compromise or settle any such Tax Proceeding without obtaining Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If Sellers do not elect to control the conduct of a Tax Proceeding, Purchaser shall have the right to control the conduct of, manage and settle or compromise the Tax Proceeding; provided, however, that (x) Purchaser shall keep Sellers reasonably informed regarding the progress and substantive aspects of such Tax Proceeding, (y) Sellers shall be entitled to reasonably participate (at its own expense) in such Tax Proceeding and (z) Purchaser shall not compromise or settle any such Tax Proceeding without obtaining Sellers’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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Section 11.8            Post-Closing Actions. To the extent that Sellers (or any of their respective direct or indirect owners) would reasonably be expected to be economically responsible for any such amount of Taxes as a result of the following actions, without the prior written consent of the applicable Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall not cause or permit any of its Affiliates (including any Company) to, (a) amend, modify, supplement or re-file any Pass-Through Tax Return, (b) make or change any Tax election or accounting method or practice with respect to, or that has retroactive effect to, any Pass-Through Tax Return, (c) grant an extension or waiver of any applicable statute of limitations with respect to any Pass-Through Tax Return, (d) file any voluntary disclosure agreement, participate in any arrangement similar to a voluntary disclosure agreement or voluntarily approach any Governmental Authority regarding any failure to file Pass-Through Tax Returns or pay Taxes with respect to any Pass-Through Tax Returns or (e) effect or engage in any transaction or other action occurring on the Closing Date after the Closing outside the ordinary course of business.

Section 11.9            Tax Treatment of Payments from One Party to Another. The Parties agree that any payments made by one Party to the other Party pursuant to Section 2.4, Section 2.6, Section 2.7, or Section 12.9(d) shall be treated for all Tax purposes as an adjustment to the Purchase Price unless otherwise required by Law.

Article XII
Title and Environmental Matters

Section 12.1            Purchaser’s Title Rights. Subject to and without limiting (a) any rights or remedies that may be available to Purchaser or its Affiliates pursuant to the R&W Policy in respect of the representations and warranties set forth in Article III or Article IV, or (b) Purchaser’s rights pursuant to Section 9.1(b) with respect to its condition to Closing in Section 7.2(f), solely with respect to the period of time on or prior to Closing, the provisions of Article IV and this Article XI provide Purchaser’s sole and exclusive remedy with respect to any Title Defects or other deficiencies or defects in the Company Group’s title to the Assets, and Sellers hereby expressly disclaim and negate all other representations and warranties of title whatsoever whether express or implied, statutory, or otherwise.

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Section 12.2          Defensible Title.

(a)           As used in this Agreement, the term “Defensible Title” means, subject to the Permitted Encumbrances (and, in each case below, as to the applicable Target Formation(s) only) title of the Company Group that, as of the Effective Time and the Closing Date, has the applicable attributes set forth in clause (i) through clause (v) below, each of which is (x) deducible of record or (y) beneficial title evidenced by unrecorded instruments or elections, in each case, made or delivered pursuant to joint operating agreements, pooling agreements, production sharing agreements, unitization agreements, or similar agreements:

(i)            with respect to the applicable Target Formation(s) of each Lease or Well identified on Exhibit A-1 or Exhibit A-2, as applicable, entitles the Company Group to receive not less than the Net Revenue Interest set forth on Exhibit A-1 and Exhibit A-2, as applicable, for such Lease or Well in respect of the production of Hydrocarbons from such Lease or Well as to the Target Formation(s), except for (A) decreases resulting from operations where the Company Group or their successors elect, after the Execution Date, to become a non-consenting party in compliance with the terms of this Agreement or the reversion of a non-consenting working interest owner’s interest occurs, (B) decreases resulting from the establishment or amendment of production sharing agreements, pools or units after the Execution Date (provided, that to the extent within the control of Sellers or the Company Group, Sellers or the Company Group are acting in compliance with the terms of this Agreement), (C) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, (D) Imbalances, and (E) as otherwise expressly set forth on Exhibit A-1 or Exhibit A-2;

(ii)           with respect to the applicable Target Formation(s) of each Well identified on Exhibit A-2, as applicable, obligates the Company Group to bear not more than the Working Interest set forth on Exhibit A-2 for such Well as to the applicable Target Formation(s), except (A) for any increase to that Working Interest that is accompanied by at least a proportionate increase in the Company Group’s Net Revenue Interest for such Well as to the applicable Target Formation(s), (B) increases resulting from the establishment or amendment of pools or units after the Execution Date (provided, that to the extent within the control of Sellers or the Company Group, Sellers or the Company Group are acting in compliance with the terms of this Agreement), (C) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law, or (D) as otherwise expressly set forth on Exhibit A-2;

(iii)          with respect to each Lease identified on Exhibit A-1, entitles the Company Group to not less than the Net Mineral Acres set forth on Exhibit A-1 for such Lease (or tract thereof, if applicable) as to the Target Formation(s);

(iv)          with respect to each Mineral Interest identified on Exhibit A-3, entitles the Company Group to not less than the Net Royalty Acres set forth on Exhibit A-3 for such Mineral Interest (or tract thereof, if applicable) as to the Target Formation(s); and

(v)           is free and clear of Encumbrances.

(b)           As used in this Agreement, the term “Title Defect” means, with respect to the Target Formation of each Lease set forth on Exhibit A-1, Well set forth on Exhibit A-2, or Mineral Interest set forth on Exhibit A-3, any Encumbrance, defect or other matter that causes the Company Group not to collectively have Defensible Title in and to such Lease, Well, or Mineral Interest (in each case, solely with respect to the Target Formation(s)); provided that the following shall not be considered or constitute Title Defects:

(i)            defects arising out of the lack of corporate or other entity authorization unless Purchaser provides affirmative evidence that such corporate or other entity action was not authorized and is reasonably likely to result in another Person’s superior claim of title to the relevant Asset;

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(ii)           defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings unless Purchaser provides affirmative evidence that such failure to recite marital status or omission of successors or heirship or estate proceedings is reasonably likely to result in another Person’s superior claim of title to the relevant Asset;

(iii)           any gap in the chain of title, unless affirmative evidence shows that another Person has actual and superior chain of title, as evidenced by an abstract of title, title opinion or landman’s title chain, which documents (if any) shall be included in a Title Defect Notice (for the avoidance of doubt, a non-certified, cursory or limited title chain will not satisfy this requirement);

(iv)           any defects or irregularities in acknowledgements unless affirmative evidence shows that such failure or omission is reasonably likely to result in another Person’s superior claim of title to the Assets;

(v)           any defects arising from lack of an affidavit of identity or the need for one if the relevant Person’s name is readily apparent unless affirmative evidence shows that such failure or omission is reasonably likely to result in another Person’s superior claim of title to the Assets;

(vi)          any defects arising from a lack of power of attorney unless affirmative evidence shows that such failure or omission is reasonably likely to result in another Person’s superior claim of title to the Asset;

(vii)         the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest, or mineral interest, and the failure of Exhibit A-1 to reflect any lease or any unleased mineral interest where the owner thereof was validly treated as a non-participating co-tenant during the drilling of any Well, in each case, unless Purchaser provides affirmative written evidence that shows such absence or failure (as applicable) is reasonably likely to result in another Person’s superior claim of title to the Assets;

(viii)        defects that have been cured by applicable Laws of limitations or prescription, unless Purchaser provides affirmative written evidence that shows that another Person is reasonably likely to have a superior claim of title to the affected Assets;

(ix)           any Encumbrance or loss of title resulting from Sellers’ or a Company’s conduct of business in compliance with the terms of this Agreement;

(x)            defects based upon the failure to obtain any consents from a Third Party that must be obtained in connection with the transfer of the Assets;

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(xi)          defects arising from any prior oil and gas lease relating to the lands covered by a Lease not being surrendered of record, unless Purchaser provides affirmative evidence that such prior oil and gas lease is still in effect and is reasonably likely to result in another Person’s superior claim of title to the Assets in the relevant Lease or Well;

(xii)         defects or irregularities affecting depths other than the Target Formation(s);

(xiii)         defects or irregularities related to the terms of, or lack of, pooling or unitization clauses in any Lease, unless Purchaser provides affirmative written evidence that shows that another Person is reasonably likely to have a superior claim of title to the affected Assets;

(xiv)        defects asserting that non-consent, carried or before and after-payout interests pursuant to customary joint operating agreements or Material Contracts do not transfer leasehold title or have not been recorded in the county records;

(xv)         defects arising from any change in Laws after the Execution Date;

(xvi)        defects or irregularities resulting from or related to probate proceedings or the lack thereof, which defects or irregularities have existed for more than five (5) years, unless Purchaser provides affirmative evidence shows that another Person is reasonably likely to have a superior claim of title to the relevant Asset;

(xvii)       defects arising out of lack of survey or lack of metes and bounds descriptions, unless a survey is expressly required by applicable Laws;

(xviii)      defects or irregularities resulting from liens, production payments, or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation;

(xix)         defects that affect only which Person has the right to receive royalty payments rather than the amount or proper payment of such royalty payment;

(xx)           defects or irregularities which for a period of fifteen (15) years or more (A) have not (I) delayed or prevented the Company Group (or the applicable predecessor, if owned by the Company Group fewer than fifteen (15) years) from receiving its Net Revenue Interest share of the proceeds of production with respect to any applicable Well or (II) caused it to bear a share of expenses and costs greater than its Working Interest share with respect to any applicable Well and (B) for which, to the Company Group’s Knowledge, no claim has been asserted in writing by any Third Party;

(xxi)           with respect to any interest in the Assets acquired through compulsory pooling, failure of the records of any Governmental Authority to reflect the applicable Company as the owner of any Assets, unless Purchaser provides affirmative written evidence that shows that such failure is reasonably likely to result in another Person’s superior claim of title to the relevant Asset;

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(xxii)        defects based on cessation of production, insufficient production, or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Oil and Gas Properties held by production, or lands pooled, communitized or unitized therewith, except to the extent a Third Party has delivered a written notice for termination of the applicable Lease; and

(xxiii)       any matter described in Schedule TD.

(c)           As used in this Agreement, the term “Title Benefit” means, with respect to each Lease, Well, or Mineral Interest as to the applicable Target Formation(s), any right, circumstance or condition that (i) for the applicable Target Formation(s) of any such Lease, Well, or Mineral Interest, operates to increase the Net Revenue Interest of the Company Group as to such Target Formation(s) above that shown for such Target Formation(s) of such Lease or Well on Exhibit A-1 and Exhibit A-2, as applicable, to the extent the same does not cause a greater than proportionate increase in the Company Group’s Working Interest therein above that shown on Exhibit A-1 and Exhibit A-2, as applicable; (ii) for the Target Formations of any such Well on Exhibit A-2, as applicable, operates to decrease the Working Interest of the Company Group in such Well as to such Target Formation(s) below that shown for such Target Formation(s) of such Well on Exhibit A-2, to the extent the same causes a decrease in the Company Group’s Working Interest as to such Target Formation(s) that is proportionately greater than the decrease in the Company Group’s Net Revenue Interest therein below that shown on Exhibit A-2, as applicable, or (iii) for each Lease shown on Exhibit A-1, any right, circumstance or condition that operates to increase the Net Mineral Acres of the Company Group for such Lease and applicable Target Formation(s) above that shown for such Lease and such Target Formation(s) on Exhibit A-1, or (iv) for each Mineral Interest shown on Exhibit A-3, any right, circumstance or condition that operates to increase the Net Royalty Acres of the Company Group for such Mineral Interest and applicable Target Formation(s) above that shown for such Mineral Interest and such Target Formation(s) on Exhibit A-3. For the avoidance of doubt, with respect to each Lease or Well as to the applicable Target Formation(s), in no event shall the acquisition or discovery of any non-consent interest in such Lease or Well, between the Execution Date and the Closing Date, constitute a Title Benefit.

Section 12.3            Definition of Permitted Encumbrances. As used in this Agreement, the term “Permitted Encumbrances” means any or all of the following:

(a)           the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens does not (i) operate to reduce the Net Revenue Interest of the Company Group with respect to any Target Formation(s) of any Lease or Well to an amount less than the Net Revenue Interest set forth for such Target Formation(s) of such Lease or Well on Exhibit A-1 or Exhibit A-2, as applicable, (ii) obligate the Company Group to bear a Working Interest with respect to any Target Formation(s) of any Well identified on Exhibit A-2 in an amount greater than the Working Interest set forth for such Target Formation(s) of such Well on Exhibit A-2 (unless the Net Revenue Interest for such Target Formation(s) of such Well is greater than the Net Revenue Interest set forth on Exhibit A-2, in the same or greater proportion as any increase in such Working Interest), (iii) operate to reduce the Net Mineral Acres of the Company Group with respect to any Target Formation(s) of any Lease to an amount less than the Net Mineral Acres set forth for such Target Formation(s) of such Lease on Exhibit A-1, and (iv) operate to reduce the Net Royalty Acres of the Company Group with respect to any Target Formation(s) of any Mineral Interest to an amount less than the Net Royalty Acres set forth for such Target Formation(s) of such Mineral Interest on Exhibit A-3 (clauses (i)-(iv), an “Interest Reduction”);

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(b)           all rights of first refusal, preferential purchase rights and similar rights with respect to the Assets that are either (i) set forth on Schedule 4.16, or (ii) that are not applicable to the transactions contemplated by this Agreement (whether or not set forth on Schedule 4.16) or any other transactions executed or effected after the Execution Date in accordance with Section 6.4;

(c)           liens for Taxes or assessments not yet due and payable or that are being contested in good faith for which adequate reserves are maintained and reflected in the applicable Person’s financial statements, in each case, to the extent set forth on Schedule PE;

(d)           Customary Post-Closing Consents;

(e)           calls on production under the Contracts;

(f)           except to the extent triggered prior to the Closing Date, conventional rights of reassignment;

(g)           the terms and conditions of the Surface Rights and Rights of Way to the extent that such terms and conditions do not prevent or substantially impair the present use of such Surface Rights and Rights of Way;

(h)           all Laws, and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any right, power, franchise, grant, license or permit, in each case, to the extent that the same does not result in an Interest Reduction;

(i)           rights of any (i) owner or lessee of any oil and gas interests in formations, strata, horizons or depths other than the Target Formation(s) of a Lease or Well, or (ii) common owner of any interest in the Assets held by the Company Group and such common owner as tenants in common or through common ownership;

(j)           easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation, or use of the Assets as currently operated and used;

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(k)           vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet delinquent or which are being contested in good faith by appropriate proceedings by or on behalf of the Company Group and are set forth on Schedule PE;

(l)           liens created under the Assets or operating agreements or by operation of Law in respect of obligations customary in the oil and gas industry that are not yet delinquent or that are being contested in good faith by appropriate proceedings by or on behalf of the Company Group and are set forth on Schedule PE;

(m)           any Encumbrance, defects or irregularities affecting the Assets that is discharged by the Company Group at or prior to Closing at no expense to Purchaser (or the Company Group after Closing) or waived in writing by Purchaser at or prior to Closing;

(n)           defects arising out of any unsubordinated mortgage encumbering the oil, gas or mineral estate from which title to the relevant Lease is derived unless a complaint of foreclosure has been duly filed or any similar action taken by the mortgagee thereunder;

(o)           the terms and conditions of this Agreement or any other Transaction Document;

(p)           defects based on or arising out of the failure of a Lease to hold after the Closing Date a specified number of net mineral acres after the primary term of such Lease has expired based on any provision in the Lease providing that the Lease holds only acreage within the proration units as to wells producing in paying quantities (or that are held payments in lieu of such production) to the extent that the net cumulative effect of such defects does not result in an Interest Reduction;

(q)           (i) lack of a division order or an operating agreement covering any Asset (including portions of an Asset that were formerly within a unit but which have been excluded from the unit as a result of a contraction of the unit) or (ii) failure to obtain waivers of maintenance of uniform interest, restriction on zone transfer or similar provisions in operating agreements with respect to assignments in a Company’s chain of title to the Asset unless there is an outstanding and pending, unresolved claim from a Third Party with respect to the failure to obtain such waiver;

(r)           defects based solely on (i) assertions that Sellers’ or the Company Group’s files lack information (including title opinions), (ii) references to an unrecorded document(s) to which neither the Company Group nor any Affiliate of a Company is a party or (iii) the inability to locate an unrecorded instrument of which Purchaser has constructive or inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument (or a reference to a further unrecorded instrument in such unrecorded instrument), if no claim has been made under such unrecorded instruments within the last ten (10) years, in each case, solely to the extent that the Company Group is not relying on such information, documents, or instruments to vest title to the applicable Lease or Well in such Company;

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(s)           lack of (i) contracts or rights for the transportation or processing of Hydrocarbons produced from the Assets, (ii) any rights of way for gathering or transportation pipelines or facilities that do not constitute any of the Assets, or (iii) in the case of any Well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, production sharing agreement, pooling, proration or production or drilling units not yet obtained, formed, or created, in each case, so long as the same would not result in an Interest Reduction;

(t)           any assignments of record title or operating rights in any federal Lease or state Lease earned or acquired by any Company, but not yet approved by the applicable Governmental Authorities;

(u)           (i) failure of the records of any Governmental Authority (including any state, the BLM or NMSLO) to reflect a Company as the owner of an Asset, provided that the instruments evidencing the conveyance of such title to a Company from its immediate predecessor in title are recorded in the real property, conveyance, or other records of the applicable county, and except to the extent that the records of such Governmental Authority (including any state, the BLM or NMSLO) reflect a competing claim of superior title as evidenced (A) in the records of such Governmental Authority by a conveyance from a Company’s immediate predecessor in title to a Person other than a Company prior to the conveyance by such immediate predecessor in title to the applicable Company or (B) by a claim that has been asserted against a Company by such competing claimant and has not been finally resolved in favor of such Company; (ii) failure to record an Asset issued by any Governmental Authority in the real property, conveyance, or other records of the county in which such Assets are located, provided that the instruments evidencing the conveyance of such title to a Company from its immediate predecessor in title are recorded with the Governmental Authority that issued any such Asset; (iii) any delay or failure of any Governmental Authority to approve the assignment of any Asset to a Company or any predecessor in title to a Company or (iv) the failure of a Governmental Authority to approve a submitted application with respect to the Assets (including but not limited to, communitization agreement and comingling applications);

(v)           any matters referenced and set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, Schedule 4.7 or Schedule PE, but solely to the extent the net cumulative effect of such matters does not (i) materially interfere with the operation or use of any of the Assets (as currently operated and used) or (ii) operate to cause an Interest Reduction;

(w)           the terms and conditions of any Contracts, but excluding, however, any Lease, Surface Rights and Rights of Way or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets if the net cumulative of such contracts does not operate cause an Interest Reduction;

(x)           (i) defects related to the failure of any non-participating royalty or mineral interest holder to ratify any unit or consent to any pooling or (ii) defects based on or arising out of the failure of the Company Group to otherwise enter into, be party to, or be bound by, pooling provisions, a pooling agreement, production sharing agreement, production handling agreement, or other similar agreement with respect to any horizontal Well that crosses more than one Lease or tract, in each case, to the extent such Well (A) has been permitted by any applicable Governmental Authority or (B) the allocation of Hydrocarbons produced from such Well among such Lease or tracts is based upon any methodology that is intended to reasonably attribute to each such Lease or tract its share of such production;

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(y)           any maintenance of uniform interest provision in an operating agreement if waived with respect to the transactions contemplated hereby by the party or parties having the right to enforce such provision, or if the violation of such provision would not give rise to the unwinding of the sale of the affected Asset to Purchaser; and

(z)           with respect to any Well that has not been completed as a producing well as of the Execution Date, defects based solely on Purchaser’s change in the surface or bottomhole location, borehole or drainhole path, well or operational plan, or operational technique in compliance with this Agreement.

Section 12.4          Allocated Values. Schedule 12.4 sets forth the agreed allocation of the Purchase Price among the Leases, Wells, and Mineral Interests, solely for the purposes of this Article XII, Section 3.8 and Section 4.16. The “Allocated Value” for any Lease, Well, or Mineral Interest equals the portion of the unadjusted Purchase Price allocated on Schedule 12.4, in each with respect to each applicable Target Formation, for such Lease, Well, or Mineral Interest.

Section 12.5          Environmental Defects. As used in this Agreement, the term “Environmental Defect” means any condition with respect to an Asset existing on the Execution Date that presently constitutes a violation of Environmental Law or presently gives rise to obligations or liabilities under Environmental Law; provided, however, that the term “Environmental Defect” shall not include (a) the fact that a Well is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned; (b) the fact that a pipe is temporarily not in use; (c) all losses, obligations and liabilities for plugging, decommissioning, removal of equipment, abandonment and restoration obligations of the Oil and Gas Properties, except to the extent such losses, obligations and liabilities arise from a present violation of Environmental Laws existing as of the Defect Claim Date; (d) any condition, contamination, liability, loss, cost, expense or claim related to NORM or asbestos, unless the presence of such NORM or asbestos constitutes a present violation of or noncompliance with Environmental Laws as of the Defect Claim Date; (e) except with respect to personal property (i) that causes or has caused contamination of soil, surface water or groundwater, or (ii) the use or condition of which is a current violation of Environmental Law, the physical condition of any surface or subsurface personal property, including water or oil tanks, separators or other ancillary equipment; (f) any matters disclosed on Schedule 4.23; or (g) any matter that has been cured or Remediated as of the Closing Date.

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Section 12.6          Notice of Title and Environmental Defects and Benefits; Adjustment.

(a)           To assert a valid claim arising out of a Title Defect, Purchaser must deliver a defect claim notice or notices to Sellers on or before 5:00 p.m. local time in Denver, Colorado, on January 13, 2025 (the “Defect Claim Date”). Each such notice shall be in writing and shall include: (i) a description of the alleged Title Defect(s); (ii) the Lease(s), Well(s), or Mineral Interest(s) affected by such Title Defect(s) (each such Lease, Well, Mineral Interest, a “Title Defect Property”); (iii) the Allocated Values of the Lease(s), Well(s), or Mineral Interest(s) subject to the alleged Title Defect(s); (iv) copies of all supporting documents in Purchaser’s possession or control supporting the existence of the alleged Title Defect(s) (any and all of which supporting documents may be furnished via access to a web link or ftp site (in lieu of other means of delivery)); and (v) with respect to each Title Defect Property, the amount by which Purchaser reasonably believes the Allocated Values of those Lease(s), Well(s), or Mineral Interest(s) are reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser’s belief is based (each such notice with respect to alleged Title Defects, a “Title Defect Notice”). Notwithstanding anything contained in this Agreement to the contrary, any Title Defect asserted by Purchaser pursuant to this Section 12.6(a) with respect to the (A) Leases set forth on Exhibit A-1 or Mineral Interests set forth on Exhibit A-3, shall be limited to the Target Formation(s) for such Lease set forth on Exhibit A-1 or such Mineral Interest set forth on Exhibit A-3, and (B) Wells set forth on Exhibit A-2, shall be limited to the Target Formation(s) for such Wells. To give Sellers an opportunity to commence reviewing and curing Title Defects, Purchaser agrees to use commercially reasonable efforts to give Sellers, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Title Defects (as well as any claims that would be claims under the Special Warranty pursuant to Section 4.15) discovered by Purchaser during the preceding calendar week, which notice may be preliminary in nature and may be supplemented prior to the Defect Claim Date; provided that failure of Purchaser to provide preliminary notice of any Title Defects shall not be deemed to waive or otherwise prejudice Purchaser’s right to assert a Title Defect on or before the Defect Claim Date in accordance with this Section 12.6(a). Subject to and without limiting any rights or remedies that may be available to Purchaser or its Affiliates pursuant to the R&W Policy in respect of the representations and warranties set forth in Article III or Article IV, PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND SELLERS SHALL HAVE NO LIABILITY FOR, ANY TITLE DEFECT FOR WHICH SELLERS HAVE NOT BEEN GIVEN A TITLE DEFECT NOTICE PURSUANT TO THIS Section 12.6(a) BY THE DEFECT CLAIM DATE.

(b)           Should Purchaser discover any Title Benefit on or before the date of the Defect Claim Date, Purchaser shall delivery to Sellers (and Sellers shall have the right, but not the obligation, to delivery to Purchaser) a notice including (i) a description of the Title Benefit; (ii) the Lease(s), Well(s), or Mineral Interest(s) affected (each such Lease, Well, or Mineral Interest, a “Title Benefit Property”); (iii) the Allocated Values of the Lease(s), Well(s), or Mineral Interest subject to such Title Benefit; (iv) the amount by which Purchaser (or Sellers, as applicable) reasonably believes the Allocated Values of those Lease(s), Well(s), or Mineral Interest are increased by the Title Benefit; (v) supporting documents reasonably necessary for Sellers (or Purchaser, as applicable) to verify the existence of such Title Benefit; and (vi) the computations and information upon which Sellers’ belief is based (each such notice with respect to alleged Title Benefits, a “Title Benefit Notice”).

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(c)           To assert a valid claim for an Environmental Defect, Purchaser must, on or before the Defect Claim Date, deliver to Sellers one or more notices relating to Environmental Defects, which notices shall be in writing and shall include: (i) a reasonably detailed description of the Environmental Defect and the basis for such Environmental Defect under this Agreement (including any applicable provisions of the Environmental Laws); (ii) the Assets affected by such Environmental Defect (each, an “Environmental Defect Property”); (iii) such supporting documentation and Environmental Information relied on by Purchaser to describe, and reasonably sufficient for Sellers to identify, the existence of the alleged Environmental Defects, including any environmental report or test results prepared by Purchaser or any of Purchaser’s Representatives that evidence such Environmental Defect, if any, and the curative recommendation thereto, if any; (iv) the Allocated Value of the Environmental Defect Property (or portions thereof) affected by such Environmental Defect; and (v) an estimate of the Environmental Defect Amount (as calculated pursuant to Section 12.9(c)) associated with the alleged Environmental Defect, and the information and computations on which such estimate is based (each such notice with respect to alleged Environmental Defects, an “Environmental Defect Notice”). To give Sellers an opportunity to commence reviewing and curing Environmental Defects, Purchaser shall give Sellers, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Environmental Defects discovered by Purchaser or the Environmental Consultant during the preceding calendar week, which notice may be preliminary in nature and shall be supplemented prior to the Defect Claim Date and which shall not constitute an Environmental Defect Notice unless it meets all of the requirements set forth in this Section 12.6(c). Purchaser’s calculation of the Environmental Defect Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Defect and identify all assumptions used by Purchaser in calculating the Environmental Defect Amount, including the standards that Purchaser asserts must be met to comply with Environmental Laws. Subject to and without limiting any rights or remedies that may be available to Purchaser or its Affiliates pursuant to the R&W Policy in respect of the representations and warranties set forth in Article III or Article IV, PURCHASER SHALL BE DEEMED TO HAVE WAIVED, AND SELLERS SHALL HAVE NO LIABILITY FOR, ANY ENVIRONMENTAL LIABILITY, ANY AND ALL ENVIRONMENTAL DEFECTS, AND/OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OF WHICH SELLERS HAVE NOT BEEN GIVEN NOTICE PURSUANT TO AND MEETING ALL OF THE REQUIREMENTS OF THIS SECTION 12.6(C) ON OR BEFORE THE DEFECT CLAIM DATE.

Section 12.7          Cure.

(a)           Prior to the Closing Date or, solely with respect to the election in clause (ii) below, on or before the expiration of the Cure Period, Sellers may elect as to any properly alleged Title Defects of which Sellers have been advised by Purchaser pursuant to Section 12.6(a) whether to (i) reduce the Purchase Price by the Title Defect Amount in accordance with this Section 12.7; (ii) in the event that the Title Defect Amount alleged by Purchaser equals or exceeds seventy-five percent (75%) of the Allocated Value for such Title Defect Property, exclude the Title Defect Property from the transactions contemplated hereby and convey such Title Defect Property (and all related Assets) to Sellers, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Title Defect Property (and such related Assets); (iii) cure any Title Defects at any time prior to 5:00 p.m. Central Time on the date that is 120 days after the Closing Date (the “Cure Period”); or (iv) subject to Purchaser’s consent (in Purchaser’s sole discretion), indemnify Purchaser against all Damages (up to the Title Defect Amount of the applicable Title Defect) resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement prepared by Sellers in form and substance acceptable to Purchaser (in its sole discretion).

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(b)           Sellers shall have the right, but not the obligation, to attempt, at Sellers’ sole cost, risk, and expense, to cure or Remediate, before the end of the “Operations” Services as described in the Transition Services Agreement, any Environmental Defects of which Sellers have been advised by Purchaser pursuant to Section 12.6(c); provided that, Sellers shall not have the right to cure or Remediate such Environmental Defects after the Closing unless (x) on or prior to Closing, Sellers submit a reasonably detailed description of the curative or Remedial work program and activities Sellers propose to be conducted after the Closing and (y) Purchaser consents in writing to such work program and activities (such consent not to be unreasonably withheld, conditioned, or delayed). Sellers shall be entitled to provide Purchaser notice of Sellers’ election to cure or Remediate any Environmental Defect prior to the Closing Date. In the event that Sellers have not cured or Remediated prior to the end of the “Operations” Services as described in the Transition Services Agreement an Environmental Defect and such Environmental Defect has not been waived by Purchaser, and without limiting Sellers’ rights to dispute the existence, value or nature of an Environmental Defect pursuant to Section 12.10, Sellers shall, at their sole option and discretion, elect to:

(i)            subject to the Environmental Defect Threshold and the Defect Deductible, reduce the Purchase Price by the Environmental Defect Amount (taking into account Sellers’ partial cure of such Environmental Defect, if any); or

(ii)           subject to Purchaser’s consent (in Purchaser’s sole discretion), and subject to the Environmental Defect Threshold and the Defect Deductible, indemnify Purchaser against all Damages resulting from such Environmental Defect with respect to the Assets pursuant to an indemnity agreement prepared by Sellers in a form and substance mutually acceptable to Purchaser and Sellers.

If the Purchase Price is reduced by the Environmental Defect Amount for any Environmental Defect or if the Purchase Price would have been reduced for any Environmental Defect but for the application of the Environmental Defect Threshold or the Defect Deductible, Purchaser shall be deemed to have assumed such Environmental Defect, including responsibility for all of the Damages relating to such Environmental Defect (including the costs and expenses attributable to the Remediation of the Environmental Defect).

(c)           If Sellers elect to continue to attempt to cure or Remediate a Title Defect or Environmental Defect after the Closing, the Parties shall reduce the Purchase Price payable to Sellers at Closing by the (x) Title Defect Amount set forth in the Title Defect Notice for such Title Defect or (y) Environmental Defect Amount set forth in the Environmental Defect Notice for such Environmental Defect, in each case, subject to the Title Defect Threshold or Environmental Defect Threshold, as applicable, and the Defect Deductible, which such Title Defect Amount or Environmental Defect Amount, as applicable, will be deposited into Defect Escrow Account at Closing and will be included in the aggregate Title Defect Amount or Environmental Defect Amount, as applicable. If, prior to the expiration of the Cure Period with respect to a Title Defect, or the expiration of the “Operations” Services as described in the Transition Services Agreement with respect to an Environmental Defect, Sellers cure such Title Defect or Remediate such Environmental Defect, as applicable, to Purchaser’s satisfaction, the Parties shall promptly (but no later than three (3) Business Days) thereafter deliver joint instructions to the Escrow Agent to disburse to Purchaser or Seller, as applicable, from the Defect Escrow Amount the amount corresponding to such Title Defect or Environmental Defect. If Sellers fail to cure an applicable Title Defect prior to the expiration of the Cure Period or Remediate an applicable Environmental Defect prior to the end of the “Operations” Services as described in the Transition Services Agreement, then following the expiration of such period and (i) Sellers’ and Purchaser’s agreement upon the existence and value of the Title Defect or Environmental Defect to the extent remaining uncured or not Remediated or (ii) resolution of any Defect Dispute applicable to such Title Defect or Environmental Defect in accordance with Section 12.10, the Parties shall promptly (but no later than three (3) Business Days) thereafter deliver joint instructions to the Escrow Agent to disburse to Purchaser or Seller, as applicable, from the Defect Escrow Amount the amount corresponding to such resolved Defect Dispute.

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(d)           Sellers’ election to cure an alleged Title Defect or Remediate an alleged Environmental Defect shall not constitute a waiver of any of Sellers’ rights pursuant to this Article XII, including Sellers’ right to dispute the existence, nature, or value of such Title Defect or Environmental Defect. In the event Sellers do not make an affirmative election with respect to any Title Defect or Environmental Defect pursuant to this Section 12.7 prior to the Closing Date, Sellers will be deemed to have elected to cure such Title Defects pursuant to Section 12.7(a)(ii) and such Environmental Defects pursuant to Section 12.7(b).

(e)           Any dispute relating to whether and to what extent a Title Defect or Environmental Defect has been cured or Remediated shall be resolved as set forth in Section 12.10.

(f)           During the period of time from Closing to the expiration of the Cure Period or the end of the “Operations” Services as described in the Transition Services Agreement, as applicable, Purchaser agrees to afford Sellers and their authorized representatives reasonable access, during normal business hours, to the Assets and all records in Purchaser’s or any of its Affiliates’ (including the Company Group’s) possession in order to facilitate Sellers’ attempt to cure any such Title Defects or Remediate any such Environmental Defects; provided that the indemnity provisions in Section 6.1(d) shall apply to Sellers mutatis mutandis.

Section 12.8          Adjustment for Title Defects and Benefits and Environmental Defects.

(a)           With respect to each Lease, Well, or Mineral Interest affected by Title Defects or Assets affected by Environmental Defects that are properly asserted under Section 12.6(a) or Section 12.6(c) or Title Benefits that are properly asserted under Section 12.6(b), as applicable, at Closing, subject to Section 12.9(d) and except for those Defect Disputes under Section 12.10:

(i)            in the case of Title Defects not waived in writing by Purchaser or not cured during the Cure Period, and subject to Sellers’ continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto as described in Section 12.10, the Purchase Price shall be reduced pursuant to Sellers’ election with respect to such Title Defects in Section 12.7(a);

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(ii)           in the case of Title Benefits, Purchaser shall notify Sellers in writing on or before the delivery of the Preliminary Settlement Statement whether Purchaser (A) concedes the Title Benefit asserted in such Title Benefit Notice, in which case, any adjustment to the Purchase Price on account of Title Defects shall be offset (to an amount not less than $0) by the Title Benefit Amounts of such Title Benefits, or (B) disputes such Title Benefit, in which case, such Title Benefit shall be subject to the provisions of Section 12.10 (if Purchaser fails to notify Sellers by such date with respect to a Title Benefit, Purchaser shall be deemed to have conceded such Title Benefit); and

(iii)           in the case of Environmental Defects, not waived in writing by Purchaser or not cured or Remediated during the Cure Period, and subject to Sellers’ continuing right to dispute the existence of an Environmental Defect or the Environmental Defect Amount asserted with respect thereto as described in Section 12.10, the Purchase Price shall be reduced pursuant to Sellers’ election with respect to such Environmental Defects in Section 12.7(b) (the aggregate of clauses (i), (ii) and (iii) is the “Agreed Adjustment”).

(b)           Subject to and without limiting (a) any rights or remedies that may be available to Purchaser or its Affiliates pursuant to the R&W Policy in respect of the representations and warranties set forth in Article III or Article IV or (c) Purchaser’s rights pursuant to Section 9.1(b) with respect to its condition to Closing in Section 7.2(f), solely with respect to the period of time on or prior to Closing, Section 12.8(a), AS QUALIFIED BY THE TERMS OF THIS ARTICLE XII, SHALL BE THE EXCLUSIVE RIGHT AND REMEDY OF PURCHASER WITH RESPECT TO TITLE DEFECTS, ENVIRONMENTAL LIABILITIES AND ENVIRONMENTAL DEFECTS, AND PURCHASER RELEASES, REMISES, AND FOREVER DISCHARGES SELLERS, THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE MEMBERS, UNITHOLDERS, INTEREST OWNERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHICH PURCHASER (OR, FROM AND AFTER CLOSING, THE COMPANY GROUP) MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF, ANY TITLE DEFECT, ENVIRONMENTAL LIABILITY, ENVIRONMENTAL DEFECT, OR OTHER DEFICIENCY IN TITLE TO OR THE ENVIRONMENTAL CONDITION OF ANY ASSET OF COMPANY GROUP.

Section 12.9            Calculation of Title Defect Amounts, Title Benefit Amounts, and Environmental Defect Amounts.

(a)           The amount by which the Purchase Price should be adjusted downward resulting from an individual Title Defect shall be determined as follows, subject to Section 12.9(d) (such amount, as applicable, the “Title Defect Amount”):

(i)            if Purchaser and Sellers agree in writing upon the Title Defect Amount, that amount shall be the Title Defect Amount;

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(ii)           if the Title Defect is an Encumbrance which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to fully discharge the Title Defect from the Company Group’s interest in the affected Asset;

(iii)          if the Title Defect represents a negative discrepancy between (A) the Company Group’s Net Revenue Interest in the Target Formation for any Well set forth Exhibit A-2, and (B) the Net Revenue Interest stated for such Target Formation of such Well set forth on Exhibit A-2 (and the Working Interest is decreased proportionately as to the applicable Target Formation), then the Title Defect Amount shall be the product of (x) the Allocated Value of such Well, as applicable, multiplied by (y) a fraction, the (1) numerator of which is the decrease in the Company Group’s Net Revenue Interest, and (2) denominator of which is the Company Group’s Net Revenue Interest in such Well as stated on Exhibit A-2;

(iv)          if (A) the Title Defect with respect to such Title Defect Property represents a decrease of (I) the Company Group’s Net Mineral Acres for any Lease as to the applicable Target Formation less than (II) the Net Mineral Acres set forth for such Target Formation of such Lease on Exhibit A-1, and (B) the Net Revenue Interest of Sellers in such Target Formation of such Lease is unchanged, then the Title Defect Amount shall be the product of (x) the Allocated Value for such Target Formation of such Lease, multiplied by (y) a fraction, the (1) numerator of which is the amount of such Net Mineral Acre decrease and (2) denominator of which is the Net Mineral Acres set forth for such Target Formation of such Lease on Exhibit A-1; provided that if the Title Defect does not affect the Lease throughout the entire life of such Lease then the Title Defect Amount determined under this Section 12.9(a)(iv) shall be reduced to take into account the applicable time period only;

(v)           if the Title Defect with respect to such Title Defect Property represents a decrease of (A) the Company Group’s Net Royalty Acres for any Mineral Interest as to the applicable Target Formation less than (B) the Net Royalty Acres set forth for such Target Formation of such Mineral Interest on Exhibit A-3, then the Title Defect Amount shall be the product of (x) the Allocated Value for such Target Formation of such Mineral Interest, multiplied by (y) a fraction, the (1) numerator of which is the amount of such Net Royalty Acre decrease and (2) denominator of which is the Net Royalty Acres set forth for such Target Formation of such Mineral Interest on Exhibit A-3;

(vi)          if the Title Defect represents an obligation, Encumbrance, Burden, or charge upon, or other defect in title to, the affected Lease, Well, or Mineral Interest of a type not described in Section 12.9(a)(i) through (iii), the Title Defect Amount shall be determined by taking into account the Allocated Value of the Lease, Well, or Mineral Interest so affected, the portion of the Company Group’s interest in the relevant Lease, Well, or Mineral Interest affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the productive life of the affected Lease, Well, or Mineral Interest, and such other factors as are necessary to make a proper evaluation;

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(vii)         if the Title Defect does not affect the affected Lease, Well or Mineral Interest throughout its entire productive life, the Title Defect Amount shall be reduced to take into account the applicable time period only;

(viii)        the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder or for which Purchaser otherwise receives credit in the calculation of the Adjusted Purchase Price;

(ix)          notwithstanding anything to the contrary in this Article XII, except for Title Defect Amounts determined pursuant to Section 12.9(a)(ii), the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of such Title Defect Property; and

(x)           if (A) any single Title Defect affects more than one Title Defect Property or more than one Target Formation within such Title Defect Property or (B) any single Title Defect Property is burdened or affected by more than one Title Defect (regardless of whether each such Title Defect meets the Title Defect Threshold), in each case, the respective Title Defect Amounts with respect to such Title Defects affecting such Title Defect Property(ies) shall be aggregated and subject to a single application of the Title Defect Threshold.

(b)           The Title Benefit Amount resulting from a Title Benefit shall be determined as follows:

(i)            if Purchaser and Sellers agree in writing upon the Title Benefit Amount, that amount shall be the Title Benefit Amount;

(ii)           if the Title Benefit represents an increase of (A) the Company Group’s Net Revenue Interest in the Target Formation of any Title Benefit Property (with a proportionate increase in the Company Group’s Working Interest in such Target Formation) more than (B) the Net Revenue Interest set forth for such Title Benefit Property on Exhibit A-2, then the Title Benefit Amount shall be the product of (x) the Allocated Value of such Title Benefit Property, as applicable, multiplied by a fraction, the (1) numerator of which is the Net Revenue Interest increase, and (2) denominator of which is the Net Revenue Interest stated for such Title Benefit Property on Exhibit A-2;

(iii)           if (A) the Title Benefit with respect to such Title Benefit Property represents an increase of (I) Company Group’s Net Mineral Acres for any Title Benefit Property as to the applicable Target Formation greater than (II) the Net Mineral Acres set forth for such Target Formation of such Title Benefit Property on Exhibit A-1 and (B) the Net Revenue Interest of Sellers in such Target Formation of such Title Benefit Property is unchanged, then the Title Benefit Amount shall be the product of (x) the Allocated Value of such Target Formation of such Title Benefit Property, multiplied by (y) a fraction, the (1) numerator of which is the amount of such Net Mineral Acre increase and (2) denominator of which is the Net Mineral Acre set forth for such Target Formation of such Title Benefit Property on Exhibit A-1; provided that if the Title Benefit does not affect the Title Benefit Property throughout the entire life of such Title Benefit Property then the Title Benefit Amount determined under this Section 12.9(b)(iii) shall be reduced to take into account the applicable time period only;

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(iv)          if the Title Benefit with respect to such Title Benefit Property represents an increase of (A) Company Group’s Net Royalty Acres for any Title Benefit Property as to the applicable Target Formation greater than (B) the Net Royalty Acres set forth for such Target Formation of such Title Benefit Property on Exhibit A-3, then the Title Benefit Amount shall be the product of (x) the Allocated Value for such Target Formation of such Mineral Interest, multiplied by (y) a fraction, the (1) numerator of which is the amount of such Net Royalty Acre decrease and (2) denominator of which is the Net Royalty Acre set forth for such Target Formation of such Mineral Interest on Exhibit A-3;

(v)           if a Title Benefit represents a right, circumstance, or condition of a type not described in Section 12.9(b)(i) through (iv), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Title Benefit Property so affected, the portion of the Company Group’s interest in the Title Benefit Property so affected, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the productive life of any affected Title Benefit Property, the values placed upon the Title Benefit by Purchaser and Sellers, and such other factors as are necessary to make a proper evaluation; and

(vi)           if a Title Benefit does not affect a Title Benefit Property throughout the entire productive life of the Title Benefit Property the Title Benefit Amount shall be reduced to take into account the applicable time period only.

(c)           The amount by which the Purchase Price should be adjusted downward resulting from an individual Environmental Defect shall be the cost of the lowest cost Remediation of such Environmental Defect that allows for the continued ownership and operation of the Assets as owned and operated as of the Effective Time (such amount, as applicable, the “Environmental Defect Amount”). The lowest cost Remediation shall include taking no action, leaving the condition unaddressed, periodic monitoring or the recording of notices in lieu of remediation, if such responses are allowed under Environmental Laws. The Environmental Defect Amount shall not include (i) any costs or expenses relating to the assessment, remediation, removal, abatement, transportation and disposal of any asbestos, asbestos containing materials or NORM (except to the extent required to resolve a present violation of Environmental Laws existing on the Defect Claim Date) or relating to any obligations to plug, abandon or decommission wells associated with the Assets; (ii) the costs of Purchaser’s or any of its Affiliate’s employees, project managers, consultants or attorneys; (iii) expenses for matters that are costs of doing business (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets, or in connection with permit renewal/amendment activities); (iv) overhead costs of Purchaser or its Affiliates; (v) costs and expenses that would not have been required under Environmental Laws as they exist on the Execution Date; and (vi) costs or expenses incurred in connection with remedial or corrective action that is designed to achieve standards that are more stringent than those required for similar facilities or that fail to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws.

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(d)           Notwithstanding anything to the contrary in this Article XII, subject to Section 12.9(a)(x):

(i)            (A) an individual Title Defect affecting a Title Defect Property shall only be considered in determining the aggregate Title Defect Amount under this Article XII if the Title Defect Amount as to such affected individual Title Defect Property exceeds $200,000 (the “Title Defect Threshold”) and (B) an individual Environmental Defect affecting an Asset shall only be considered in determining the aggregate Environmental Defect Amount under this Article XII if the Environmental Defect Amount with respect thereto exceeds $300,000 (the “Environmental Defect Threshold”), and otherwise, the relevant Title Defect or Environmental Defect shall be deemed not to exist;

(ii)           the Title Defect Amount with respect to a Title Defect that affects a Lease, Well or Mineral Interest (as to the applicable Target Formation(s)) shall not exceed the Allocated Value of such Target Formation(s) of such Lease, Well, or Mineral Interest; and

(iii)           there shall be no downward adjustment to the Purchase Price or other remedies under this Agreement for Title Defects or Environmental Defects unless and until (A) the sum of (I) all Title Defect Amounts that exceed the Title Defect Threshold in the aggregate (excluding any Title Defect Amounts attributable to Title Defects cured by Sellers or with respect to which Sellers have elected to exclude the affected Title Defect Property from the transactions contemplated by this Agreement pursuant to Section 12.7(a)(ii) or for which the Parties have agreed to the election set forth in Section 12.7(a)(iv) (collectively, “Excluded Title Defect Properties”)), minus (II) the aggregate amount of all Title Benefit Amounts to the extent such Title Benefit Amounts do not exceed such Title Defect Amounts, plus (III) all Environmental Defect Amounts that exceed the Environmental Defect Threshold in the aggregate (excluding any Environmental Defect Amounts attributable to Environmental Defects Remediated by Sellers or waived in writing by Purchaser, or for which the Parties have agreed to the election set forth in Section 12.7(b)(ii)), exceeds (B) two percent (2.0%) of the Purchase Price (the “Defect Deductible”), and then only to the extent that such amount exceeds the Defect Deductible. For the avoidance of doubt, if Sellers retain any Assets related to any Title Defect pursuant to Section 12.7(a)(2), then (x) the Purchase Price shall be reduced by the Allocated Value of such retained Assets (or the portion thereof) and (y) the associated Title Defect Amount relating to such retained Assets will be counted towards the Defect Deductible.

Section 12.10        Dispute Resolution.

(a)           Sellers and Purchaser shall attempt to agree upon (i) all Title Defects, Title Defect Amounts, Title Benefits, Title Benefit Amounts, Environmental Defects, and Environmental Defect Amounts on or before the Closing Date and (ii) the adequacy of any curative materials provided by Sellers to cure any alleged Title Defect (each, a “Defect Dispute”). If Sellers and Purchaser are unable to agree on any Defect Dispute by the Closing Date, then the Parties shall proceed with the Closing and (x) at Closing, Purchaser shall be required to pay into an escrow account (the “Defect Escrow Account”) established pursuant to the terms of the Escrow Agreement (i) in the case of a Defect Dispute in respect of title matters, Purchaser’s good faith determination of the Title Defect Amount (offset by Sellers’ good faith estimate of the Title Benefit Amounts) with respect thereto, and (ii) in the case of a Defect Dispute in respect of Environmental Defects, Purchaser’s good faith determination of the Environmental Defect Amount with respect thereto (such amounts, plus the amounts placed into the Defect Escrow Account pursuant to Section 12.7(c), plus any interest accrued thereon, collectively, the “Defect Escrow Amount”), and (y) following Closing, all Defect Disputes shall be exclusively and finally resolved by arbitration pursuant to Section 12.10(b) with respect to Title Defect Amounts and Title Benefit Amounts and Section 12.10(c) with respect to Environmental Defect Amounts.

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(b)           With respect to disputed Title Defects (including the cure thereof), Title Defect Amounts, Title Benefits, and Title Benefit Amounts, on or before the date that is ten (10) Business Days following the Closing Date (or, with respect to the adequacy of any cure of a Title Defect by Sellers, on or before the date that is ten (10) Business Days following the expiration of the Cure Period), any Party may submit Title Defects, Title Defect Amounts, Title Benefits, and Title Benefit Amounts in dispute for resolution pursuant to this Section 12.10(b) by sending written notice to the other Party (a “Title Proceeding Notice”) of its decision to refer such Title Defects, Title Defect Amounts, Title Benefits and Title Benefit Amounts to a title attorney with at least ten (10) years’ experience in oil and gas titles in the State of New Mexico, as selected by mutual agreement of the Parties (the “Title Arbitrator”). If the Parties have not agreed upon a Person to serve as Title Arbitrator on or before the date that is ten (10) Business Days after delivery of a Title Proceeding Notice, either Party may, within five (5) Business Days after the end of such initial 10 Business Day period, formally apply to the Houston, Texas, office of the American Arbitration Association to choose the Title Arbitrator. The Title Arbitrator shall not have worked as an employee or outside counsel for any Party or its Affiliates (including any Company) during the five-year period preceding the arbitration or have any financial interest in the dispute. If no Party has submitted such disputed Title Defects, Title Defect Amounts, Title Benefits, and Title Benefit Amounts to the Title Arbitrator or applied to the Houston, Texas office of the American Arbitration Association to choose the Title Arbitrator, as applicable, within the relevant time periods set forth above, Purchaser shall be deemed to have waived its dispute of such Title Defects, Title Defect Amounts, Title Benefits, and Title Benefit Amounts, and Sellers’ assertions with respect thereto shall be final and binding on the Parties.

(c)           With respect to disputed Environmental Defects (including the Remediation thereof) or Environmental Defect Amounts, on or before the date that is ten (10) Business Days following the Closing Date (or, with respect to the adequacy of any Remediation of an Environmental Defect by Sellers, on or before the date that is ten (10) Business Days following the expiration of the Cure Period), any Party may submit Environmental Defects and Environmental Defect Amounts in dispute for resolution pursuant to this Section 12.10(c) by sending written notice to the other Party (an “Environmental Proceeding Notice”) of its decision to refer such Environmental Defects and Environmental Defect Amounts to a reputable environmental consultant, engineer or attorney with at least ten (10) years’ experience in corrective environmental action regarding oil and gas properties in the State of New Mexico, as selected by mutual agreement of the Parties (the “Environmental Arbitrator”). If the Parties have not agreed upon a Person to serve as Environmental Arbitrator on or before the date that is ten (10) Business Days after delivery of an Environmental Proceeding Notice, either Party may, within five (5) Business Days after the end of such initial 10 Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Environmental Arbitrator. The Environmental Arbitrator shall not have worked as an employee or outside counsel, consultant or engineer for any Party or its Affiliates (including any Company) during the five-year period preceding the arbitration or have any financial interest in the dispute. If no Party has submitted such disputed Environmental Defects and Environmental Defect Amounts to the Environmental Arbitrator or applied to the Houston, Texas office of the American Arbitration Association to choose the Environmental Arbitrator, as applicable, within the relevant time period set forth above, Purchaser shall be deemed to have waived its dispute of such Environmental Defects and Environmental Defect Amounts, and Sellers’ assertions with respect thereto shall be final and binding on the Parties.

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(d)           In each case above, the arbitration proceeding shall be held in Houston, Texas, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 12.10. The Title Arbitrator’s or Environmental Arbitrator’s determination, as applicable, shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal (absent manifest error). Within ten (10) Business Days after the selection of the applicable Title Arbitrator or Environmental Arbitrator, the Parties shall provide to such Title Arbitrator or Environmental Arbitrator, as applicable, only the documents and materials described in this Section 12.10(d), as applicable (it being the intention of the Parties that any Party submitting a Title Defect Notice, Title Benefit Notice or Environmental Defect Notice shall only be able to submit to the applicable Title Arbitrator or Environmental Arbitrator the information, reports, opinions and materials included with or provided as part of such Title Defect Notice, Title Benefit Notice or Environmental Defect Notice):  (A) each Title Defect Notice and all documentation provided therewith with respect to each disputed Title Defect; (B) each Title Benefit Notice and all documentation provided therewith with respect to each disputed Title Benefit; (C) each Environmental Defect Notice and all documentation provided therewith with respect to each disputed Environmental Defect; (D) such evidence as Sellers deem appropriate to explain and dispute the existence, waiver and cure of each disputed Title Defect or the Title Defect Amount assigned thereto by Purchaser in any Title Defect Notice, together with Sellers’ good faith estimate of the Title Defect Amount, if any, with respect to each such disputed Title Defect; (E) such evidence as Sellers deem appropriate to explain and dispute the existence, waiver and cure of each disputed Environmental Defect or the Environmental Defect Amount assigned thereto by Purchaser in any Environmental Defect Notice, together with Sellers’ good faith estimate of the Environmental Defect Amount, if any, with respect to each such disputed Environmental Defect; and (F) such evidence as the disputing Party deems appropriate to dispute the existence of any disputed Title Benefit or the Title Benefit Amount assigned thereto in any Title Benefit Notice with respect any such disputed Title Benefit, together with such Party’s good faith estimate of the disputed Title Benefit Amount, if any, with respect to each such disputed Title Benefit. The Title Arbitrator and Environmental Arbitrator may consult with and engage disinterested Third Parties to advise the arbitrator, including petroleum engineers. The Title Arbitrator and Environmental Arbitrator (i) shall act as experts for the limited purpose of determining the specific disputed Title Defects, Title Defect Amounts, Title Benefits, Title Benefit Amounts, Environmental Defects, and Environmental Defect Amounts submitted by any Party, (ii) may not award damages, interest, or penalties to any Party with respect to any matter (other than interest that is accrued on the applicable amount while it was held in the Defect Escrow Account); (iii) shall only choose either Sellers’ position or Purchaser’s position (and no other position) with respect to any individual Title Defect, Title Benefit, or Environmental Defect, as applicable, or any other matter addressed in such proceeding.

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(e)           The costs of the Title Arbitrator and Environmental Arbitrator, as applicable (and the American Arbitration Association, if applicable) in connection with the applicable dispute resolution shall be borne between the Parties with each Party being responsible for fifty percent (50%) of such costs and expenses. Subject to the preceding sentence, each Party shall bear its own legal and other expenses incurred in connection with such arbitration. To the extent the award of the (i) Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount, or (ii) Environmental Arbitrator with respect to any Environmental Defect Amount, in each case, is not taken into account as an adjustment to the Purchase Price in the Final Settlement Statement, then within ten (10) days after the date on which the Title Arbitrator or Environmental Arbitrator, as applicable, delivers written notice to Purchaser and Sellers of his award with respect to a Defect Dispute, and, subject to Section 12.9(d), the amount, if any, so awarded to a Party shall first be satisfied out of the balance of the Defect Escrow Amount remaining after application of Section 2.7(a), if any, and, then, if applicable, the owing Party shall pay to the owed Party any outstanding awarded amounts.

(f)           Once the decision of the Title Arbitrator or Environmental Arbitrator, as applicable, has been received with respect to any Defect Dispute: (i) the Parties will promptly submit joint written instructions to the Escrow Agent directing the Escrow Agent to disburse the applicable portion of the Defect Escrow Amount in accordance with the applicable decision of the Title Arbitrator or Environmental Arbitrator, as applicable, and (ii) in the event that (A) a Title Arbitrator or Environmental Arbitrator decides in favor of Purchaser with respect to a Defect Dispute and (B) the amount deposited into the Defect Escrow Amount on account of such Defect Dispute is less than the Title Defect Amount or Environmental Defect Amount, as applicable, asserted by Purchaser in the corresponding Title Defect Notice or Environmental Defect Notice, then Sellers shall pay to Purchaser any remaining amount determined by the Title Arbitrator or Environmental Arbitrator, as applicable; provided, that in no event shall Purchaser be entitled to receive from the Defect Escrow Amount and Sellers more than such Title Defect Amount or Environmental Defect Amount, as applicable.

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Section 12.11       NORM. Purchaser acknowledges that the Assets have been used for the exploration, development, production, transportation and processing of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on, or under the Assets or associated with the Assets. Equipment and sites included in the Assets may contain hazardous materials, including asbestos or naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The Wells, materials, and equipment located on or included in the Assets may contain hazardous materials, including asbestos or NORM. Hazardous materials, including asbestos or NORM, may have come into contact with various environmental media, including water, soil, or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of any affected environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be permitted to claim any Environmental Defect on the account of the presence of NORM or asbestos-containing materials.

Section 12.12       Casualty Events. If, after the Execution Date but prior to or on the Closing Date, any portion of the Assets (x) is taken by act of condemnation or eminent domain or (y) is destroyed or damaged by any act of God, fire, explosion, wild well, hurricane, storm, weather event, earthquake, landslide, act of nature, civil unrest or similar disorder, terrorist acts, war or any other hostilities or any other casualty or is expropriated or taken in condemnation or under right of eminent domain (each a “Casualty Event”), (a) Purchaser and Sellers shall, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Section 7.1(f) and Section 7.2(f), nevertheless be required to proceed with Closing and (b) the Company Group shall be entitled to retain or receive (or be subrogated to all of Sellers’ and their Affiliates’, but excluding the Company Groups’ right, title and interest in) any and all proceeds, insurance proceeds and proceeds and rights as to any Third Party claims of the Sellers or the Company Group arising out of any and all such Casualty Events.

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Article XIII
Disclaimers

Section 13.1          General Disclaimer.

(a)           EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III OR Article IV, OR THE CERTIFICATES TO BE DELIVERED BY SELLERS AT THE CLOSING PURSUANT TO SECTION 8.2(D), SELLERS EXPRESSLY DISCLAIM, AND PURCHASER WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, IN THIS OR ANY OTHER INSTRUMENT, AGREEMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, AS TO (a)  TITLE TO ANY OF THE SUBJECT INTERESTS, THE COMPANY GROUP INTERESTS OR THE ASSETS, (b) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS, RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO THE ASSETS, (c) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (d) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL OR STEP-OUT DRILLING OPPORTUNITIES, (e) ANY ESTIMATES OF THE VALUE OF THE SUBJECT INTERESTS, THE COMPANY GROUP INTERESTS OR THE ASSETS OR FUTURE REVENUES GENERATED BY THE COMPANY GROUP OR THE ASSETS, (f) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (g) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (H) SELLERS’ (OR THEIR REPRESENTATIVES’, DIRECT OR INDIRECT OWNERS’ OR AFFILIATES’ (INCLUDING, FOR THIS PURPOSE, THE COMPANY GROUP)) METHODOLOGIES OR TAX POSITIONS FOR THE CALCULATION AND REPORTING OF TAXES THAT WERE UTILIZED FOR ANY TAX PERIOD (OR PORTION THEREOF) BEGINNING ON OR PRIOR TO THE CLOSING DATE FOR PURPOSES OF CALCULATING AND REPORTING TAXES ATTRIBUTABLE TO ANY TAX PERIOD (OR PORTION THEREOF) BEGINNING AFTER THE CLOSING DATE, IT BEING UNDERSTOOD THAT PURCHASER MUST MAKE ITS OWN DETERMINATIONS AS TO THE PROPER METHODOLOGIES AND TAX POSITIONS THAT CAN OR SHOULD BE USED FOR ANY SUCH LATER TAX PERIOD, OR (I) ANY OTHER RECORD, FILES OR MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS OF ANY COMPANY) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO (INCLUDING ANY ITEMS PROVIDED IN CONNECTION WITH Section 6.1); AND EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III OR Article IV OR THE CERTIFICATES TO BE DELIVERED BY SELLERS AT THE CLOSING PURSUANT TO SECTION 8.2(D), SELLERS FURTHER DISCLAIM, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III OR Article IV OR THE CERTIFICATES TO BE DELIVERED BY SELLERS AT THE CLOSING PURSUANT TO SECTION 8.2(D), AND WITHOUT LIMITATIONS OF THE RIGHTS AND OBLIGATIONS IN ARTICLE XII, THE SUBJECT INTERESTS AND THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT, AS OF CLOSING, PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

(b)           EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE V or THE CERTIFICATE TO BE DELIVERED BY SELLERs AT THE CLOSING PURSUANT TO SECTION 8.3(F), PURCHASER EXPRESSLY DISCLAIMS, AND EACH SELLER WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, IN THIS OR ANY OTHER INSTRUMENT, AGREEMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER.

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Section 13.2            Environmental Disclaimer. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE XII and except for the representations and warranties in SECTION 4.23, SELLERs SHALL NOT HAVE ANY LIABILITY IN CONNECTION WITH AND HAVE NOT AND WILL NOT MAKE (AND HEREBY DISCLAIMS) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL DEFECTS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF HAZARDOUS SUBSTANCES, HYDROCARBONS OR NORM INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER SHALL BE DEEMED TO BE TAKING THE SUBJECT INTERESTS AND ASSETS “AS IS, WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE ASSETS FOR ALL PURPOSES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT, EACH TRANSACTION DOCUMENT, AND ITS OWN INSPECTION OF THE ASSETS.  AS OF CLOSING, PURCHASER SHALL HAVE MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE ASSETS AND THE RECORDS OF THE COMPANY GROUP AS PURCHASER HAS DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTION.

Section 13.3            Limited Duties. ANY AND ALL DUTIES AND OBLIGATIONS WHICH EITHER PARTY MAY HAVE TO THE OTHER PARTY WITH RESPECT TO OR IN CONNECTION WITH THE SUBJECT INTERESTS, THE ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. ABSENT FRAUD, THE PARTIES DO NOT INTEND (A) THAT THE DUTIES OR OBLIGATIONS OF EITHER PARTY, OR THE RIGHTS OF EITHER PARTY, SHALL BE EXPANDED BEYOND THE TERMS OF THIS AGREEMENT ON THE BASIS OF ANY LEGAL OR EQUITABLE PRINCIPLE OR ON ANY OTHER BASIS WHATSOEVER OR (B) THAT ANY EQUITABLE OR LEGAL PRINCIPLE OR ANY IMPLIED OBLIGATION OF GOOD FAITH OR FAIR DEALING OR ANY OTHER MATTER REQUIRES EITHER PARTY TO INCUR, SUFFER OR PERFORM ANY ACT, CONDITION OR OBLIGATION CONTRARY TO THE TERMS OF THIS AGREEMENT AND THAT WOULD BE UNFAIR, AND THAT THEY DO NOT INTEND TO INCREASE ANY OF THE OBLIGATIONS OF ANY PARTY UNDER THIS AGREEMENT ON THE BASIS OF ANY IMPLIED OBLIGATION OR OTHERWISE.

Section 13.4            Disclaimer Regarding Assumption Changes. Except as and to the extent expressly set forth in this Agreement, Purchaser shall assume all risk of Loss with respect to (a) changes in commodity or product prices and any other market factors or conditions from and after the Execution Date; (b) production declines or any adverse change in the production characteristics or downhole condition of any Well, including any Well watering out, or experiencing a collapse in the casing or sand infiltration, from and after the Execution Date; and (c) depreciation of any Assets that constitute personal property through ordinary wear and tear.

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Article XIV
MISCELLANEOUS

Section 14.1            [Reserved].

Section 14.2            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by email is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 14.3            Notice. All notices and other communications that are required or may be given pursuant to this Agreement must be given in writing, in English, and shall be deemed to have been given (a) when delivered personally, by courier, to the addressee, (b) when received by the addressee if sent by registered or certified mail, postage prepaid, or (c) on the date sent by email (absent an automated reply by email indicating that such email was not received) if sent during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient. Such notices and other communications must be sent to the following addresses or email addresses:

If to Sellers:

Franklin Mountain Energy Holdings, LP

44 Cook St #1000
Denver, CO 80206

Attn:	Blake Pickett
Brandon White
Email:	***
***

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002

Attn:	Chris S.C. Heasley, P.C.
John A. Kaercher, P.C.
William C. Eiland II
Email:	christopher.heasley@kirkland.com
john.kaercher@kirkland.com
william.eiland@kirkland.com

If to Purchaser or Purchaser Parent:

Cimarex Energy Co.
Three Memorial Plaza
800 Gessner Road, Suite 1400

Houston, TX 77024

Attn:	Michael D. DeShazer
Adam M. Vela
Email:	***
***

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With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, TX 77002

Attn:	Rahul D. Vashi
Tull R. Florey
Email:	rvashi@gibsondunn.com
tflorey@gibsondunn.com

Either Party may change its address or email address for notice purposes by written notice to the other Party in the manner set forth above.

Section 14.4          Expenses. All Company Transaction Expenses shall be borne by Sellers (and not the Company Group), regardless of whether payable prior to or on the Closing Date or thereafter, and, except as expressly set forth in this Agreement, all expenses incurred by each Party in connection with the or related to the authorization, preparation, or execution of this Agreement, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisors employed by such Party, shall be borne solely and entirely by such Party.

Section 14.5          Governing Law; Waiver of Jury Trial.

(a)           SUBJECT TO Section 14.22, THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCEPT THAT, WITH RESPECT TO ISSUES RELATED TO REAL PROPERTY FOR ASSETS LOCATED IN A SPECIFIC STATE, THE LAWS OF SUCH STATE SHALL GOVERN), WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           SUBJECT TO Section 14.22, THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF CHANCERY LOCATED IN WILMINGTON, DELAWARE (OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER STATE OR FEDERAL COURT LOCATED IN WILMINGTON, DELAWARE) AND APPROPRIATE APPELLATE COURTS THEREFROM FOR THE RESOLUTION OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL ACTIONS, SUITS, AND PROCEEDINGS IN RESPECT OF SUCH DISPUTE, CONTROVERSY, OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, (i) ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY OF THE AFORESAID COURTS, (ii) ANY CLAIM IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH ACTION, SUIT, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (iii) THE RIGHT TO OBJECT, IN CONNECTION WITH SUCH ACTION, SUIT, OR PROCEEDING, THAT ANY SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PAPERS, NOTICES, OR PROCESS AT THE ADDRESS SET OUT IN Section 14.3 IN CONNECTION WITH ANY ACTION, SUIT, OR PROCEEDING AND AGREES THAT NOTHING HEREIN WILL AFFECT THE RIGHT OF THE OTHER PARTY TO SERVE ANY SUCH PAPERS, NOTICES, OR PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE, CONTROVERSY, OR CLAIM MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

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(c)           SUBJECT TO Section 14.22, EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 14.6          Waivers. Any failure by either Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, consent to a change in, or any delay in timely exercising any rights arising from, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.7          Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party (which consent may be withheld for any reason) and any transfer or delegation made without such consent shall be void; provided that Purchaser may assign all or any portion of its interest in this Agreement to an Affiliate of Purchaser without the prior written consent of Sellers; provided, further that, notwithstanding any such consent, Purchaser shall remain jointly and severally liable with such Affiliate for any obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 14.8          Entire Agreement. This Agreement (including, for purposes of certainty, the Appendices, Exhibits and Schedules attached hereto), the Transaction Documents, and any other documents to be executed hereunder, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 14.9          Amendment. Subject to Section 14.22, this Agreement may be amended or modified only by an agreement in writing executed by Purchaser and Sellers and expressly identified as an amendment or modification.

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Section 14.10        Limited Third-Party Beneficiaries. Except for D&O Indemnified Parties, the Other Indemnitors, the Nonparty Affiliates (solely with respect to Section 14.14), Seller Released Parties and Company Released Parties (solely with respect to Section 14.19) and the Debt Financing Sources (with respect to Section 14.22), nothing expressed or referred to in this Agreement shall be construed to give any Person other than Purchaser and Sellers (except the rights expressly provided in Section 6.1(d), Section 6.15, Section 14.14, Section 14.19, Section 14.20 and Section 14.22 to the Persons described therein) any legal or equitable right, cause of action, remedy, claim or right of any kind under or with respect to this Agreement or any provision of this Agreement (except as expressly set forth in this Section 14.10), this Agreement, any other Transaction Document, and all provisions and conditions in this agreement or any other agreement contemplated in this Agreement, are for the sole and exclusive benefit of the Parties and the parties to such other agreements, and their respective successors and permitted assigns.

Section 14.11        Construction. The Parties acknowledge that (a) the Parties have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Agreement is the result of arms-length negotiations from equal bargaining positions, and (c) the Parties and their respective counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 14.12        Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR ANY DAMAGES INCURRED BY THIRD PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NONE OF PURCHASER, SELLERS, OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO, (A) CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES TO THE EXTENT SUCH DAMAGES WERE NOT REASONABLY FORESEEABLE OR (B) PUNITIVE OR EXEMPLARY DAMAGES, IN EACH CASE, IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH OF PURCHASER, AND SELLERS, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO, (X) CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES TO THE EXTENT SUCH DAMAGES WERE NOT REASONABLY FORESEEABLE, (Y) PUNITIVE OR EXEMPLARY DAMAGES, IN EACH CASE, IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR (Z) ANY DAMAGES OR CLAIMS CALCULATED, BASED ON OR OTHERWISE DERIVED FROM A MULTIPLE OF ANY FINANCIAL METRIC.

Section 14.13       Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE OR ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

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Section 14.14            No Nonparty Affiliate Liability. All obligations or other liabilities (whether in contract or in tort, in Law or in equity, granted by statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the Transaction Documents, or the negotiation, execution, or performance of this Agreement or the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any Transaction Document), may be made only against (and are expressly limited to) the entities that are expressly identified as Parties in the Preamble to this Agreement (or any successor or permitted assign of any of the Parties) or, with respect to any Transaction Document, the entities and individuals (if applicable) identified as parties to such Transaction Document (collectively, the “Contracting Parties”). Notwithstanding anything to the contrary in this Agreement, any Transaction Document or otherwise, no Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, Affiliate, agent, attorney, or other Representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, Affiliate, agent, attorney, or other Representative of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or any of the Transaction Documents or based on, in respect of, or by reason of this Agreement or any of the Transaction Documents or the negotiation, execution, performance, or breach of this Agreement or any Transaction Document; and, to the maximum extent permitted by Law, each Contracting Party, on behalf of itself and all other Persons, hereby waives and releases all such liabilities against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, each Contracting Party, on behalf of itself and all other Persons, hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available (including at law or in equity, or granted by statute or otherwise) to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate or other veil, distributions, unfairness, undercapitalization, or otherwise. Each Nonparty Affiliate is expressly intended to be a third-party beneficiary of this Section 14.14.

Section 14.15            Time of Essence. This Agreement contains a number of dates and times by which performance, or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Party to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 14.16            Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement that is manifestly unjust. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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Section 14.17        Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms, irreparable Damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and subject to the limitations set forth in Section 9.2, the Parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity. Neither Party shall be required to provide any bond or other security in connection with seeking any specific performance or other equitable remedy to enforce specifically the terms and provisions of this Agreement in accordance with this Section 14.17.

Section 14.18        Relationship of the Parties. This Agreement shall not create, and it is not the purpose or intention of the Parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the Parties for any purpose.

Section 14.19        Mutual Release.

(a)           Effective as of the Closing Date, except for any claim under this Agreement or the other Transaction Documents, Purchaser and each of its Affiliates (including the Company Group) and their respective successors and assigns (the “Purchaser Releasing Parties”) hereby irrevocably and unconditionally, fully and forever, releases, acquits and discharges and agrees to hold harmless Sellers and their Affiliates and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (the “Seller Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in Law or in equity (including in each such case, rights to contribution under CERCLA or any other Environmental Law) which the Purchaser Releasing Parties may have against the Seller Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Company Group or any former Subsidiaries of a Company or any actions taken or failed to be taken by any of the Seller Released Parties, whether as a member of a Company or in a fiduciary capacity, related to the Company Group or any former Subsidiaries of a Company occurring or arising on or prior to the Execution Date, but only to the extent that such cause, matter or thing does not otherwise constitute Fraud.

(b)           Effective as of the Closing Date, except for any claim under (i) this Agreement or the other Transaction Documents, each Seller and its Affiliates and their respective successors and assigns (the “Seller Releasing Parties”) hereby irrevocably and unconditionally, fully and forever, releases, acquits and discharges and agrees to hold harmless Purchaser, each Company and each of their respective Affiliates, current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (the “Company Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in Law or in equity (including in each such case, rights to contribution under CERCLA or any other Environmental Law) which the Seller Releasing Parties may have against the Company Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Company Group or any former Subsidiaries of a Company or any actions taken or failed to be taken by any of the Company Released Parties, whether as a member of a Company or in a fiduciary capacity, related to the Company Group or any former Subsidiaries of a Company occurring or arising on or prior to the Execution Date.

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(c)           The provisions of this Section 14.19 are intended to be for the benefit of, and enforceable by the Seller Released Parties or the Company Released Parties referenced in this Section 14.19 and each such Person shall be a third-party beneficiary of this Section 14.19.

Section 14.20        Conflict Waiver; Privilege. Purchaser, on behalf of itself and its Affiliates, including, for all periods from and after the Closing, the Company Group (collectively, the “Purchaser Related Parties”), hereby waives, and agrees not to allege, any claim that Kirkland & Ellis LLP (“Sellers’ Counsel”) has a conflict of interest or is otherwise prohibited from representing Sellers or any of their Affiliates or Representatives (“Seller Related Parties”) in any post-Closing matter or dispute with any of the Purchaser Related Parties related to or involving this Agreement (including the negotiation hereof) or the transactions contemplated hereby, even though the interests of one or more of the Seller Related Parties in such matter or dispute may be directly adverse to the interests of one or more of the Purchaser Related Parties. Purchaser, on behalf of itself and all other Purchaser Related Parties, acknowledges and agrees that Sellers’, and their Affiliate’s (including, for the pre-Closing period, the Company Group), attorney-client privilege, attorney work-product protection and expectation of client confidence involving the actual and any proposed sale of the Companies or any other transaction contemplated by this Agreement, and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by Sellers and their Affiliates, and may be waived only by Sellers. Purchaser and Sellers acknowledge and agree that (i) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by any of the Purchaser Related Parties and (ii) in the event of a dispute between any of the Purchaser Related Parties, on the one hand, and a Third Party, on the other hand, or any other circumstance in which a Third Party requests or demands that any of the Purchaser Related Parties produce privileged materials or attorney work-product of Sellers or their Affiliates, Purchaser shall cause the applicable Purchaser Related Parties to assert such attorney-client privilege on behalf of Sellers or their Affiliates to prevent disclosure of privileged materials or attorney work-product to such Third Party. Purchaser and Sellers acknowledge and agree that the attorney-client privilege, attorney-work product protection and expectation of client confidence involving general business matters related to the Company Group and arising prior to the Closing for the benefit of Sellers and their Affiliates, on the one hand, and the Purchaser Related Parties, on the other hand, shall be subject to a joint privilege and protection between such parties, which parties shall have equal right to assert all such joint privilege and protection and no such joint privilege or protection may be waived by (i) Sellers or their Affiliates without the prior written consent of Purchaser, or (ii) any of the Purchaser Related Parties without the prior written consent of Sellers; provided, however, that any such privileged materials or protected attorney-work product information involving general business matters, whether arising prior to, or after the Closing Date, with respect to any matter for which a Party has an indemnification obligation hereunder, shall be subject to the sole control of such Party, which shall be solely entitled to control the assertion or waiver of the privilege or protection, whether or not such information is in the possession of or under the control of such Party. This Section 14.20 is for the benefit of Sellers, the Seller Related Parties and Sellers’ Counsel, and Seller Related Parties and Sellers’ Counsel are express third-party beneficiaries of this Section 14.20. This Section 14.20 shall be irrevocable, and no term of this Section 14.20 may be amended, waived or modified, except in accordance with this Section 14.20, and with the prior written consent of the Seller Related Party affected thereby. This Section 14.20 shall survive the Closing and shall remain in effect indefinitely.

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Section 14.21       Seller Representative.

(a)           Each Seller hereby irrevocably constitutes and appoints FMEH (in its capacity as such, the “Seller Representative”) as its true and lawful agent and attorney-in-fact with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the contemplated transactions and the exercise of all rights and the performance of all obligations hereunder, including: (i) receiving payments under or pursuant to this Agreement and disbursements thereof due to Sellers; (ii) receiving and forwarding of notices and communications pursuant to this Agreement and accepting service of process; (iii) giving or agreeing to, on behalf of Sellers, any and all consents, waivers and amendments deemed by the Seller Representative, in its reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (iv) with respect to any indemnification claims, purchase price adjustment provisions, title and environmental defect processes and all other matters arising under this Agreement, (A) disputing or refraining from disputing, on behalf of any Seller relative to any amounts to be received by any Seller under this Agreement or any agreements contemplated hereby, or any claim made by Purchaser under this Agreement, (B) negotiating and compromising, on behalf of each Seller, any dispute, controversy or dispute that may arise under, and exercise or refrain from exercising any rights or remedies available under, this Agreement and (C) executing, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy; and (v) performing those actions or exercising those powers otherwise specifically provided to the Seller Representative pursuant to the terms of this Agreement. Notices and communications to or from the Seller Representative shall constitute notice to or from each Seller. Any decision, act, consent or instruction of the Seller Representative (acting in its capacity as the Seller Representative) shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and Purchaser may rely upon any such decision, act, consent or instruction.

(b)           Purchaser Parent and Purchaser shall be entitled to rely, without any independent investigation or verification, unconditionally and conclusively on all statements, representations, instructions and decisions of the Seller Representative with respect to any actions required or permitted to be taken by the Seller Representative under this Agreement or any other Transaction Document and assume that any action taken or omitted, or any document executed by, the Seller Representative under or pursuant to this Agreement or any other Transaction Document, has been unconditionally authorized by Sellers to be taken, omitted to be taken, or executed on their behalf, without any independent verification or investigation, so that each Seller will be legally bound thereby as if such Seller had taken such action or omitted to take such action, and no Seller shall have any cause of action against Purchaser Parent or Purchaser or any of their respective Affiliates and Representatives to the extent that such Person has relied upon the statements, representations, instructions or decisions of the Seller Representative with respect thereto. Each of Purchaser Parent and Purchaser and each of their respective Affiliates and Representatives are hereby relieved from any liability to any Person for any acts taken or omitted to be taken by any of Purchaser Parent or Purchaser in accordance with any such decision, act, consent or instruction of the Seller Representative.

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Section 14.22        Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Sellers, on behalf of themselves, their Subsidiaries (including the Company Group) and each of their respective Affiliates each hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing (including any debt commitment letter and any debt financing agreement) or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, (b) agrees that any such proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), (c) agrees (without limiting clause (g) below) not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (e) agrees that service of process upon the Sellers, the Company Group or any of their respective Affiliates in any such proceeding shall be effective if notice is given by registered or certified mail in accordance with Section 14.5, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any proceeding brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Sources will have any liability (whether in contract or in tort, in law or in equity, or granted by statute or otherwise) for any claims, causes of action, obligations or any related losses, costs or expenses arising under, out of, in connection with or related in any manner to this Agreement or any of the transactions contemplated hereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided, that nothing in this Section 14.22 will limit the liability or obligations of the Debt Financing Sources party to the debt commitment letter entered into in connection with the Debt Financing to Purchaser (and its successors and assigns) or the other parties to such debt commitment letter or, after giving effect to the Closing, to the Company Group and each of their respective Subsidiaries, in each case, party to the definitive agreements entered into with respect to the Debt Financing in accordance with the terms thereof) and (h) agrees that Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions of this Section 14.22, and that such provisions of this Section 14.22 and the definitions of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing) shall not be amended, waived, modified or terminated in any way adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Financing. This Section 14.22 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. The provisions of this Section 14.22 will survive any termination of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

SELLERS

Franklin Mountain Energy Holdings, LP

By: Franklin Mountain Energy GP, LLC, its General Partner

By:	/s/ Scott Weaver
Name:	Scott Weaver
Title:	Vice President

Franklin Mountain Energy Holdings 2, LP

By: Franklin Mountain Energy GP 2, LLC, its General Partner

By:	/s/ Scott Weaver
Name:	Scott Weaver
Title:	Vice President

Franklin Mountain GP2, LLC

By:	/s/ Scott Weaver
Name:	Scott Weaver
Title:	Vice President

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

Purchaser

Cimarex Energy Co.

By:	/s/ Shannon E. Young III
Name:	Shannon E. Young III
Title:	Executive Vice President and Chief Financial Officer

Purchaser Parent

Coterra Energy Inc.

By:	/s/ Shannon E. Young III
Name:	Shannon E. Young III
Title:	Executive Vice President and Chief Financial Officer

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

Seller Representative

Franklin Mountain Energy Holdings, LP, solely in its capacity as Seller Representative hereunder

By: Franklin Mountain Energy GP, LLC, its General Partner

By:	/s/ Scott Weaver
Name:	Scott Weaver
Title:	Vice President

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APENDIX A.
DEFINITIONS

“Accounting Principles” has the meaning set forth in Section 2.4(a).

“Accounting Referee” has the meaning set forth in Section 2.7(c).

“Adjusted Cash Consideration” has the meaning set forth in Section 2.4(d).

“Adjusted Purchase Price” has the meaning set forth in Section 2.4.

“Adjusted Stock Consideration” has the meaning set forth in Section 2.4(d).

“Adjustment Amount” has the meaning set forth in Section 2.4(a).

“Adjustment Deposit” has the meaning set forth in Section 2.10.

“Advisor Expenses” has the meaning set forth in the definition of “Company Transaction Expenses” of this Appendix A.

“AFE” means authority for expenditure.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. Notwithstanding anything to the contrary herein, (a) prior to Closing, the Company Group (and each Company) shall be deemed to be Affiliates of Sellers, and not Purchaser, and (b) after Closing, the Company Group (and each Company) shall be deemed to be Affiliates of Purchaser.

“Agreed Adjustment” has the meaning set forth in Section 12.8(a).

“Agreed Tax Treatment” has the meaning set forth in Section 2.5.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Allocated Value” has the meaning set forth in Section 12.4.

“Anti-Corruption Laws” has the meaning set forth in Section 4.9(b).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, any state antitrust or unfair competition Laws and all other national, federal, state, foreign or multinational Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, attempted monopolization, restraint of trade, lessening of competition or abusing or maintaining a dominant position. Antitrust Laws also includes any Law that requires one or more parties to a transaction to submit a notification to a Governmental Authority with the authority to review certain transactions to determine if such transactions violate any Antitrust Law.

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“Asset Taxes” means ad valorem, property, excise, severance, production, conservation, sales, use or similar Taxes based upon the acquisition, operation or ownership of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Assets” means all of the Company Group’s individual or collective right, title, and interest in and to the following:

(a)           (i) all oil and gas leases and subleases, including those described on Exhibit A-1, including all renewals, extensions, ratifications, and amendments of such leases and subleases, together with any and all other right, title and interest of Sellers in and to the leasehold estates created thereby but subject to the terms, conditions, covenants, and obligations set forth in those leases or matters described on Exhibit A-1 as applicable (each, a “Lease” and, collectively, the “Leases”) and (ii) all related rights and interests in the lands covered by the Leases and any lands pooled or unitized therewith (such lands, the “Lands”);

(b)           any and all oil, gas, water, CO2, injection, disposal or other wells located on any of the Lands, whether producing, shut-in, plugged or abandoned, including the wells set forth on Exhibit A-2 (the “Wells”), and all Hydrocarbons produced therefrom or allocated thereto from and after the Effective Time;

(c)           all rights and interests in, under or derived from all spacing, pooling, production sharing, production allocation, unitization and communitization agreements, declarations and orders in effect with respect to any of the Lands, the Leases, or the Wells, and the units created or designated by any of those agreements, declarations or orders (the “Units”) (the Company Group’s right, title and interest in and to the Leases, the Lands, the Wells, and the Units being collectively referred to as the “Oil and Gas Properties” or individually as a “Oil and Gas Property”);

(d)           all fee mineral interests, lessor royalties, non-participating royalty interests, royalty interest, overriding royalty interests, net profits interests, production payments, net profits interests, carried interests, reversionary interests, record title interests and other similar interests of any kind or character in Hydrocarbons in place and, as applicable, the leasehold estates created thereby, including the interests set forth on Exhibit A-3 (each, a “Mineral Interest” and, collectively, the “Mineral Interests”);

(e)           all surface fee interests, Permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights to the extent appurtenant to or used in connection with the ownership, operation, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Oil and Gas Properties (but only to the extent of such use), including the property described on Exhibit A-4 (the “Surface Rights and Rights of Way”);

(f)           all pipelines and gathering systems, including salt water disposal pipelines located at, on or under any of the Lands or Surface Rights and Rights of Way, including those set forth on Exhibit A-5;

(g)           all equipment, machinery, fixtures and other personal, movable and mixed property located on any of the Oil and Gas Properties or other Assets, including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, compression equipment, flowlines, pipelines, gathering systems associated with the Wells, pits, ponds, impoundments, manifolds, processing and separation facilities, pads, structures, materials and other items used in connection with the ownership or operation of the Oil and Gas Properties or otherwise in connection with the Business (the “Equipment”); and

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(h)           all other assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, all Contracts and paper facilities and all of the Company Group’s bank accounts, receivables and Cash and Cash Equivalents, as well as all credits, rebates and refunds;

provided, however, that “Assets”, “Leases”, “Lands”, “Units”, “Wells”, “Surface Rights and Rights of Way” and “Oil and Gas Properties” shall not include any Excluded Assets.

“Assignment Agreement” means the assignment(s) of membership interests substantially in the form attached hereto as Exhibit B assigning the Subject Interests to Purchaser.

“Audit Firm” has the meaning set forth in Section 6.19(e)(ii).

“Available Employee” means those Company Service Providers who are available for hire by Purchaser in accordance with Section 6.13(a), as designated on Schedule 4.24(g).

“Available Employee List” has the meaning set forth in Section 4.24(g).

“Bank Accounts” means all deposit, demand, time, savings, passbook, security or similar accounts that the Company Group maintains with any bank or financial institution.

“Barrel” means a unit of volume equal to forty-two (42) U.S. gallons.

“Burdens” means any and all royalties (including lessor’s royalty), overriding royalties, nonparticipating royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).

“Business” means the ownership and operation by the Company Group of the Assets and other activities conducted by the Company Group that are incidental thereto.

“Business Day” means any day (other than Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business.

“Business IT Systems” has the meaning set forth in Section 4.21(d).

“Cash and Cash Equivalents” means (i) money, currency or a credit balance in a deposit account at a financial institution, net of checks outstanding as of the time of determination, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iv) commercial paper issued by any bank or any bank holding company owning any bank, and (v) certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the applicable Laws of the United States of America, in each case, only to the extent constituting cash equivalents in accordance with GAAP; provided that, Cash and Cash Equivalents shall be calculated net of Suspense Funds and any other restricted balances, that are not freely usable, distributable or transferable (including security deposits, bond guarantees, collateral reserve accounts and amounts held in escrow or held by the Company Group on behalf of Third Parties) within 90 days of Closing.

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“Cash Consideration” has the meaning set forth in Section 2.2.

“Casualty Event” has the meaning set forth in Section 12.12.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended.

“Claim Notice” has the meaning set forth in Section 10.2(b).

“Closing” has the meaning set forth in Section 8.1.

“Closing Cash Consideration” means the estimate of the Adjusted Cash Consideration specified in the Preliminary Settlement Statement delivered in accordance with Section 2.6 (inclusive of any adjustments agreed to by the Parties in accordance with Section 2.6, if applicable), minus (a) the Deposit, minus (b) the Defect Escrow Amount (if applicable), minus (c) any Company Transaction Expenses payable by the Purchaser at Closing.

“Closing Date” has the meaning set forth in Section 8.1.

“Closing Payment” means the Closing Cash Consideration and the Closing Stock Consideration, collectively.

“Closing Stock Consideration” means the estimate of the Adjusted Cash Consideration specified in the Preliminary Settlement Statement delivered in accordance with Section 2.6 (inclusive of any adjustments agreed to by the Parties in accordance with Section 2.6, if applicable).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meanings set forth in the Recitals of this Agreement.

“Company Competing Transaction” has the meaning set forth in Section 6.20.

“Company Confidential Information” means information regarding the Companies and their respective businesses to the extent it is not generally available to the public, including the following: (A) information regarding the Companies’ respective business, operations, assets, liabilities or financial condition; (B) information regarding the Companies’ respective pricing, sales, merchandising, marketing, capital expenditures, costs, joint ventures, business alliances or purchasing; (C) information regarding the Companies’ employees, including their responsibilities, competence and compensation; (D) customer lists or other information regarding the Companies’ respective current or prospective customers, including information regarding their identities, contact persons and purchasing patterns; (E) information regarding the Companies’ respective current or prospective vendors, suppliers, distributors or other business partners; (F) forecasts, projections, budgets and business plans regarding any Company; (G) information regarding the Companies’ respective planned or pending acquisitions, divestitures or other business combinations; (H) Intellectual Property Rights of any Company; (I) technical information, unpublished patent applications, copyright applications, sketches, drawings, blueprints, models, know-how, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae, in each case regarding the Companies’ respective current, future or proposed products or services (including information concerning the Companies’ respective research, experimental work, development, design details and specifications, and engineering); and (J) the terms of the transactions contemplated by this Agreement. “Company Confidential Information” shall not, however, include (i) information that is, was or becomes available to any Seller Restricted Party from a source other than the Companies or their Representatives, provided that such other source is not known by such Person to be in violation of any other obligation of confidentiality or nonuse to a Company in respect of such information, (ii) information that was or becomes available to the public from a source other than any Seller Restricted Party in breach of this Agreement, (iii) information that is independently developed by Seller Restricted Party without the use of or reference to any Company Confidential Information or (iv) information that is or required to be disclosed by applicable Law or order.

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“Company Financial Statements” has the meaning set forth in Section 4.5(a).

“Company Fundamental Representations” means the representations and warranties in Section 4.2, Section 4.3, Section 4.4(i), Section 4.6 and Section 4.11(a).

“Company Group” means each Company collectively.

“Company Group Interests” has the meaning set forth in Section 4.3(a).

“Company Group Member” means any member of the Company Group.

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company Group, taken as a whole.

“Company Released Parties” has the meaning set forth in Section 14.19(b).

“Company Taxes” means (a) any Asset Taxes and (b) any other Taxes imposed on or with respect to any Company (other than Income Taxes with respect to any Pass-Through Tax Return).

“Company Service Provider” has the meaning set forth in Section 4.24(a).

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“Company Transaction Expenses” means, to the extent not paid prior to Closing, the aggregate amount of any and all fees and expenses incurred up to and including the Closing Date by, or paid or to be paid directly by, any Company or any Person that any Company pays or reimburses or is otherwise legally obligated to pay or reimburse (including any such fees, costs and expenses incurred on behalf of Sellers) in connection with the process of selling the Subject Interests or the negotiation, preparation or execution of this Agreement or the Transaction Documents or the performance or consummation of the transactions contemplated hereby or thereby, including (a) all fees, costs and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts or Representatives in connection with the transactions contemplated hereby (including any process run by or on behalf of a Company in connection with such transactions); (b) all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby (including any process run by or on behalf of a Company in connection with such transactions), including those amounts set forth on Schedule 4.6 (such amounts payable under clauses (a) and (b), the “Advisor Expenses”); (c)  any payments made by any Company related to any sale or transaction bonuses, change in control bonuses, severance payments, retention bonuses or other similar compensation and benefits paid or provided to any current or former director, officer, employee or other service provider of any Company that become due and payable solely as a result of or otherwise in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby (excluding any “double-trigger” severance payments or benefits to any Service Provider that become due in connection with a subsequent termination of employment by Purchaser or any of its Affiliates following the Closing); (d) the employer portion of any payroll, social security, unemployment or similar Taxes imposed on any amounts described in clause (c) above, determined as if such amounts were paid in full at Closing; provided, that the amount of any such Taxes shall be computed assuming the social security wage base limitation has been exceeded for purposes of any such Taxes under Section 3111 of the Code; and (e) any assignment or change in control payments or prepayment premiums, penalties, charges or similar fees, costs or expenses that are required to be paid at the time of, or the payment of which would become due and payable as a result of the execution and delivery of this Agreement or the other Transaction Documents or the performance or consummation of the transactions contemplated hereby or thereby; provided however, that the Company Transaction Expenses shall exclude (w) any fees, costs or expenses initiated or otherwise incurred at the written request of the Purchaser, any of its Affiliates or Representatives, (x) any fees, costs or expenses related to any financing activities of Purchaser or its Affiliates in connection with the transactions contemplated hereby, (y) any Transfer Taxes, and (z) any fees and expenses associated with any of the matters set forth on Schedule 4.16.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated July 15, 2024, between FME, FME2, FME3, FMRI, FMRI3, and Franklin Mountain Operating, LLC, a Delaware limited liability company and Cimarex Energy Co., a Delaware corporation.

“Consent” means, other than any Preferential Rights, any consents or similar rights applicable to the Subject Interests that are required in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, the indirect transfer of the Assets to Purchaser).

“Contracting Parties” has the meaning set forth in Section 14.14.

“Contracts” means all contracts, licenses, mortgages, bonds, agreements (including any side letter agreements), or other legally binding arrangements or instruments presently existing to which any Company is a party or by which any Company is bound or to which any of the Assets or the Company Group Interests is subject, but excluding the Leases, the Surface Rights and Rights of Way and any other instrument creating or memorializing the ownership of any Oil and Gas Properties, Surface Rights and Rights of Way included in the Assets (including, but not limited to, term assignments, farmout agreements, farm-in agreement, and any other such agreements).

“Control” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person. The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

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“Cure Period” has the meaning set forth in Section 12.7(a).

“Customary Post-Closing Consents” means consents and approvals from a Governmental Authority for the transfer of the Subject Interests to Purchaser (or the indirect transfer of the Assets to Purchaser) that is customarily obtained after the transfer of similar Interests.

“D&O Indemnified Parties” has the meaning set forth in Section 6.7(a).

“D&O Tail Policy” has the meaning set forth in Section 6.7(c).

“Damages” means, subject to Section 14.12, all liabilities, losses, costs, obligations, expenses, penalties or fines, of whatever kind, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the reasonable costs of investigation and monitoring of such matters, and the reasonable costs of enforcement of the indemnity or investigating, defending or prosecuting any Proceeding, and liabilities, costs, losses and damages for personal injury, death, property damage, environmental damage, or Remediation.

“Debt Financing” means any debt financing incurred, including the public offering or private placement of debt securities, borrowing under revolving, long-term or bridge loans or indirectly through the creation of joint venture participations.

“Debt Financing Source” means, in its capacity as such, any lender or similar debt financing source providing the Debt Financing, if any, and their respective Affiliates and such other agents, arrangers, book runners, lenders, purchasers, equity sponsors or co-investors and other entities or other debt financing sources’ (and their respective Affiliates’) equityholders, members, employees, officers, directors, attorneys, agents, representatives or advisors and any successor or assign of any of the foregoing.

“Defect” means a Title Defect or an Environmental Defect.

“Defect Claim Date” has the meaning set forth in Section 12.6(a).

“Defect Deductible” has the meaning set forth in Section 12.9(d)(iii).

“Defect Dispute” has the meaning set forth in Section 12.10(a).

“Defect Escrow Account” has the meaning set forth in Section 12.10(a).

“Defect Escrow Amount” has the meaning set forth in Section 12.10(a).

“Defensible Title” has the meaning set forth in Section 12.2(a).

“Deposit” has the meaning set forth in Section 2.3.

“Deposit Escrow Account” has the meaning set forth in Section 2.3.

“Disclosure Schedules” means the aggregate of all schedules that set forth exceptions, disclosures, or otherwise relate to or are referenced in any of the representations or warranties set forth in Article III, Article IV or Article V.

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“Dispute Notice” has the meaning set forth in Section 2.7(b).

“DOJ” has the meaning set forth in Section 6.2(d).

“Dollars” means U.S. Dollars.

“Effective Time” means 5:00 a.m., local time at the location of the Assets, on October 1, 2024.

“Effective Time Cash” means all Cash and Cash Equivalents of the Company Group as of the Effective Time.

“Effective Time Indebtedness” means all Indebtedness of the Company Group as of the Effective Time.

“Effective Time Working Capital” means the positive or negative amount of the remainder of (a) the Working Capital Assets minus (b) the Working Capital Liabilities, as measured and determined as of the Effective Time, an example of which is illustrated on Schedule WC.

“Employee Benefit Plan” means any (i) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) or (ii) other compensatory or health or welfare benefit plan, program, policy, agreement or arrangement.

“Employee Retention Credit” means that credit that is claimable by a taxpayer under Section 3134 of the Code.

“Encumbrance” means any lien, mortgage, pledge, charge, collateral assignment, or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Environmental Arbitrator” has the meaning set forth in Section 12.10(c).

“Environmental Consultant” has the meaning set forth in Section 6.1(a).

“Environmental Defect” has the meaning set forth in Section 12.5.

“Environmental Defect Amount” has the meaning set forth in Section 12.9(c).

“Environmental Defect Notice” has the meaning set forth in Section 12.6(c).

“Environmental Defect Property” has the meaning set forth in Section 12.6(c).

“Environmental Defect Threshold” has the meaning set forth in Section 12.9(d)(i).

“Environmental Information” has the meaning set forth in Section 6.1(e).

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“Environmental Laws” means, as the same have been amended as of or prior to the Execution Date, any applicable Law or common law relating to pollution, the protection or restoration of the environment or natural resources including flora and fauna, including any such Law or common law relating to the generation, manufacture, treatment, storage, disposal, use, handling, transportation or Release of any Hazardous Substances, or to exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, and their implementing regulations, along with all similar state or local acts and regulations. The term “Environmental Laws” does not include (a) good, prudent or desirable operating practices or standards that may be voluntarily employed or adopted by other oil and gas well operators or recommended by a Governmental Authority to the extent such practices or standards are not required by Law or otherwise, or (b) the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., as amended, or any other Law governing worker health or safety or workplace conditions, except as they relate to exposure of any person to Hazardous Substances.

“Environmental Liabilities” means any and all Damages, Remediation obligations, liabilities, environmental response costs, costs to cure, costs to investigate or monitor, restoration costs, costs of Remediation or removal, settlements, penalties, and fines arising out of, related to or with respect to any Environmental Laws, Environmental Permits or Third Party claims relating to the environment or Hazardous Substances and which relate to the Assets or the ownership or operation of the same, including (i) any actual or threatened release of Hazardous Substances into the environment or resulting from or attributable to exposure to Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, Release or threatened Release, transport or handling of Hazardous Substances; or (iii) to any other matter, condition or circumstance concerning Environmental Laws, Environmental Permits or the violation of Environmental Laws or Environmental Permits.

“Environmental Permits” means any and all Permits required under Environmental Laws.

“Environmental Proceeding Notice” has the meaning set forth in Section 12.10(c).

“Equityholders” has the meaning set forth in Section 2.8.

“ERISA” mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that, together with any Company, would be treated as a single employer under Section 414 of the Code.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the escrow agreement, dated as of the Execution Date, by and among Purchaser, Seller Representative and the Escrow Agent to establish the Deposit Escrow Account and the Defect Escrow Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

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“Excluded Asset Assignment” means an assignment and conveyance of the Excluded Assets from any Company to Sellers or their respective designees in the form attached hereto as Exhibit C.

“Excluded Assets” means the following: the assets and properties, if any, (a) set forth on Schedule EA; (b) the Excluded Records; (c) the Seller Marks; and (d) any proceeds or earnings with respect to any other Excluded Assets.

“Excluded Records” means: (a) any and all data, correspondence, materials, descriptions and records relating to the auction, marketing, sales negotiation or sale of the Subject Interests or the Assets, including the existence or identities of any prospective inquirers, bidders or prospective purchasers of any of the Assets, any bids received from and records of negotiations with any such prospective purchasers and any analyses of such bids by any Person; (b) corporate, financial, Tax, and legal data and records that relate to the businesses of Sellers or any Affiliate of Sellers other than any Company or their respective businesses or the Assets; (c) legal records and legal files of any Company with respect to or that relate to this Agreement, any Transaction Document or any of their communications prior to the Closing with respect to the transactions contemplated thereby or hereby, including all work product of and attorney-client communications with Sellers’ or any Company’s legal counsel (other than title opinions); (d) all e-mails on the Company Group’s servers and networks and all other electronic files on Company’s Group’s servers and networks related to the Excluded Assets; and (e) any personnel or employee records.

“Excluded Title Defect Properties” has the meaning set forth in Section 12.9(d)(iii).

“Execution Date” has the meaning set forth in Preamble of this Agreement.

“Existing Credit Agreements” means (i) that certain Credit Agreement dated as of July 8, 2021, by and among Franklin Mountain Opportunity Zone Fund, LP, a Delaware limited partnership, FME, FME2, Franklin Mountain Operating, LLC, a Delaware limited liability company, FMEH, FMRI; each of the Lenders from time to time party thereto; and BOKF, NA dba Bank of Texas, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity), as amended, modified, or supplemented, from time to time and (ii) that certain Amended and Restated Credit Agreement dated as of December 21, 2023, is among FMEH2, FME3, FMRI3, Pearl Valley Midstream, LLC, a Delaware limited liability company; each of the Lenders from time to time party thereto; and BOKF, NA dba Bank of Texas, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity), as amended, modified, or supplemented, from time to time.

“Existing Credit Agreement Payoff Amounts” means the total amounts payable pursuant to the Existing Credit Agreements to fully satisfy all principal, interest, fees, costs and expenses owed thereunder as of the anticipated Closing Date, as the same is set forth in the Payoff Letters.

“Final Purchase Price” has the meaning set forth in Section 2.7(b).

“Final Settlement Statement” has the meaning set forth in Section 2.7(a).

“Financial Statements” has the meaning set forth in Section 5.10.

“FME” has the meaning set forth in Recitals of this Agreement.

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“FME2” has the meaning set forth in Recitals of this Agreement.

“FME3” has the meaning set forth in Recitals of this Agreement.

“FMEH” has the meaning set forth in Preamble of this Agreement.

“FMEH2” has the meaning set forth in Preamble of this Agreement.

“FMGP2” has the meaning set forth in Preamble of this Agreement.

“FMRI” has the meaning set forth in Recitals of this Agreement.

“FMRI3” has the meaning set forth in Recitals of this Agreement.

“Fraud” means, with respect to Sellers, any actual and intentional fraud with respect to the making of the representations and warranties of Sellers set forth in Article III or Article IV or any certificate delivered in connection with this Agreement; provided, that such actual and intentional fraud of a Seller shall only be deemed to exist if any such Seller had actual knowledge (as opposed to imputed or constructive knowledge) that such representation was false when made, with the specific intent to induce Purchaser to enter into or consummate the transactions contemplated by this Agreement or the other Transaction Documents and that Purchaser actually relied on such representation or warranty to Purchaser’s detriment.

“FTC” has the meaning set forth in Section 6.2(d).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Gathering System” has the meaning set forth in Section 4.29(a).

“Governmental Authority” means any government or governmental instrumentality, subdivision, court, legislature, administrative agency, regulator, county, city, commission, official or other authority of the United States or any other country or any state, province, territory, prefect, municipality, locality, tribe or other government or political subdivision thereof, any arbitral body (public or private) or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, arbitral, police, regulatory, taxing, importing or other governmental or quasi-governmental authority or any public or private arbitral body.

“Hazardous Substances” means any pollutants, contaminants, substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws due to their hazardous, toxic, dangerous or deleterious properties or characteristics, including, asbestos, Hydrocarbons, produced water, polychlorinated biphenyls, or per- or poly-fluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Clearance” means, with respect to the sale by Sellers of the Subject Interests to Purchaser as contemplated by this Agreement, the expiration or termination of the waiting period under the HSR Act, or the granting of early termination of the waiting period under the HSR Act.

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“HSR Clearance Date” means the date that HSR Clearance occurs.

“Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof, and all minerals, products and substances extracted, separated, processed and produced therefrom or therewith.

“Imaging Review” has the meaning set forth in Section 6.1(a).

“Imbalances” means all Well Imbalances and Pipeline Imbalances.

“Income Taxes” means income, capital gain, franchise and similar Taxes based upon, measured by or calculated with respect to gross or net income, profits, capital or similar measures (or multiple bases, including corporate, franchise, business and occupation, business license or similar Taxes, if gross or net income, profits, capital or a similar measure is one of the bases on which such Tax is based, measured or calculated).

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money (including amounts outstanding under overdraft facilities) or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person, in each case, at the maximum amount payable in respect thereof, (c) indebtedness evidenced by notes, debentures, bonds, debt-like preferred equity security, security agreements or other similar instruments, (d) obligations of such Person to pay the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions, in each case, at the maximum amount payable in respect thereof, (e) reimbursement obligations of such Person in respect of drawn letters of credit (whether or not cash collateralized), performance bonds, bank guarantees, bankers’ acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (f) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, (g) all obligations under any interest rate protection agreements, forward currency exchange agreements, forward contracts or any other interest, currency or commodity hedging, swap or similar arrangements, (h) indebtedness, commitment fees or other obligations of such Person with respect to the Existing Credit Agreements, (i) all accrued but unpaid interest, redemption, breakage costs, or prepayment premiums or penalties, make-whole payments, termination or consent costs and any other fees and expenses relating to any of the foregoing obligations, (j) declared but unpaid distributions, (k) (i) unfunded or underfunded nonqualified deferred compensation obligations of such Person, (ii) severance or other termination-related payments with respect to any terminations of employment or service that occurred prior to the Effective Time for which such Person is liable and that remain unpaid as of the Closing Date, (iii) the amount of all accrued but unpaid bonuses or other discretionary payments to any Company Service Provider for which such Person is liable, and (iv) the employer portion of any employment, payroll or similar Taxes related to any of the foregoing (all calculated as if such amounts were payable in full the Effective Time; provided, that the amount of any such Taxes shall be computed assuming the social security wage base limitation has been exceeded for purposes of any such Taxes under Section 3111 of the Code) and (l) indebtedness of others as described in clauses (a) through (k) above guaranteed, directly or indirectly, by such Person or for which such Person is liable as obligor, surety, by Contract, or otherwise; but Indebtedness does not include any liabilities to the extent included in the determination of Effective Time Working Capital or Company Transaction Expenses. For the avoidance of doubt, all Indebtedness under Existing Credit Agreements shall be included in Indebtedness and shall constitute Indebtedness of the Company Group.

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“Indemnified Person” has the meaning set forth in Section 10.2(a).

“Indemnifying Person” has the meaning set forth in Section 10.2(a).

“Intellectual Property Rights” means intellectual property rights in any of the following to the extent subject to protection under applicable Law: (a) trademarks, service marks, logos and trade names; (b) patents; (c) copyrights; (d) internet domain names and social media accounts; (e) rights of publicity; (f) trade secrets and other proprietary and confidential information; and (g) any registrations or applications for registration for any of the foregoing.

“Interest Reduction” is defined in Section 12.3(a).

“Interests” means, with respect to any Person: (a) capital stock, membership interests, units, partnership interests, other equity interests, rights to profits or revenue and any other similar interest of such Person (including the right to participate in the management and business and affairs or otherwise Control such Person); (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (c) any right (contingent or otherwise) to subscribe for, purchase or otherwise acquire any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means information actually and personally known by such individual without any obligation of inquiry (and shall in no event encompass constructive, imputed or similar concepts of knowledge).

“Lands” is defined in subsection (a) of the definition of “Assets”.

“Laws” means all applicable statutes, laws, ordinances, common laws, treaties, acts, constitutions, regulations, rules, codes, by-law, executive orders, injunctions, judgments, binding decrees, rulings, awards, determinations, directive judgments, stipulation or subpoena, writ, orders or other binding requirements enacted, entered, adopted, issued, made or rendered by any Governmental Authority.

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“Leakage” means any of the following, without duplication, incurred or arising after the Effective Time and on or prior to the Closing, but excluding any Permitted Leakage: (a) any dividend, interest on capital, advance or distribution (whether in cash or in kind) declared, paid or made (whether actual or deemed), or any return of capital (whether by reduction of capital or redemption, amortization or purchase of shares or quotas) or other payment made on any Interests of any Company, by any Company to or on behalf of or for the benefit of, Sellers or any other Affiliate of Sellers (other than a Company), including the Closing distribution pursuant to Section 2.8, but excluding any dividends or distributions of any Excluded Assets; (b) any sale, transfer or surrender of any assets or rights from Sellers or any other Affiliate of Sellers (other than a Company) to any Company; (c) any liabilities assumed, indemnified, guaranteed, incurred or paid by any Company for the benefit of or on behalf of any Seller or any other Affiliate of such Seller (other than the Companies); (d) any waiver, forgiveness or release by any Company of any amount owed to it by (or any right or any claim against) Sellers or any other Affiliate of Sellers (other than a Company); (e) the forgiveness, release, deferral, discount or waiver of any Indebtedness or of any claim of rights outstanding against any Person other than the Company Group; (f) the making of any gift or other gratuitous payment to an officer or director of Sellers or any of their Affiliates; (g) the payment of any Company Transaction Expenses for which a Company is liable, on behalf of Sellers or their Affiliates, or which a Company pays for the benefit of Sellers or their Affiliates prior to the Closing; (h) any costs, expenses or fees with respect to any sale, transfer or surrender of any assets or rights from a Seller or any Affiliate of a Seller (other than the Company Group) to any member of the Company Group; (i) any payments made or agreed to be made in respect of any share capital, loan capital or other securities of the Company Group being issued, redeemed, purchased or repaid, or any other return of capital or otherwise; (j) any amount of general or administrative costs, overhead costs, management costs, fees or expenses or similar amounts that are paid or payable to a Seller or any Affiliate of a Seller (other than a member of the Company Group) or salaries payable to any employee of the Company Group in the ordinary course of business, in each case, to the extent such amounts exceed $1,300,000 per calendar month (pro-rated for partial months); or (k) any agreement or arrangement entered into by any Company to give effect to any matter referred to in clauses (a) through (j) above. Notwithstanding anything to the contrary herein and for the avoidance of doubt, any general and administrative expenses and overhead costs of the Company Group actually incurred between the Effective Time and Closing shall not constitute Leakage hereunder or otherwise result in any downward adjustment to the unadjusted Purchase Price.

“Leases” is defined in subsection (a) of the definition of “Assets”.

“Material Adverse Effect” means, with respect to any Person, any change, circumstance, development, state of facts, effect, or condition that, individually or in the aggregate, (a) has been, or would be reasonably likely to be, materially adverse to the business, liabilities, condition (financial or otherwise) or results of operations or assets of such Person, or (b) materially and adversely affects or delays the ability of such Person to consummate the transactions contemplated hereby or would reasonably be expected to do so; provided, however, that in the case of subsection (a) above, none of the following, either alone or in combination, shall be deemed to constitute or contribute to a Material Adverse Effect, or otherwise be taken into account in determining whether a Material Adverse Effect has occurred or is existing: (i) any change or prospective change in applicable Laws or accounting standards or the interpretation or enforcement thereof first announced or proposed after the Execution Date; (ii) any change in economic, political, or business conditions or financial, credit, debt, or securities market conditions generally, including changes in supply, demand, interest rates, exchange rates, commodity prices (including Hydrocarbons), electricity prices, or fuel costs, sand or proppants; (iii) any legal, regulatory, or other change generally affecting the industries, industry sectors, or geographic sectors of such Person, including any change in the prices of oil, natural gas, or other Hydrocarbon products; (iv) any change resulting or arising from the execution or delivery of this Agreement or the other Transaction Documents, or the announcement or other publicity with respect to any of the foregoing (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, labor unions or regulators); (v) any change resulting or arising from war, hostilities, sabotage, terrorism, or the escalation of any of the foregoing; (vi) any epidemic, pandemic, disease outbreak or other public health crisis or public health event, or the worsening of any of the foregoing; (vii) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business; (viii) seasonal reductions in revenues or earnings of such Person or any of its Subsidiaries in the ordinary course of their respective businesses; (ix) any actions taken or omitted to be taken by a Party at the written direction of the other Party (for the avoidance of doubt any action by, or omission of, a Party for which such Party sought or requested, and the other Party provided, consent shall not be deemed to be “at the written direction of” such Party); or (x) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings, production or other financial or operating metrics for any period (it being understood that the events, changes, circumstances, occurrences or effects giving rise to or contributing to such failure may be deemed to constitute or be taken into account in determining whether there has occurred or would occur a Material Adverse Effect); provided, however, that the exceptions in clauses (i), (ii), (iii), (v) and (vi) above shall apply only to the extent that such changes do not have a disproportionate impact on such Person as compared to other Persons in the oil and gas industry related to similarly situated operations in the geographic region in which the such Person’s assets are located.

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“Material Contracts” has the meaning set forth in Section 4.12(a).

“Material Permit” has the meaning set forth in Section 4.10.

“Mineral Interests” is defined in subsection (d) of the definition of “Assets”.

“MMBtu” means one million (1,000,000) British Thermal Units.

“Net Mineral Acres” means, as computed separately with respect to each Lease identified on Exhibit A-1 (limited to the Target Formation(s)), (a) the gross number of mineral acres in the lands covered by that Lease multiplied by (b) the undivided fee simple mineral interest (expressed as a percentage) in the lands covered by that Lease (as determined by aggregating the fee simple mineral interests owned by each lessor of that Lease in the lands) multiplied by (c) Sellers’ undivided percentage interest that is burdened with the obligation to bear and pay costs and expenses in that Lease; provided that if the items in clause (b) or clause (c) vary as to different tracts or depths covered by such Lease, a separate calculation shall be done for each such tract or depth.

“Net Revenue Interest” means, with respect to the Target Formation(s) of any Lease, Well or Mineral Interest identified on Exhibit A-1, Exhibit A-2, or Exhibit A-3, as applicable, the interest (expressed as a percentage or decimal) in and to all Hydrocarbons produced, saved or sold from or allocated to such Target Formation(s) of such Lease, Well or Mineral Interest, as applicable after giving effect to all Burdens.

“Net Royalty Acres” means, as computed separately with respect to each Mineral Interest identified on Exhibit A-3 (limited to the Target Formation(s)), (a) the number of net mineral acres in the lands covered by that Mineral Interest multiplied by (b) Royalty Rate for such Mineral Interest identified on Exhibit A-3.

“Nonparty Affiliates” has the meaning set forth in Section 14.14.

“NORM” has the meaning set forth in Section 12.11.

“NYSE” has the meaning set forth in Section 5.14(c).

“Oil and Gas Properties” is defined in subsection (c) of the definition of “Assets”.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement thereof, and (d) with respect to any other Person, the organizational, constituent or governing documents or instruments of such Person.

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“Other Indemnitors” has the meaning set forth in Section 6.7(d).

“Outside Date” means thirty (30) days after the Target Closing Date (as such date may be extended pursuant to Section 8.1).

“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.

“Pass-Through Tax Return” means any Tax Return with respect to Income Taxes filed by, or with respect to, a Company for a Tax period ending prior to or including the Closing Date to the extent that (a) such Company is treated as a partnership or pass-through entity for purposes of such Tax Return and (b) the results of the operations reflected on such Tax Return are required to be reported on the Tax Return of Sellers (including, for the avoidance of doubt, IRS Form 1065 and Schedules K-1 and any corresponding state or local Tax Returns).

“Payoff Letters” has the meaning set forth in Section 8.2(f).

“Permits” means federal, state and local government licenses, permits, certificates, tariffs, registrations, franchises, orders, consents, approvals, variances, waivers, exemptions and other authorizations by, or filings with, any Governmental Authority, including those necessary to own or operate the Assets.

“Permitted Encumbrances” has the meaning set forth in Section 12.3.

“Permitted Leakage” means the payments described in Schedule A.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership (general and limited), joint venture, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Phase I Environmental Site Assessment” means an environmental site assessment performed pursuant to ASTM E1527-21 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process or any similar visual environmental assessment; provided that the Phase I Environmental Site Assessment shall not include any sampling, testing, or analysis of soil, groundwater or other environmental media.

“Phase II Environmental Site Assessment” has the meaning set forth in Section 6.1(a).

“Pipeline Imbalance” means any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by the Company Group under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by the Company Group pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

126

“Post-Effective Time Company Taxes” means all Company Taxes allocable to any Post-Effective Time Tax Period, determined in accordance with Section 11.1.

“Post-Effective Time Tax Period” means any taxable period beginning after the Effective Time and the portion of any Straddle Period beginning immediately after the Effective Time.

“Pre-Effective Time Company Taxes” means all Company Taxes allocable to any Pre-Effective Time Tax Period, determined in accordance with Section 11.1.

“Pre-Effective Time Tax Period” means any taxable period ending before the Effective Time and the portion of any Straddle Period ending at the Effective Time.

“Preferential Rights” means all preferential rights, rights or first refusal or other similar rights that are applicable to the direct or indirect transfer of any of the Assets or the Subject Interests that are required in connection with the transactions contemplated by this Agreement.

“Preliminary Settlement Statement” has the meaning set forth in Section 2.6.

“Proceeding” means any action, demand, charge, claim, litigation, suit, investigation (formal or informal), complaint, arbitration, mediation, audit, order, proceeding (including any administrative enforcement proceeding), or government inquiry (whether in Contract, tort or otherwise, whether civil, criminal, administrative, arbitrative or investigative and whether brought at law or in equity); provided that any matters related to pooling orders, spacing orders or other similar administrative proceedings shall not be considered “Proceedings” for purposes of this Agreement.

“Property Costs” means all operating expenses (including costs of insurance, overhead, employees, rentals, shut-in payments, and title examination and curative actions and capital expenditures, and costs of drilling and completing wells, and costs of acquiring equipment) incurred in the ownership and operation of the Assets and overhead costs charged to the Assets under any applicable Contracts, but excluding (without limitation) liabilities, losses, costs, and expenses that are Taxes or attributable to Taxes; provided, however, solely for the purposes of Section 2.4(a)(x)(B) all references in this definition to “Assets” shall be deemed to be references to the “Excluded Assets”.

“Public Announcement Restrictions” has the meaning set forth in Section 6.3(a).

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Financial Statements” has the meaning set forth in Section 6.19(e)(i).

“Purchaser Fundamental Representations” means Section 5.2, Section 5.3, Section 5.4(a) and Section 5.6.

“Purchaser Group” means Purchaser, its Affiliates, and each of their respective officers, directors, employees, agents, advisors and other Representatives.

127

“Purchaser Material Adverse Effect” means, with respect to Purchaser, any change, circumstance, development, state of facts, effect, or condition that, individually or in the aggregate, materially and adversely affects or delays the ability of Purchaser to consummate the transactions contemplated hereby or would reasonably be expected to do so.

“Purchaser Parent” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Parent Common Stock” means shares of Purchaser Parent’s common stock, par value $0.10 per share.

“Purchaser Parent Preferred Stock” has the meaning set forth in Section 5.5(a).

“Purchaser Related Parties” has the meaning set forth in Section 14.20.

“Purchaser Releasing Parties” has the meaning set forth in Section 14.19(a).

“R&W Policy” means the buyer-side representations and warranties insurance policy, in substantially the same form as attached to the binder agreement attached hereto as Exhibit D, to be purchased and bound by Purchaser at the Closing.

“Records” has the meaning set forth in Section 6.9.

“Records Period” has the meaning set forth in Section 6.19(e).

“Reference Price” means $24.45, which represents the volume weighted average sales price as traded on the NYSE of the shares of Purchaser Parent Common Stock calculated for the five (5) trading day period ending on the trading day that is the day before the Execution Date.

“Registration Rights Agreement” has the meaning set forth in Section 8.2(g).

“Related Parties” means, with respect to a Person, such Person’s current and former Affiliates and its and their respective current and former direct and indirect equityholders, members, directors, managers, partners (limited and general), officers, and Controlling Persons.

“Related Party Agreements” means the Contracts entered into between any Company Group Member, on the one hand, and any Seller or its Related Parties (other than the Companies), on the other hand.

“Release” means any releasing, disposing, discharging, discarding, injecting, spilling, leaking, pumping, pouring, leaching, migrating, dumping, emitting, escaping or emptying of any Hazardous Substances into or upon the environment, including any soil, air, sediment, subsurface strata, surface water, groundwater, or drinking water supply.

“Remaining Disputes” has the meaning set forth in Section 2.7(c).

“Remediation” including the correlative terms “Remediate” and “Remediated” means, with respect to an Environmental Defect, the implementation and completion of the lowest cost remedial, removal, response, construction, closure, disposal or other corrective actions, including monitoring, to the extent but only to the extent required by Environmental Laws to remediate, cure, correct or remove such Environmental Defect.

128

“Representatives” means with respect to any Party, (a) partners, employees, officers, directors, members, equity owners and controlling persons of such Party or any of its Affiliates; (b) any investment bank, legal counsel, consultant or authorized agent retained by such Party or the parties listed in subsection (a) above; and (c) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations in connection with the Assets, including any consultant retained by such bank, other financial institution or entity.

“Required Information” means (a) the Company Financial Statements, (b) (i) the unaudited consolidated balance sheets of the Companies as of September 30, 2024 and 2023, prepared in accordance with the requirements of GAAP and (ii) the unaudited consolidated statements of income, members’ equity and cash flows of the Companies for the nine month period ended September 30, 2024 and 2023, in each case, prepared in accordance with the requirements of GAAP, (c) a reserve report relating to the assets of the Company Group as of December 31, 2023 prepared or audited by an independent petroleum engineering firm, and (d) all other financial, operating and oil and gas reserve data and other information relating to the Company Group that is reasonably available to or readily obtainable by the Company Group for periods or as of dates prior to the Closing (i) of the type and form reasonably and customarily included with respect to acquirees in the same business as the Company Group in the documents necessary to execute the Debt Financing or any other offering of securities or that would be reasonably necessary for any Debt Financing Sources, underwriters or initial purchasers to receive customary “comfort” (including “negative assurance” comfort) from independent accountants and independent reserve engineers and customary legal opinions in connection therewith or (ii) that is reasonably necessary for Purchaser to prepare and file historical and pro forma financial statements required by the SEC (including, for the avoidance of doubt, those required to be included in the Current Report on Form 8-K to be filed in connection with the Closing and those required to be included in any registration statement or proxy statement).

“Resolution Period” has the meaning set forth in Section 2.7(b).

“Review Period” has the meaning set forth in Section 2.7(b).

“SEC Documents” has the meaning set forth in Section 5.10(a).

“Securities Act” means the United States Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Seismic License” has the meaning set forth in Section 6.10.

“Seller” has the meaning set forth in the Preamble of this Agreement.

“Seller Fundamental Representations” means the representations and warranties in Section 3.2, Section 3.3, Section 3.4, Section 3.5(a) and Section 3.7.

“Seller Group” means Sellers, their Affiliates (other than the Company Group), and each of their respective officers, directors, employees, agents, advisors and other Representatives.

“Seller Marks” has the meaning set forth in Section 6.12.

“Seller Material Adverse Effect” means, with respect to a Seller, a Material Adverse Effect with respect to such Seller.

129

“Seller Related Parties” has the meaning set forth in Section 14.20.

“Seller Released Parties” has the meaning set forth in Section 14.19(a).

“Seller Releasing Parties” has the meaning set forth in Section 14.19(b).

“Seller Representative” has the meaning set forth in Section 14.21(a).

“Seller Restricted Parties” has the meaning set forth in Section 6.3(c).

“Sellers’ Counsel” has the meaning set forth in Section 14.20.

“Settlement Price” means, (a) in the case of gaseous Hydrocarbons, $2.58/MMBtu, (b) in the case of crude oil, $71.50/Barrel and (c) in the case of condensate, scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline Hydrocarbons, $27.50/Barrel, as applicable.

“Solvent” means, with respect to any particular Person, that: (a) the fair saleable value (determined on a going concern basis) of the assets of such Person will be greater than the total amount of its liabilities; (b) such Person will be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) such Person satisfies statutory requirements with respect to solvency, maintaining adequate capital and similar requirements.

“Special Warranty” has the meaning set forth in Section 4.15.

“Specified Hydrocarbon Deductions” means, with respect to Hydrocarbons, and without duplication, (a) any amounts previously deducted by the applicable payor from the proceeds paid for such Hydrocarbons (if such proceeds have actually been paid to the applicable Company Group Member as of the date of determination) and (b) any express deductions included in determining the applicable Contract price (if any) for such Hydrocarbons as of the date of determination, insofar as such amounts have not been deducted in calculating the Settlement Price, including the amount of all (i) Burdens applicable to such Hydrocarbons, (ii) marketing, transportation fees and other post-production costs charged by Third Parties (other than Taxes) in respect of such Hydrocarbons and (iii) gravity adjustments for which there is no payment to such Company Group Member in connection with the sale of such Hydrocarbons.

“Stock Consideration” has the meaning set forth in Section 2.2.

“Straddle Period” means any Tax period beginning before and ending after the Effective Time.

“Subject Interests” has the meaning set forth in the Recitals of this Agreement.

“Subsidiary” means, with respect to any Person, any other Person Controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Surface Rights and Rights of Way” is defined in subsection (e) of the definition of “Assets”.

“Support Obligations” has the meaning set forth in Section 6.14.

130

“Suspense Funds” means all amounts controlled by the Company and its Affiliates that are held in suspense and are attributable to the Assets (including any such amounts attributable to other Working Interest owners’ interest in the Assets).

“Target Closing Date” has the meaning set forth in Section 8.1.

“Target Formation” means (a) with respect to any Lease, the applicable formation as identified on Exhibit A-1 for such Lease, subject to any limitations set forth therein, (b) with respect to any Well, the currently producing (or capable of producing) formations for such Well, or (c) with respect to any Mineral Interest, the applicable formation as identified on Exhibit A-3 for such Mineral Interest, subject to any limitations set forth therein.

“Tax Allocation” has the meaning set forth in Section 11.6.

“Tax Proceeding” has the meaning set forth in Section 11.7.

“Tax Return” means any return (including any information return and any estimated return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with, or required to be filed with, any Governmental Authority with respect to any Tax.

“Tax Sharing Agreement” means an agreement or arrangement (whether written or oral) that relates to the sharing of, allocation of, apportionment of, or indemnification for Taxes.

“Taxes” means any (a) federal, state, local, provincial, non-U.S., and other taxes, assessments, duties, fees, levies or other charges, in each case, in the nature of a tax (including interest, penalties or additions to tax or additional amounts with respect thereto), whether disputed or not, including, but not limited to net income, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, conveyance, documentary, recording, mortgage, franchise, profits, capital stock, capital gains, net worth, registration, license, service, escheat, unclaimed property, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, windfall profits, fuel, conservation, environmental, production, alternative or add-on minimum, estimated and all other taxes of any kind, whether imposed directly or through withholding; (b) liability for payment of amounts described in clause (a) as a result of transferee or successor liability, or as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (c)  liability for the payment of amounts described in clauses (a) or (b) as a result of any Tax Sharing Agreement.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third-Person Claim” has the meaning set forth in Section 10.2(b).

“Title Arbitrator” has the meaning set forth in Section 12.10(b).

“Title Benefit” has the meaning set forth in Section 12.2(c).

“Title Benefit Amount” means, with respect to each Oil and Gas Property affected by Title Benefits, the amount equal to the increase in the Allocated Value for such Oil and Gas Property caused by such Title Benefits, as determined pursuant to Section 12.9(b) or Section 12.10(b).

131

“Title Benefit Notice” has the meaning set forth in Section 12.6(b).

“Title Benefit Property” has the meaning set forth in Section 12.6(b).

“Title Defect” has the meaning set forth in Section 12.2(b).

“Title Defect Amount” has the meaning set forth in Section 12.9(a).

“Title Defect Notice” has the meaning set forth in Section 12.6(a).

“Title Defect Property” has the meaning set forth in Section 12.6(a).

“Title Defect Threshold” has the meaning set forth in Section 12.9(d)(i).

“Title Proceeding Notice” has the meaning set forth in Section 12.10(b).

“Transaction Documents” means this Agreement and any other documents executed in connection with this Agreement.

“Transfer Agent” means Equiniti Trust Company.

“Transfer Taxes” has the meaning set forth in Section 11.5.

“Transition Services Agreement” has the meaning set forth in Section 8.2(b).

“Treasury Regulations” means the final, temporary, and proposed United States Department of the Treasury regulations promulgated under the Code.

“U.S.” means the United States of America.

“Units” is defined in subsection (c) of the definition of “Assets”.

“VDR” means that certain virtual data room, established by Sellers and hosted by Jefferies Group LLC, with a URL of https://secure.smartroom.com/app/main/#/Smart2276024.

“WARN Act” has the meaning set forth in Section 4.24(b).

“Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of the Company Group therein and the shares of production from the relevant Well to which the Company Group are entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead.

“Wells” is defined in subsection (b) of the definition of “Assets”.

“Working Capital Assets” means the current assets of the Company Group as of the Effective Time (excluding all Cash and Cash Equivalents), each determined in accordance with the Accounting Principles but excluding any (i) current or deferred Tax assets and (ii) current assets constituting Excluded Assets.

“Working Capital Liabilities” means the current liabilities of the Company Group as of the Effective Time, each determined in accordance with the Accounting Principles but excluding any (a) current or deferred Tax liabilities, (b) plugging and abandoning or asset retirement obligations, (c) Environmental Liabilities, (d) Company Transaction Expenses, (e) Indebtedness or (f) any insurance premiums attributable to the insurance policies held by the Company Group. For the avoidance of doubt, revenue payables and Suspense Funds shall be considered Working Capital Liabilities.

132

“Working Capital Shortfall” means the amount by which the Effective Time Working Capital is less than the Working Capital Target.

“Working Capital Surplus” means the amount by which the Effective Time Working Capital is greater than the Working Capital Target.

“Working Capital Target” means $0.00.

“Working Interest” means, with respect to the Target Formation(s) of any Well identified on Exhibit A-2, the interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations for such Well with respect to such Target Formation(s), but, in each case, without regard to the effect of any Burdens.

****

133

Exhibit A-1

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

LEASES

[See Attached.]

Exhibit A-2

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

WELLS

[See Attached.]

Exhibit A-3

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

MINERAL INTERESTS

[See Attached.]

Exhibit A-4

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

SURFACE RIGHTS AND RIGHTS OF WAY

[See Attached.]

Exhibit A-5

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

GATHERING SYSTEMS

[See Attached.]

Exhibit B

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

FORM OF ASSIGNMENT AGREEMENT

[See Attached.]

Exhibit C

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

FORM OF EXCLUDED ASSET ASSIGNMENT

[See Attached.]

Exhibit D

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

R&W POLICY AND BINDER AGREEMENT

[See Attached.]

Exhibit E

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

FORM OF TRANSITION SERVICES AGREEMENT

[See Attached.]

Exhibit F

To that certain Membership Interest Purchase Agreement dated November 12, 2024, by and among Franklin Mountain Energy Holdings, LP, Franklin Mountain Energy Holdings 2, LP, and Franklin Mountain GP2, LLC, as Sellers, and Cimarex Energy Co., as Purchaser, Coterra Energy Inc., as Purchaser Parent, and Franklin Mountain Energy Holdings, LP., as Seller Representative

FORM OF REGISTRATION RIGHTS AGREEMENT

[See Attached.]

Exhibit Version
STRICTLY CONFIDENTIAL

Exhibit F

FORM OF REGISTRATION RIGHTS AGREEMENT

among

COTERRA ENERGY INC.

and

THE STOCKHOLDERS NAMED HEREIN

Dated as of [●]

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [●] (this “Agreement”), among Coterra Energy Inc., a Delaware corporation (the “Company”), and the stockholders set forth on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company, Cimarex Energy Co., a Delaware corporation (the “Purchaser”), and the Sellers are parties to that certain Membership Interest Purchase Agreement, dated as of [●], 2024 (the “Purchase Agreement”), pursuant to which the Purchaser will acquire the Subject Interests (the “Transaction”);

WHEREAS, in accordance with Section 2.2(b) of the Purchase Agreement, at the Closing and as partial consideration for the Subject Interests, the Company is issuing [●] shares of Common Stock in the aggregate to the Sellers (the “Shares”);

[WHEREAS, substantially concurrently with the execution and delivery hereof, the Sellers have effected a distribution of [all] [a portion of] the Stock Consideration to the Stockholders in accordance with Section 2.8 of the Purchase Agreement;]1

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Stockholders pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Company and the Sellers under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article 1

DEFINITIONS

Section 1.1            Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, the term “control” including the correlative terms “controlling,” “controlled by” and “under common control with,” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

1 Note to Draft: To be updated to reflect any distribution of the Shares.

1

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

“Closing” has the meaning specified in the Purchase Agreement.

“Closing Date” has the meaning specified in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.10 per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effective Date” means the date of effectiveness of a Shelf Registration Statement filed pursuant to Section 2.1(a).

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Laws” has the meaning set forth in the Purchase Agreement.

“Legend Removal Documents” has the meaning specified therefore in Section 2.12.

“Lock-Up Period” has the meaning specified therefor in Section 2.4.

“Losses” has the meaning specified therefor in Section 2.8(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

2

“Other Holder” has the meaning specified in Section 2.2(b).

“Permitted Transfer” has the meaning specified therefor in Section 2.4.

“Permitted Transferee” has the meaning specified therefor in Section 2.4.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchaser” has the meaning specified therefor in the Recitals of this Agreement.

“Registrable Securities” means (a) the Shares and (b) any shares of Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Expenses” has the meaning specified therefor in Section 2.8(a).

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b).

“SEC Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Sellers” has the meaning specified in the Purchase Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shares” has the meaning specified therefor in the Recitals of this Agreement.

3

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Stock Consideration” has the meaning set forth in the Purchase Agreement.

“Stockholder” or “Stockholders” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Subject Interests” has the meaning set forth in the Purchase Agreement.

“Transaction” has the meaning specified therefor in the Recitals of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks. For the avoidance of doubt, any offering or sale of Common Stock by the Company pursuant to an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act shall not be considered an Underwritten Offering hereunder.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2            Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has become or been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of SEC Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries; and (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

4

Article 2

REGISTRATION RIGHTS

Section 2.1            Shelf Registration.

(a)           Shelf Registration. Within 120 days following the Closing Date, the Company shall prepare and file a Shelf Registration Statement under the Securities Act covering all Registrable Securities. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as reasonably practicable after the date of filing of such Shelf Registration Statement but in any event on or prior to the earlier of (i) 30 days after the initial filing of a Shelf Registration Statement or (ii) 180 days following the Closing Date. The Company will use its commercially reasonable efforts to cause such Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding or (iii) three years from the Effective Date (the “Effectiveness Period”). A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that if the Company is a WKSI at the time a Shelf Registration Statement is required to be filed hereunder, such Shelf Registration Statement shall be filed as an Automatic Shelf Registration Statement. A Shelf Registration Statement when declared or becoming effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made).

(b)           Resale Registration Opt-Out. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to the Company requesting that such Holder not be included in a Shelf Registration Statement filed pursuant to Section 2.1(a). Following receipt of a Resale Opt-Out Notice from a Holder, the Company shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.

(c)           Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may delay the filing of a Shelf Registration Statement required by Section 2.1(a) and may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in its reasonable and good faith judgment that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the reasonable and good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement under this Section 2.1(c) more than twice in any 365-day period and for a period that exceeds an aggregate of 120 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

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Section 2.2            Piggyback Registration.

(a)           Participation. If the Company proposes to file (i) a registration statement under the Securities Act providing for the public offering of Common Stock, for its own account or for the account of a selling stockholder, for sale to the public in an Underwritten Offering, excluding a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public, or (ii) a prospectus supplement to an effective Shelf Registration Statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement, then, in each case with respect to an Underwritten Offering of Common Stock, the Company will notify each Holder of the proposed filing and afford each Holder an opportunity to include in such Underwritten Offering all or any part of the Registrable Securities then held by such Holder (the “Included Registrable Securities”) that may properly be offered on such registration statement (a “Piggyback Registration”). Each Holder of Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution of Common Stock until such time as the Underwritten Offering contemplated by such notice has been publicly announced or abandoned (notice of which, in the latter case, will be provided promptly to such Holder). Each Holder desiring to include in such Piggyback Registration all or part of such Registrable Securities held by such Holder that may be included in such Piggyback Registration shall, within three Business Days after receipt of the above-described notice from the Company in the case of a filing of a registration statement and within two Business Days after the day of receipt of the above-described notice from the Company in the case of a filing of a prospectus supplement to an effective Shelf Registration Statement with respect to a Piggyback Registration, so notify the Company in writing, and in such notice shall inform the Company of the number of shares of Registrable Securities such Holder wishes to include in such Piggyback Registration and provide the Company with such information with respect to such Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities Laws. If no request for inclusion from a Holder is received within the time period specified in this Section 2.2(a), such Holder shall have no further right to participate in such Piggyback Registration. For the avoidance of doubt, the Company shall not be required to register any Registrable Securities upon the request of any Holder pursuant to a Piggyback Registration, or to permit the related prospectus or prospectus supplement to be used, in connection with any offering or transfer of Registrable Securities by a Holder other than pursuant to an Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a).

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(b)           Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advise the Company that the total shares of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

(c)           General Procedures. In connection with any Underwritten Offering, the Company shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3            Sale Procedures. In connection with its obligations under this Article 2, the Company will, as promptly as practicable:

(a)           subject to Section 2.1(c), prepare and file with the Commission, without the need for a request by the Holders, such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

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(b)           furnish to each Selling Holder such numbers of copies of such Shelf Registration Statement, each amendment and supplement thereto, each prospectus (including each preliminary prospectus and prospectus supplement) and such other documents as such Selling Holder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities covered by such Shelf Registration Statement;

(c)           promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, in each case other than an Automatic Shelf Registration Statement, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(d)           use its reasonable best efforts to register and qualify the Registrable Securities covered by a Shelf Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders, including registration with or approval by such governmental agencies or authorities as may be necessary to enable the Selling Holders to consummate the disposition of Registrable Securities; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)           as promptly as practicable, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of (but not the nature or details concerning) any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, in each case, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice but subject to Section 2.1(c), the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(f)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such registration statement, which earnings statement shall satisfy the provisions of Section l1(a) of the Securities Act and Rule 158 promulgated thereunder;

(g)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h)           use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities pursuant to the Shelf Registration Statement; and

(i)           provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

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Section 2.4            Lock-Up. From the Closing Date to the date that is 180 days after the Closing Date (the “Lock-Up Period”), each Holder agrees that it shall not offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such transfer, without, in each case, the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion; provided, however, such Holder may, without the Company’s consent, transfer or assign any shares of Common Stock to any of its Affiliates (each such person, a “Permitted Transferee” and such transfer or assignment a “Permitted Transfer”); provided, further, that at the time of and as a condition to any Permitted Transfer, each Permitted Transferee shall execute a joinder to this Agreement agreeing to be bound by the terms hereof with respect to the Common Stock transferred or assigned in such Permitted Transfer. Notwithstanding the foregoing, each Holder may (a) sell shares of Common Stock purchased by such Holder on the open market; (b) effectuate a distribution of all or part of the its shares of Common Stock to one or more of its equity owners, which may in turn distribute such shares of Common Stock to the limited partners or beneficial owners of such equity owners; and (c) transfer shares of Common Stock: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes; (ii) by will or intestacy; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Section 2.4, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin); (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; (vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; and (vii) to any investment fund or other entity controlled or managed by the undersigned; provided, however, that in the case of any transfer or distribution pursuant to clauses (b) or (c)(i) through (c)(vii) above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee must sign and deliver a lock-up agreement to the Company substantially in the form of this Section 2.4 for a period not to exceed the Lock-Up Period.

Section 2.5            Restrictions on Public Sale by Holders of Registrable Securities. To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of such Underwritten Offering, provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any Affiliate of the Company on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 2.5 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.5 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

Section 2.6            Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article 2 of this Agreement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

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Section 2.7            Expenses.

(a)           Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1 or a Piggyback Registration pursuant to Section 2.2, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, including, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)           Expenses. The Company will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement or a Piggyback Registration, whether or not any sale is made pursuant to such Shelf Registration Statement or Piggyback Registration. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.8            Indemnification.

(a)           By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing expressly for inclusion in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable.

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(b)           By Each Selling Holder. Each Selling Holder agrees to, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto.

(c)           Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

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(d)           Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9            Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Stockholders by the Company under this Article 2 may be transferred or assigned by the Stockholders only to one or more transferee(s) or assignee(s) of such Registrable Securities who are Permitted Transferees of such Stockholder. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of such Stockholder under this Agreement.

Section 2.10            Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 2.11            Resale of Securities.

With a view to making available to each Holder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall use commercially reasonable efforts to:

(a)           make and keep available adequate current public information, as those terms are understood and defined for purposes of SEC Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act from and after the date hereof; and

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(c)           furnish to the Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144; (ii) unless otherwise available electronically at no additional charge via the SEC’s EDGAR system or the Company’s website, a copy of the most recent annual or quarterly report of the Company; and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

Section 2.12            Company Obligations Regarding Transfer. The restrictive legend on any Shares covered by this Agreement shall be removed if (i) such shares are sold, distributed or otherwise transferred pursuant to an effective registration statement under the Securities Act in accordance with the plan of distribution described therein, (ii) such shares may be sold by the applicable Holder free of restrictions without regard to SEC Rule 144(b) (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under SEC Rule 144), or (iii) such shares are being sold, assigned or otherwise transferred pursuant to SEC Rule 144; provided that with respect to clause (ii) or (iii) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 2.11 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 2.12, provided that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder.

Article 3

MISCELLANEOUS

Section 3.1            Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, e-mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)           If to any Stockholder, to the address under such Stockholder’s name on the signature pages hereto.

(b)           If to the Company:

Coterra Energy Inc.

Three Memorial Plaza

800 Gessner Road, Suite 1400

Houston, TX 77024

Attn:	Corporate Secretary
Adam M. Vela
Email:	corporatesecretary@coterra.com
adam.vela@coterra.com

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with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention:	Rahul D. Vashi
Tull R. Florey
Hillary H. Holmes
E-mail:	rvashi@gibosndunn.com
tflorey@gibsondunn.com
hholmes@gibsondunn.com

or, if to a transferee of a Stockholder, to the transferee at the address provided pursuant to Section 2.9. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3            Assignment of Rights. All or any portion of the rights and obligations of the Stockholders under this Agreement may be transferred or assigned by the Stockholders only in accordance with Section 2.9.

Section 3.4            Recapitalization (Exchanges, etc. Affecting the Common Stock). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5            Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Texas state or federal court sitting in Harris County, Texas (or, if such court lacks subject matter jurisdiction, in any appropriate Texas state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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Section 3.6            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Any party’s delivery of an executed counterpart signature page by email is as effective as executing and delivering this Agreement in the presence of the other parties. No party shall be bound until such time as all of the parties have executed counterparts of this Agreement. .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 3.7            Governing Law, Submission to Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined any Texas state or federal court sitting in Harris County, Texas (or, if such court lacks subject matter jurisdiction, in any appropriate Texas state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any objection it may now or hereafter have to the laying of venue of any such action, suit, or proceeding in any of the aforesaid courts, (ii) any claim it may now or hereafter have that any such action, suit, or proceeding has been brought in an inconvenient forum and (iii) the right to object, in connection with such action, suit, or proceeding, that any such court does not have any jurisdiction over such party.

Section 3.8            Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 3.9            Severability of Provisions. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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Section 3.10          Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

Section 3.11          Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of the Company and a majority of Holders.

Section 3.12          No Presumption Against the Drafting Party. Each of the Company and the Stockholders acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 3.13          Interpretation. When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience or reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COTERRA ENERGY INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

[STOCKHOLDER][2]

By:
Name:
Title:

Address: [•]
Attention: [•]
Email: [•]

2 Note to Draft: Signature page to be duplicated for each Stockholder.

[Signature Page to Registration Rights Agreement]